EXHIBIT (c)(xi)

Queensland Sustainability Report 2024

EXPLANATORY NOTE

This exhibit contains various website links and addresses. The information contained on or linked to or from any of the website links or addresses is not incorporated by reference into this filing and should not be considered part of this filing.

FORWARD-LOOKING STATEMENTS

This exhibit contains forward-looking statements. Statements that are not historical facts, including statements about the State of Queensland’s (the “State” or “Queensland”) beliefs and expectations, are forward-looking statements. These statements are based on current plans, budgets, estimates and projections and therefore you should not place undue reliance on them. The words “believe”, “may”, “will”, “should”, “estimate”, “continue”, “anticipate”, “intend”, “expect”, “forecast” and similar words are intended to identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and neither the Queensland Treasury Corporation nor the State undertake any obligation to update publicly any of them in light of new information or future events.

Forward-looking statements are based on current plans, estimates and projections and, therefore, undue reliance should not be placed on them. Although the Queensland Treasury Corporation and the State believe that the beliefs and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such beliefs and expectations will prove to have been correct. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

A number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. Factors that could cause the actual outcomes to differ materially from those expressed or implied in forward-looking statements include:

•	the international and Australian economies, and in particular the rates of growth (or contraction) of the State’s major trading partners;

•	the effects, both internationally and in Australia, of any economic downturn, as well as the effect of ongoing economic, banking and sovereign debt risk;

•	the effect of natural disasters, epidemics and geopolitical events, such as the Russian invasion of Ukraine and the Israel-Hamas conflict;

•	increases or decreases in international and Australian domestic interest rates;

•	changes in and increased volatility in currency exchange rates;

•	changes in the State’s domestic consumption;

•	changes in the State’s labor force participation and productivity;

•	downgrades in the credit ratings of the State or Australia;

•	changes in the rate of inflation in the State;

•	changes in environmental and other regulation; and

•	changes in the distribution of revenue from the Commonwealth of Australia Government to the State.

(c)(xi)-1

QUEENSLAND
SUSTAINABILITY REPORT
2024

Queensland Government

QUEENSLNAD SUSTAINABILITY REPORT 2024

© The State of Queensland (Queensland Treasury) 2024

Copyright

This publication is protected by the Copyright Act 1968 (Cth)

Licence

This document is licensed by the State of Queensland (Queensland Treasury) under a Creative Commons Attribution (CC BY 4.0) International licence. In essence, you are free to copy, communicate and adapt this publication, as long as you attribute the work to the State of Queensland (Queensland Treasury). To view a copy of this licence, visit http://creativecommons.org/licenses/by/4.0/

Attribution

Content from this publication should be attributed to: © The State of Queensland (Queensland Treasury) - 2024 Queensland Sustainability Report.

Translating and interpreting assistance

The Queensland Government is committed to providing accessible services to Queenslanders from all cultural and linguistic backgrounds. If you have difficulty in understanding this publication, you can contact us on telephone (07) 3035 3503 and we will arrange an interpreter to effectively communicate the report to you.

September 2024	Page | 2

Contents

Acknowledgement of Country	4

Message from the Deputy Premier, Treasurer and Minister for Trade and Investment	5

Welcome to the 2024 Queensland Sustainability Report	6

Queensland’s approach to managing sustainability risks	8

Sustainability - Management	8

Sustainability - Strategy	10

Sustainability - Risk management	13

Sustainability - Metrics and targets	13

Environment	14

Environmental - management	14

Climate change	15

Climate change - Management	15

Climate change - Strategy	16

Climate change - Policy response	19

Climate change - Risk management	33

Climate change - Metrics and targets	34

Natural capital	35

Natural capital - Management	35

Natural capital - Strategy	35

Natural capital - Policy response	37

Natural capital - Risk management	47

Natural capital - Metrics and targets	47

Social	48

Social - Management	48

Social - Strategy	49

Social - Policy response	51

Social - Risk management	66

Social - Metrics and targets	66

Governance	67

Economic and Fiscal - Management	67

Economic and Fiscal - Strategy	67

Economic and Fiscal - Policy response	69

Economic and Fiscal - Risk management	71

Economic and Fiscal - Metrics and targets	71

Appendix A: Datasets	72

Appendix B: Ministers and responsibilities	96

Appendix C: Supporting Information	104

September 2024	Page | 3

Acknowledgement of Country

September 2024	Page | 4

Message from the Deputy Premier, Treasurer and Minister for Trade and Investment

The 2024 Queensland Sustainability Report is a demonstration of the Queensland Government’s continuing commitment to environmental protection, human rights and responsible governance.

Since the release of the 2023 Queensland Sustainability Report, the Queensland Government has legislated a new emissions target - 75 per cent by 2035 below 2005 levels under the Clean Economy Jobs Act 2024 (Qld). This includes legislating the existing targets to achieve a 30 per cent reduction below 2005 levels by 2030 and net zero emissions by 2050. The legislation of our greenhouse gas emission reduction targets provides clarity to industry, investors, Queenslanders, and the international community.

The Queensland Sustainability Report outlines the Queensland Government’s strategic priorities in managing sustainability risks and opportunities as well as key policies being implemented to build a resilient and sustainable future for Queensland. The report showcases Queensland’s progress towards this future and provides essential data on key sustainability policy responses, reflecting the government’s dedication to transparency and accountability.

I endorse this report and extend my gratitude to Queensland Treasury and all government agencies involved in its preparation.

By providing enhanced reporting we work towards achieving a better understanding of challenges and translate targets into concrete action for all Queenslanders and our global partners.

The Honourable Cameron Dick MP Deputy Premier, Treasurer and Minister for Trade and Investment

September 2024	Page | 5

Welcome to the 2024 Queensland Sustainability Report

The Queensland Government is committed to providing up to date financial and non-financial information related to sustainability management, reinforcing accountability to the community and stakeholders.

By upholding transparent reporting practices, the Queensland Sustainability Report endeavours to support a continuous journey towards a sustainable and resilient future.

This report should be read in conjunction with the Report on State Finances of the Queensland Government (ROSF) for a comprehensive view of the financial operations and performance of the Queensland Government.

Reporting approach

This report provides information on the Queensland Government’s overall approach to managing sustainability risks by addressing key risk factors of Environment, Social and Governance (ESG).

The government’s approach to managing sustainability risks is set out using four key areas comprising management, strategy, risk management as well as metrics and target setting. Focusing on these areas shows how sustainability risks are embedded into strategy and risk management practices, and how policies, systems and processes are being developed in response.

This report has been prepared to:

●	Outline the Queensland Government’s approach to managing sustainability risks and opportunities, including governance structures supporting policy, oversight, and implementation.
●	Provide information on the Queensland Government’s major commitments and policies, addressing sustainability risks and opportunities.
●	Describe how the Queensland Government measures, monitors, and manages sustainability risks and opportunities.

The 2024 Queensland Sustainability Report has been developed with reference to emerging best practice within Australia and internationally. Development of the report has taken into consideration the International Financial Reporting Standards (IFRS) S1 General Requirements for Disclosure of Sustainability-related Financial Information and S2 Climate-related Disclosures.1,2

Appendix A: Datasets provides time series sustainability data on the State of Queensland compiled by the Queensland Government Statistician’s Office. This data has been prepared to assist the reader to verify the effectiveness of key policy responses.

Appendix B: Ministers and responsibilities provides a list of Ministers and their responsibilities.

Appendix C: Supporting information provides a consolidated list of the sources of the data provided in this report, supporting transparency and accessibility.

Feedback

The Queensland Government acknowledges its role in actively managing sustainability risks and opportunities and is committed to ongoing improvements to its sustainability reporting. It welcomes the opportunity to engage with stakeholders on the state’s approach to reporting on sustainability risks and opportunities, and to inform future focus areas. For more information, please contact info@treasury.qld.gov.au

September 2024	Page | 6

QUEENSLAND SNAPSHOT

5.5m people

IN 2022-23 **A$503.4B** Gross State Product (GSP)

AREA OF **1,727,000km²**

Progress towards legislated emissions targets

Historic
Targets
Net CO2-e emissions (Mt)
200
150
100
50
0
2005
2017
2018
2019
2020
2021
2022
2030
2035
2050
0
ZERO net emissions
2030: 30% emissions reduction target
2035: 75% emissions reduction target
2050: Zero Net Emissions

Queensland economic output by industry#

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Mining (11.4%)
Ownership of dwellings (9.0%)
Construction (8.9%)
Health care & social assistance (8.1%)
Manufacturing (6.5%)
Professional, scientific & technical services (6.3%)
Financial & insurance services (5.8%)
Public administration & safety (5.7%)
Education & training (5.3%)
Transport, postal & warehousing (5.3%)
Retail trade (4.7%)
Wholesale trade (3.6%)
Administrative & support services (3.2%)
Electricity, gas, water & waste services (3.2%)
Rental, hiring & real estate services (3.1%)
Agriculture, forestry & fishing (2.9%)
Accommodation & food services (2.7%)
Other services (2.1%)
Information media & telecommunications (1.5%)
Arts & recreation services (0.8%)

Progress towards legislated renewables targets

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2018-19
2019-20
2020-21
2021-22
2022-23
Renewable energy as per cent of total energy consumed in Queensland (per cent)
50% renewable energy target by 2030
70% renewable energy target by 2032
80% renewable energy target by 2035

Government revenues#

(General Government Sector) 2022-23

Grants revenue 42.7%
Taxation revenue 22.9%
Other revenue 22.4%*
Sales of goods and services 7.2%
Interest income 3.6%
Dividend and income tax equivalent income 1.1%

Government operating expenditure#

(General Government Sector) 2022-23

Health 31.4%
Education 24.4%
Transport 10.6%
Public order and safety 8.9%
Social protection 8.4%
General public services 8.1%
Economic affairs 3.5%
Housing and community amenities 2.1%
Recreation, culture and religion 1.4%
Environmental protection 1.2%

Government capital expenditure#

(General Government Sector) 2022-23

Transport 54.9%
Health 15.8%
Education 13.6%
Public order and safety 5.7%
Housing and community amenities 4.6%
General public services 2.6%
Recreation, culture and religion 0.8%
Social protection 0.8%
Environmental protection 0.8%
Economic affairs 0.2%

#: Average share of nominal output by industry over the past decade. Not all numbers will sum to 100% due to rounding.

*: Other revenues includes Royalties and Land Rents which make up 20.5% of total revenues, Page 5-21, 2022-23 Report on State Finances of the Queensland Government – 30 June 2023,3. Over the previous decade to 2021-22, Royalties and Land Rents represented 7.1% of total revenue.

Sources are available from Endnote:4

September 2024	Page | 7

Queensland’s approach to managing sustainability risks

The State of Queensland represents a vast range of activities, resources, and relationships. As the state responds to a changing world, the interaction between these networks, including upstream and downstream activities, can create sustainability related risks and opportunities.

The Queensland Government is responsible for managing sustainability risks and opportunities likely to impact the economy, community, and state finances. Robust governance practices underpin the government’s approach to understanding and managing sustainability risks and opportunities, and becoming a low carbon, resilient and sustainable economy.

Sustainability - Management

This section describes the governance processes, controls, and procedures for managing sustainability related risks by detailing the governance framework and key responsibilities.

The Queensland Government is founded on the principles of the Westminster system, a representative democracy, supported by institutions and conventions including:

●	the Constitution of Queensland
●	elections and the peaceful transfer of power
●	separation of powers between the legislature, executive and judiciary
●	the Queensland Parliament.

Figure 1 highlights that the Executive Government acts on the advice of the Ministry (Cabinet) which is responsible for the development and coordination of the Government’s policies, led by the Premier of Queensland. The State Cabinet is collectively responsible to the Queensland Parliament in its role to represent the people of Queensland. Individual Ministers are responsible to Parliament for the administration of their portfolios and as members of the State Cabinet. Each Minister plays a crucial role in the policy and decision-making process central to government action.

Cabinet holds primary responsibility for overseeing the management of sustainability-related risks and opportunities, including climate, natural and social capital. It is responsible for making decisions and setting priorities for the Queensland Government, which underpin the approach to managing sustainability risks and opportunities as the state transitions to a net-zero emissions economy. Cabinet is accountable for the establishment of key metrics and targets concerning sustainability risks and opportunities as well as the monitoring of progress in achieving these targets.

Cabinet meetings are held weekly or as determined by the Premier. To ensure greater regional access and consultation with government, Cabinet meetings are also conducted in various regional centres throughout the state. The Regional Community Forums program, established in 2019, aims to strengthen partnerships with regional Queensland and foster community involvement.5

The Premier of Queensland determines the responsibilities of Cabinet Ministers which are outlined in Administrative Arrangements Orders6 and Ministerial Charter Letters.7

Under the Public Sector Act 2022 (Qld), Ministers may appoint a chief executive of a department as the accountable officer whose responsibility includes ensuring the operations of the department or statutory body within their portfolio are carried out effectively, efficiently and economically. Ministers work with the appointed heads of these agencies to implement government policy and support agencies to meet their goals and purposes. The management of risks is embedded in the Financial Accountability Act 2009 (Qld).

Under the Constitution of Queensland 2001 (Qld), the Queensland Parliament operates on a fixed four year term electoral cycle, which means that ordinary State general elections are held on the last Saturday in October, in the fourth calendar year after the last general election (Constitution of Queensland 2001 (Qld), section 19B).8 The next State general election is scheduled for Saturday, 26 October 2024. The party or coalition of parties who have the support of the majority of members elected to the Queensland Parliament following the State general election will form government and establish the Executive Government and State Cabinet.

September 2024	Page | 8

Figure 1: Structure of the Queensland Government9

September 2024	Page | 9

Sustainability - Strategy

A sustainability strategy identifies significant sustainability risks and opportunities and describes how these are addressed.

The Queensland Government is committed to integrating sustainability considerations into its decision-making processes to support communities now and in the future. There is a focus on taking positive action to enhance health and education, while achieving sustainable economic growth without compromising Queensland’s ecosystems and environment. Queensland’s sustainability priorities (Figure 2) outline the areas of focus of the Queensland Government with respect to material sustainability risks that may impact the community, economy, and government. The establishment of sustainability priorities embeds these considerations into policy and budget settings along with promoting sustainable economic growth and the development of better communities. The government is taking proactive actions and investments to enhance Queensland’s position as a preferred investment location.

Figure 2: Queensland’s sustainability priorities 10

Queensland’s sustainability risks and opportunities

The Queensland Government has identified material sustainability risks and opportunities relating to the priorities which are summarised in Figure 3, alongside actions to address and manage such risks and opportunities.

September 2024	Page | 10

Figure 3: Sustainability priorities, risks, impacts and actions

September 2024	Page | 11

Strong economic outcomes provide government with the fiscal capacity to take positive actions and deliver targeted investment in climate change transition, social services and reforms that strengthen communities and support vulnerable Queenslanders. Responding to the sustainability priorities, the Queensland Government is implementing an economic strategy focused on both traditional and emerging industries, aiming to develop supply chains, sustain growth towards a low emissions future, and leverage Queensland’s strengths and opportunities leading up to the Brisbane 2032 Olympic and Paralympic Games (Figure 4).

The Clean Economy Jobs Act 2024 (Qld) legislates Queensland’s emissions reduction targets of 30% below 2005 levels by 2030, 75% below 2005 levels by 2035 and net zero emissions by 2050. The legislation gives clarity to industry, Queenslanders, and the international community. The legislation establishes a framework for accountability and action by including an expert panel who will provide advice to government on how Queensland can reduce emissions and transition to a clean economy future.11

The Queensland’s 2035 Clean Economy Pathway12 outlines how Queensland will achieve 75% remissions reduction target.

The Energy (Renewable Transformation and Jobs) Act 2024 (Qld) outlines the renewable energy targets for Queensland, that by 2030 50% of the electricity generated in Queensland is generated from renewable energy sources, by 2032 70% and by 2035 80% respectively.

Figure 4: Queensland’s economic strategy13

The Government’s actions are further reinforced by a commitment to transparent reporting on progress towards an equitable, net-zero, and sustainable future. Accurate and reliable information regarding sustainability risks and opportunities is crucial as these factors directly impact the achievement of the government’s objectives.

September 2024	Page | 12

Sustainability - Risk management

Sustainability risk management describes the processes used to identify, assess, prioritise and monitor sustainability risks and opportunities.

Sustainability risk management and reporting is a strategic imperative for the state, with a core focus on increased transparency. This is underpinned by the state’s fiscal strategy and financial risk management framework. Within this framework, sustainability risks are recognised, captured and managed as strategic risks within government operations. This approach facilitates the identification, assessment, and mitigation of sustainability risks, safeguarding the state’s interests and supporting the sustainable development of the State of Queensland. Figure 5 sets out the key elements of the government’s risk management controls.

Figure 5: Risk management controls

Measure	Description

Financial Accountability Act 2009 (Qld)[14]

●   Establishes the government’s risk management framework, promoting effective risk management.

●   Requires each agency to establish and maintain internal controls and an audit function to provide reasonable assurance that the agency is operating efficiently, effectively and economically and that risk management controls are in place.

A Guide to Risk Management[15]

●   Supports the requirements of the Financial Accountability Act 2009 (Qld), providing the minimum principles and procedures to encourage best practice. The guide is consistent with the principles set out in AS/NZS ISO 31000:2018 Risk management - Principles and Guidelines.

Departmental Directors-General and agency accountable officers[16]

●   Hold responsibility for effective risk management, including maintaining an agency governance and risk management framework.

●   This responsibility includes the management of sustainability risks (including climate risk) particularly in relation to the effectiveness and efficiency of operations and safeguarding of assets.

Sustainability - Metrics and targets

Information on metric and target setting is provided to describe performance management arrangements and how performance in relation to sustainability-related risks and opportunities is measured.

The government uses a wide range of metrics and targets to assess, manage and monitor its performance. The achievement of agency objectives and risk management outcomes is supported by the Queensland Government Performance Management Framework Policy.17 The framework focuses on three key elements of public sector performance:

●	Planning — at the whole-of-government, agency, and individual levels to determine what outcomes are to be achieved for customers, stakeholders and the community.
●	Measuring and monitoring performance — achieved across the whole-of-government direction, agency business direction, agency service delivery and at the individual level.
●	Public reporting — of the performance of the Queensland Government, in a fair and balanced way to facilitate accountability and transparency.

The Queensland Government publishes Service Delivery Statements which provide budgeted financial and non-financial performance information and targets in relation to each Minister’s portfolio. These documents are a key accountability mechanism, subject to public scrutiny, and form the basis of parliamentary accountability.

Agency performance is monitored externally through the annual Parliamentary Estimates process held each year after the Queensland Budget. The Performance Management Framework Policy18 works in conjunction with the Financial Accountability Act 2009 (Qld) (section 63) which requires government agencies to prepare annual reports to provide public disclosure.

In addition, Appendix A: Datasets provides additional financial and non-financial data to assist readers to verify the effectiveness of key policy responses.

September 2024	Page | 13

Environment

Queensland’s environment provides a wealth of valuable resources, including metal and mineral deposits, renewable energy sources, fertile agricultural land, clean and secure water sources, and rich biodiverse crucial ecosystems such as the Great Barrier Reef World Heritage Area.

The Queensland Government is committed to responsibly managing the environment and minimising human-induced impacts, particularly those related to climate change and biodiversity. Efforts to mitigate climate change are part of a larger global economic transformation19, offering both opportunities and challenges for Queensland’s economy. To tackle these changes, the government’s policy response centres on leveraging its competitive advantages while prioritising long-term sustainability and resilience of communities and industries.

The Queensland Government has embedded environmental considerations into policy and budget settings through the environmental sustainability priorities (Figure 6).

Figure 6: Queensland’s environmental sustainability priorities

Environment - Management

The Queensland Government takes a whole-of-government approach to environmental management. The Ministers depicted in Figure 7 are tasked with overseeing specific aspects of the Government’s management. For full list of Ministers and their responsibilities please see Appendix B: Ministers and responsibilities or the Minister’s charter letter.

Figure 7: Queensland’s environmental management20

Ministers

Premier	Deputy Premier, Treasurer and Minister for Trade and Investment

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation	Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing

Minister for Energy and Clean Economy Jobs	Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities

Minister for Regional Development and Manufacturing and Minister for Water	Minister for Resources and Critical Minerals

Minister for Transport and Main Roads and Minister for Digital Services

For this report, environmental management is separated into:

●	Climate change — transition to a low carbon economy and responding to long-term shifts in temperatures and weather patterns.

●	Natural capital — the stock of the Earth’s renewable and non-renewable resources, including trees, soils, air, water, minerals and all living things that provide ecosystem services.

September 2024	Page | 14

Climate change

Queensland often experiences climate extremes such as floods, droughts, heatwaves and bushfires. Climate change is likely to exacerbate the frequency and severity of these events. Risks and expected adverse impacts from climate change will escalate as global warming increases.21

Climate change - Management

The Queensland Government’s climate management is undertaken by the Ministers outlined in Figure 7. The government‘s new framework for emissions reduction action is set out in the Clean Economy Jobs Act 2024 (Qld) and marked a critical development since 2023, with its sister renewable energy legislation, the Energy (Renewable Transformation and Jobs) Act 2024 (Qld).

The Clean Economy Jobs Act 2024 (Qld)22, passed in April 2024, sets out a framework for Queensland to meet its legally binding emissions reduction targets of 30% by 2030 and 75% by 2035, both using the 2005 levels as baseline, and achieving net zero emissions by 2050.

This legislation requires the establishment of a program for developing sectoral emissions reduction plans by the end of 2024, and delivery of the first plans by the end of 2025. The legislation also requires annual progress statements to be tabled in Queensland parliament outlining how the state is tracking towards its targets.23

The latest emissions data from the Australian Government released in April 2024, shows Queensland’s emissions in 2022 were 35 per cent lower than the 2005 level24. This demonstrates momentum towards achieving net zero emissions, including towards the 75 per cent by 2035 target.

The Clean Economy Jobs Act 2024 (Qld) has five key components:

●	Legislates Queensland emissions reduction targets for 2030, 2035 and 2050—30% below 2005 levels by 2030, 75% by 2035, and achieving net zero emissions by 2050

●	Requires interim targets for 2040 and 2045 to be set 10 years in advance

●	Requires annual progress reporting to Queensland Parliament

●	Requires the development of state-based sector plans that supports the state emissions reduction targets, with the first plans due to be completed by the end of 2025

●	Establishes an expert panel to provide advice to Government

There is a broad scope, scale and volume of initiatives being undertaken to address climate change. The Queensland Government has established a Clean Economy Expert Panel to advise on emissions reduction progress, and cost-effective ways to reduce emissions in Queensland. The panel will advise on matters including:25

●	Progress towards achieving emissions reduction targets

●	The impact of achieving emissions reduction targets for local communities, including employment opportunities in emerging industries

●	An analysis of data from the emissions inventories relating to greenhouse gas emissions in Queensland

●	The impact of new technologies and market trends on achieving targets

●	The most efficient and cost-effective ways to reduce greenhouse gas emissions by sector

●	Measures being taken by the Australian Government and other jurisdictions.

The Queensland Government is developing emissions reduction plans for the six sectors of: energy, resources, transport, agriculture and land, industry, and built environment; and the Ministers responsible for, and supporting, those plans. These sectors align with the sectoral plans currently under development by the Australian Government and cover all major activities of the Queensland economy which produce or remove greenhouse gas emissions from the atmosphere. This will ensure all industries are engaged in the pathway at each critical step towards net zero.

To provide transparency and certainty to stakeholders, descriptions of the emissions coverage for each sector will be set out in the program, alongside the period for which the plan is to have effect.

September 2024	Page | 15

Climate change - Strategy

Queensland’s climate strategy is focused on managing transition and physical risks arising from climate change, through providing information and tools that facilitate effective decision-making and actions. A summary of these risks and potential impacts are outlined in Figure 8.

Figure 8: Transition and physical risks

Transition risk

‘Transition risks’ are those risks that arise from managing the transition to a low carbon economy. This includes how organisations adjust to changes driven by and in response to mitigating and adapting to climate change, as well as impacts driven by the economic, policy, technology, and social changes.

These changes include supply-chain decarbonisation, automation, electrification, disruptive technologies, and information and communications technologies (ICT) innovation.
Physical risk
‘Physical risk’ refers to the physical impacts of climate change from specific events or longer-term (chronic) shifts in climate patterns.
The State of Queensland is likely to continue experiencing acute and chronic impacts including:

Acute	Chronic
● Hotter, longer and more frequent heatwaves ● More intense bushfires ● More frequent sea level extremes ● More intense rainfall events ● Fewer frosts ● Stronger cyclones ● Cyclones trending south.	● Rising sea level ● Increased temperatures ● Longer and more frequent drought ● Ongoing temperature increases ● Warmer and more acidic ocean.

These changes could have a significant economic impact on the State of Queensland including:

● loss and damage to state-owned assets and infrastructure (incl. natural capital assets)
● degradation of natural assets and ecosystem services, which food, fibre and tourism industries are highly dependent upon
● lost revenue
● increased cost of insurance due to increased physical risks to assets
● increasingly higher spending on essential public services (e.g. health and emergency services)
● increasingly higher spending on recovery from acute and chronic physical events (e.g. providing social and financial support to communities)
● increasingly higher spending on protecting communities from climate hazards (e.g. protective measures or relocations)
● potential legal and liability issues.

To manage the above risks, the Queensland Government is focused on:

●	creating a future economy that is environmentally sustainable and supports the transition to a low carbon future.

●	climate adaptation activities aimed at reducing the impact of climate change on people, industries, and nature, while embedding greater resilience in our environment and infrastructure

●	investing in climate-related opportunities.

An outline of climate change policies being implemented by the Queensland Government is provided in the Climate Change—Policy response section, with key policies discussed below.

Acknowledgment of exposure to emissions intensive industries

The Queensland Government acknowledges the role of emissions intensive industries, particularly coal exports, in Queensland’s economy. Despite this, Queensland is successfully reducing emissions while still growing the economy. These industries contribute significantly to the prosperity of the state, providing employment opportunities, economic benefits, and essential resources that support communities.

The State of Queensland coal resources include:

●

Metallurgical coal – A large proportion of Queensland Government’s royalties26,27 comes from coal mining and the majority of royalties are attributable to the hard-coking coal (HCC) used in global steel production (Appendix A Datasets: Metric 19) [Metallurgical, thermal and PCI coal, saleable production]. The State of Queensland is a large seaborne exporter of metallurgical coal. It is expected that international demand will continue to support the State of Queensland’s metallurgical coal exports over coming decades.28

●

Thermal coal – Used for electricity generation (Appendix A Datasets: Metric 19) [Metallurgical, thermal and PCI coal, saleable production] both domestically and overseas. Use of thermal coal in Queensland’s electricity generation is expected to decline as further progress is made towards the Queensland Government’s renewable energy targets. The global trend towards zero-net emissions is well established and the shift away from thermal coal in electricity generation is expected to progress in the coming decades. The Queensland Government’s thermal generation ownership structure means it is positioned to manage an orderly energy transition.29

September 2024	Page | 16

Safeguard Mechanism facilities in Queensland

The Safeguard Mechanism is the Australian Government’s lead policy for reducing emissions from Australia’s largest industrial facilities. It is administered by the Federal Department of Climate Change, Energy, the Environment and Water and sets legislated limits—known as baselines—on the greenhouse gas emissions of large industrial facilities. These baselines will decline, predictably and gradually, on a trajectory consistent with achieving Australia’s federal emission reduction targets. If a Safeguard facility exceeds their baseline they must manage any excess emissions.30,31

The Safeguard Mechanism is the major Australian Government policy addressing emissions from industrial facilities with emissions over 100,000 tonnes of carbon dioxide equivalent per year.32 The Safeguard Mechanism requirements are driving operators to investigate technology to reduce the volume of future fugitive emissions that would be vented during active mining.

Abatement strategies to manage and optimise fugitive emissions include:

●	capture and transport of gas to local markets

●	on-site gas-fired generation to offset the mine’s electricity use or export into the grid

●	alternative fuel for mining fleets

●	ventilation air methane destruction technologies.

For more information, please see the Australian Government Clean Energy Regulator website: www.cleanenergyregulator.gov.au.

The State of Queensland has 65 private facilities captured by the Safeguard Mechanism, across a range of industries.33

Figure 9: 2022-23 Breakdown of Queensland’s Safeguard Mechanism footprint34

Of the 65 Queensland Facilities:

38 from the coal industry (58%)

8 from the gas industry (12%)

3 from the ammonia industry (5%)

3 from the aluminium industry (5%)

13 “other” facilities, including transport, cement, petroleum and non-coal mining (20%)

Note: Safeguard facility reported emissions 2022-23. This list excludes National Energy Market (NEM) connected generators and some operations managed at a national level. Not all numbers will sum to 100% due to rounding.

Queensland initiatives

The Queensland Energy and Jobs Plan (QEJP)35, launched in September 2022 and updated in November 2023, commits to transforming the State’s energy system to deliver clean, reliable and affordable power; achieving 80% renewable energy by 2035. The Queensland 2024-25 Budget provides for capital investment over four years to 2027-28 to support the QEJP, including support for renewable energy and storage projects, transmission infrastructure like CopperString 2032, SuperGrid and renewable energy zone (REZ) transmission works, distribution network storage and development of Transmission and Training Hubs.36

The Low Emissions Investment Partnerships (LEIP) Program37 is delivering a $520 million support program to bring forward projects that will drive down emissions from Queensland’s metallurgical coal mines. Queensland’s high quality metallurgical coal has a critical role in producing the steel needed for renewable technologies, and it remains in demand.

The LEIP program aims to:

●	Fast-track emissions reductions with a preference for abatement that exceeds Safeguard Mechanism requirements and is delivered before 2030.

●	Increase resource optimisation and maximise the beneficial use of gas resources.

●	Maximise economic opportunities and workforce development in regional Queensland.

●	Develop low emissions knowledge within the sector and diffuse low emissions technology in Queensland.

Mitigation of fugitive emissions is a high priority for Queensland. The LEIP is supporting mines to reduce their fugitive emissions and EOIs are currently open, with an initial focus on Safeguard Mechanism facilities in the metallurgical coal sector. The first project to be funded through the LEIP is an emissions reduction project form Stanmore Resources aiming to capture coal seam methane the South Walker Creek metallurgical coal mine and transform it into electricity.38

The Queensland Resources Industry Development Plan (QRIDP), launched in June 202239, outlines how government and industry can work together to address and respond to key global emerging trends.

September 2024	Page | 17

Managing a ‘just’ transition40

The Queensland Government is enabling a just transition through policies and legislation supporting social and economic opportunities with respect for labour principles and rights.

Exemplar Policy & Legislation
Managing impacts on the community

The Energy (Renewable Transformation and Jobs) Act 2024 (Qld) gives certainty and confidence about the state’s pathway for the energy transformation. Actions include:

●   Legislating Queensland’s three renewable energy targets

●   Enshrining a commitment to public ownership of energy assets in law

●   Establishing the Job Security Guarantee Fund in law, to support affected energy workers.

The Act establishes governance and advisory functions to support a smooth, coordinated energy transformation that supports workers and communities. This includes the:

●   Queensland Energy System Advisory Board (established on 1 July 2024)[41]

●   Energy Industry Council (Interim Energy Industry Council meetings: inaugural meeting in February 2023 and subsequently eight meetings with the last one on 25 June 2024)[42]

●   Queensland Renewable Energy Jobs Advocate.

The Act enshrines social licence objectives into legislation. These objectives cover conduct in the development, building or operation of electricity generation plants in relation to -

●   Community and stakeholder engagement

●   Mitigating or addressing impacts on impacted communities

●   The delivery of the new plants to the affected community.

The Act requires that the process to identify eligible entities and projects that may connect to and access the renewable energy zone transmission network, must have regard to certain ‘eligibility principles’. The principles are social licence, developer capability and project feasibility.

Furthermore, the Act includes establishing a mandatory renewables code of conduct ensuring

●   local communities benefit from renewable energy jobs; and

●   developers set new standards for social licence and regional community priorities.[43]

The proposed code will be co-designed with stakeholders, ensuring renewable energy developers engage with landholders and communities.

Supporting employment transition

The Queensland Energy Workers Charter[44] (Charter) is an agreement between government, publicly owned energy businesses and energy unions supporting affected workers through the energy transformation. It establishes core principles and actions to support impacted workers. These principles include:

●   Respect and recognition

●   Partnership

●   Genuine ongoing engagement

●   Options and choice

●   Safe, reliable and affordable

●   Create opportunities and strong communities

The Charter is supported by Job Security Guarantee and Fund, legislated under the Energy (Renewable Transformation and Jobs) Act 2024 (Qld), enabling workers in Queensland’s publicly owned coal-fired power stations to have a secure future and clear employment pathways.[45,46,47]

Through the $150 million Job Security Guarantee Fund, affected energy workers at existing publicly-owned coal fired power stations and associated coal mines will be supported to achieve their chosen employment pathway.[48]

Enabling clean energy employment opportunities

The Queensland Clean Energy Workforce Roadmap[49,50] establishes the pathway to create a skilled, job-ready workforce to deliver Queensland’s clean energy transformation.

Initiatives include:[51]

●   A Mobile Regional Energy Jobs Hubs pilot across Queensland, which connects communities to job opportunities, local workers with industry and training providers and support small businesses to access clean energy opportunities.[52]

●   The Future Energy Jobs Guide, which outlines job opportunities and career pathways available to existing workers and school students. Expanding the Gateway to Industry Schools Program to include renewable energy and online resources supporting the delivery of clean energy content and student learning.[53]

●   A skills academy as part of Stanwell’s Future Energy Innovation and Training Hub in Rockhampton.[54]

September 2024	Page | 18

Climate change - Policy response

Below is a summary of Queensland Government policies that support the management of climate change risks and opportunities.

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Implement measures to manage transition risk
Queensland’s 2035 Clean Economy Pathway: 75% by 2035

The Clean Economy Jobs Act 2024 (Qld) legislates an emissions reduction target of 75% below 2005 levels by 2035 and Queensland’s commitment to net zero emissions by 2050.

The Queensland 2035 Clean Economy Pathway provides the policy framework for the government to take action to achieve the legislated targets.[55,56]

Targets:

Legislated emissions reduction targets are:

●   30% emissions reduction below 2005 levels by 2030.

●   75% emissions reduction below 2005 levels by 2035.

●   Zero net emissions by 2050.

Outcomes:

●   As at 2022, Queensland was 35% below 2005 levels, having exceeded the first interim emission reduction target of 30% by 2030.[57]

●   124.097 million tonnes net CO2-e emissions (2021-22).[58]

●   23.32 tonnes net CO2-e per capita. (Appendix A Datasets: Metric 1)

See Appendix A: Datasets for metrics.

Minister for Energy and Clean Economy Jobs
Queensland Energy and Jobs Plan (QEJP)

The QEJP outlines the state’s orderly pathway to transform the State’s electricity system to deliver a clean, reliable and affordable power. Released alongside the QEJP, the Queensland SuperGrid Infrastructure Blueprint (the Blueprint) outlines optimal infrastructure pathway to transform Queensland’s electricity system.[59,60]

The QEJP has three focus areas:

1.  Clean energy economy: Build a clean and competitive energy system for the Queensland economy and industries as a platform for accelerated growth.

2.  Empower households and businesses: Deliver affordable energy for households and businesses to support more rooftop solar and batteries.

3.  Secure jobs and communities: Drive better outcomes for workers and communities as partners in the energy transformation.

Specific QEJP initiatives include:

●   The Queensland Renewable Energy and Hydrogen Jobs Fund will deliver publicly owned renewables, storage and network investments.[61]

●   The Job Security Guarantee Fund and Energy Workers’ Charter, supports affected workers in publicly owned coal-fired power stations and associated coal mines by ensuring they have a secure future, choices and clear employment pathways and opportunities.[62]

●   Establishing two new apprentice training hubs for critical skills that will be needed in the energy transformation in Gladstone and Townsville.

●   A $200 million Regional Economic Futures Fund (REFF) to support economic and community development initiatives.[63,64]

Queensland’s renewable energy targets and emissions reduction targets work together to drive activities to support more green industries, develop new and innovative technologies and create a new generation of jobs and attract global and local investment.

Targets:

●   50% renewable energy by 2030.

●   70% renewable energy by 2032.

●   80% renewable energy by 2035.[65]

As part of QEJP implementation, by 2035, Queensland’s electricity system is likely to include:

●   25 GW of new and existing large-scale wind and solar.[66]

●   Two new pumped hydro projects designed to deliver up to 7 GW of long duration storage, focused on:[67]

●   Borumba Pumped Hydro Energy Storage, a 2,000 megawatt (MW) pumped hydro energy storage facility expected to deliver long duration energy storage needed for a reliable, renewable energy system.

●   Pioneer-Burdekin Pumped Hydro Energy Storage, commencement of detailed design and cost analysis for a potential 5-gigawatt pumped hydro energy storage (PHES) facility in the western Pioneer Valley.[68]

●   Approximately 3 GW of low to zero emissions gas generation for periods of peak demand and backup security.[69]

●   Grid capacity supporting over 11 GW of rooftop solar and approximately 6 GW of batteries in homes and businesses.[70]

●   Approximately 2,000km of new high voltage transmission infrastructure.[71]

●   Helping the manufacturing sector to increase their competitiveness in a low carbon future by implementing energy efficiency measures that reduce energy costs and operational emissions through the Manufacturing Energy Efficiency Grant Program (MEEG).[72]

Deputy Premier, Treasurer and Minister for Trade and Investment Minister for Energy and Clean Economy Jobs

September 2024	Page | 19

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
For further information please visit www.energyandclimate.qld.gov.au and search for Queensland Energy and Jobs Plan.

Outcomes:

●   26% renewable energy as percentage of total energy consumed in Queensland in 2022-23[73] (2021-22: 21.4% Appendix A: Datasets Metric 6).

●   27% of electricity generated in Queensland is produced from renewable energy sources (current as at 30 June 2024) [74]

●   The 2024-25 Budget includes a capital investment of around $26 billion over four years to deliver on the Queensland Energy and Jobs Plan.[75]

●   In 2023, Powerlink opened two interim SuperGrid training centre and transmission hubs in Gladstone and Townsville.[76]

●   In 2024, the Queensland Government released Tradies for the Transition (Queensland Renewable Energy Workforce Attraction and Retention Strategy). Which outlines the strategy to attract a workforce for the new jobs required for the QEJP, while protecting existing jobs.[77]

●   The Manufacturing Energy Efficiency Grant Round 1 closed on 30 June 2024 and assessment of applications received by this date has begun.[78]

●   In 2024, significant progress has been made towards Stanwell’s Wambo[79] and Tarong West[80] wind farms and CS Energy’s Lotus Creek[81] Wind Farm. These three wind farms are expected to deliver 226 wind turbines that will provide over 1.2GW of renewable energy.

See Appendix A: Datasets for metrics.

CopperString 2032

CopperString 2032 project is 840 kilometres of new electricity transmission line from Townsville to Mount Isa[82] that will connect Queensland’s North West Minerals Province (NWMP) to the North and Far North and the National Electricity Market.[83,84]

The project includes:

●   500 kilovolt (kV) transmission line from just south of Townsville to Hughenden

●   330kV transmission line from Hughenden to Cloncurry

●   220kV transmission line from Cloncurry to Mount Isa

●   up to six new substations.

Targets:

●   Construction is expected to be completed by 2029.

●   Work on the high-voltage transmission line is due to commence mid-2025 from Hughenden, travelling west towards Mount Isa. Once complete, work will then commence on the Eastern portion of the line from Hughenden back to Townsville.[85]

●   Construction of the eastern link is expected to begin in late 2026 with the 500kV transmission line to connect Hughenden to the Burdekin region south of Townsville.[86]

Outcomes:

●   Powerlink broke ground at Hughenden to commence construction for the CopperString construction workforce accommodation facility in July 2024.[87]

Minister for Energy and Clean Economy Jobs Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing

Queensland’s Zero Emission Vehicle Strategy[1]

Queensland’s Zero Emission Vehicle Strategy 2022– 2032 (ZEV Strategy) and Queensland’s Zero Emission Vehicle Action Plan 2022– 2024 (Action Plan) were released in 2022, outlining key initiatives and actions that will shift Queensland to Zero Emission Vehicles (ZEVs) and lower transport emissions.[88,89]

The strategy details:

●   removing barriers to enable all Queenslanders, communities and industries, to access and benefit from ZEVs over the next 10 years.

●   supporting the uptake and development of ZEV technologies in Queensland and build industry and supply capability.

●   how to strategically integrate ZEV technology into the energy system and the built environment in a way that benefits all Queenslanders.

ZEV Strategy

●   Target: 50% of new passenger vehicle sales to be zero emission by 2030, moving to 100% by 2036.[91]

●   Target: Every new TransLink funded bus to be zero emissions from 2025 in South East Queensland and from 2025-2030 across regional Queensland.[92]

Queensland Electric Super Highway (QESH)

●   Target: Once fully delivered, the QESH network will consist of more than 53 fast charging locations.[93]

●   Outcome: 31 fast charging stations have been delivered as part of the QESH and the remaining 23 are under construction.[94]

Minister for Transport and Main Roads and Minister for Digital Services Minister for Energy and Clean Economy Jobs

1 Zero Emission Vehicles refers to zero exhaust emissions while driving.

September 2024	Page | 20

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

In addition, the Qfleet Electric Vehicle Transition Strategy 2023–2026 sets out the strategy for transitioning Queensland Government’s fleet to EV.[90]

For further information please visit www.qld.gov.au and search for Queensland’s Zero Emission Vehicle Strategy.

Queensland Electric Vehicle Charging Infrastructure Co-fund Scheme

●   Target: Public-private co-funding and construction of 46 new public fast charging sites across the state, in addition to the QESH.[95]

●   Outcome: 5 co-fund recipients confirmed, and the first public co-fund EV charging site has been delivered with remaining sites to be delivered progressively by end of 2024.[96]

Queensland Zero Emission Vehicle Rebate Scheme

●   Target: The scheme provided eligible Queenslanders rebates of up to $6,000 and businesses up to $3,000 for eligible new Zero Emission Vehicles purchased from 21 April 2023.[97]

●   Outcomes: In just over two years, the scheme[98]

●   Supported over 10,000 Queenslanders transition to EVs with 46,000 EV cars now registered in Queensland as of 31 July 2024, four times more than the 9,100 at the start of the scheme.[99]

●   Accelerated the transition of the Queensland fleet towards EVs, with EV passenger cars comprising 1% of the total car fleet in Queensland, compared to 0.2% at the start of the scheme.

Qfleet Electric Vehicle Transition Strategy

●   Target: 100% of eligible Qfleet passenger vehicles to be zero emission by 2026.100

●   Outcomes: As at 30 June 2023, Qfleet had transitioned 30.7% of eligible vehicles to zero emission vehicles.101

Environmental initiatives for households and businesses assisting in managing the demand for electricity

The Queensland Government has introduced several initiatives to support households and business transition to a low-carbon economy. These include:

Queensland Building Plan (QBP): guides change to policy and legislation that create a safer, fairer and more sustainable building industry. Specifically, Action 6.6 help Queensland deliver a zero-net emissions target by 2050 by driving the national agenda to improve sustainability performance by updating the National Construction Code (NCC).102

For further information please visit www.qld.gov.au and search for Building laws and standards.

Queensland Business Energy Saving and Transformation (QBEST) Program provides rebates of up to $12,500 to eligible small and medium-sized Queensland businesses to install energy-efficient appliances and equipment.103

For further information please visit www.qld.gov.au and search for Building laws and standards.

Digital Electricity metering: all new and replacement electricity meters installed in homes are digital meters and are now the standard electricity metering system. They provide more accurate and more up-to-date information on usage patterns to consumers.104

Queensland Building Plan

●   Target: Increased residential energy efficiency standards for new houses and units under the NCC 2022 to require a:109

●   7-stars (out of 10) for the building shell (up from 6-starts)

●   ‘Whole-of-home’ energy budget for a dwelling’s major fixtures and any on-site renewable energy e.g. solar photovoltaic (PV) system

●   Outcome: In May 2024, the Queensland Government updated the NCC (through amendment of the existing Queensland Development Code 4.1- Sustainable Buildings110) to improve residential energy efficiency standards in new homes.111 (This forms part of the Modern Homes standards, along with liveable housing design).

●   Outcome: Liveable housing design standards were introduced with NCC 2022 to improve access and function of new houses and units.112

Queensland Business Energy Saving and Transformation (QBEST) Program

●   Outcome: First-round applications are now open for QBEST Rebates with 90% of budget allocated.113, 114

Digital Electricity metering:

●   Target: A target of 100 per cent penetration of smart meters by 2030.115

●   Outcome: Approximately 39% of Ergon Retail customer premises now have digital metering.116

Minister for Energy and Clean Economy Jobs

Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

September 2024	Page | 21

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

ecoBiz: provides free personal coaching, site surveys, training and tools to small and medium sized businesses to help them improve resource efficiency, environmental sustainability and reduce operating costs.105

Climate Smart Energy Savers: provided rebates of between $300 and $1,000 for the replacement of old appliances with 4 star-rated (or higher) appliances and hot water systems. Eligible appliances had to be purchased and installed while the program was open to be eligible for a rebate.106 The program closed to households on 4 January 2024.107

Low Carbon Accelerator Program: Queensland Government works with entrepreneurs to accelerate the transition to a low carbon economy.

The Community Sustainability Action grants provide funding to eligible community groups and individuals for innovative projects which seek to address climate change, conserve Queensland’s natural and built environment and protect unique wildlife.108

ecoBiz:

●   Target: In partnership with the Business Chamber Queensland, ecoBiz is a free sustainability program that aims to help businesses audit their resource use, manage carbon emissions and save on costs while reducing consumption of waste, water and energy.117

●   Outcome: Over 1,000 businesses registered under the ecoBiz program at no cost, with 90% reporting an increase in productivity and savings.118

●   Outcome: On average, participants in the program saved approximately: 20% on their electricity costs, 33% on their water costs and almost 50% on their waste management costs.119

Climate Smart Energy Savers

●   Outcome: More than 72,700 householders upgraded old appliances and hot water systems under our Climate Smart Energy Savers rebate program.

●   Queenslanders who replaced an appliance through the program are estimated to reduce greenhouse gas emissions by approximately 0.27 tonnes of CO2 and save $103 on electricity bills a year.

Low Carbon Accelerator Program

Outcomes:120

●   The 2022-23 program brought industry and government together to support entrepreneurs and innovators to develop market readiness of their low-carbon products and services. The projects address key decarbonisation challenges and support progress towards Queensland’s emissions reduction targets.

●   Over a six-month period, the program worked with 22 companies delivering decarbonisation and low carbon solutions for Queensland.121

Community Sustainability Action Grants

Outcomes:

●   As at 26 July 2024, 809 projects have been allocated funding under the Community Sustainability Action grant program.122

Queensland Low Emissions Agriculture Roadmap 2022–2032

The roadmap will assist Queensland agribusinesses and the broader supply chain to lower their greenhouse gas (GHG) emissions without impacting the supply of food and fibre. This roadmap seeks to support industries in the agriculture sector to set and deliver against their targets, with actions identified across five pathways:123

●   Livestock emissions

●   Cropping and horticulture emissions

●   On-farm energy opportunities

●   Carbon farming and landscape management

●   Regions and supply chains.

Outcomes:

●   The Queensland Government has developed, in partnership with the Queensland Farmers’ Federation and AgForce, the Queensland Low Emissions Agriculture Roadmap which focuses on sector transition, partnering with industry to build the foundations for material action on greenhouse gas emissions reduction.124

●   In December 2023 the implementation plan was developed with stakeholders for programs and initiatives to lower emissions production from:125

●   Livestock emissions

●   Cropping and horticulture emissions

●   On-farm energy opportunities

●   Carbon farming and landscape management

●   Regions and supply chains

Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities
Reducing emissions from government operations	The government has undertaken several emissions reductions initiatives including:	Outcomes: ● In total, energy efficiency and emissions reduction initiatives have reduced Queensland Health’s carbon emissions output by around 60,000 tonnes of CO2 equivalent each year.131	Minister for Health, Mental Health and Ambulance Services

September 2024	Page | 22

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

●   Establishment of an Office of Hospital Sustainability within the Department of Health. This office is responsible for implementing the emissions reduction plans as well as:126,127

●   setting benchmarks and targets for environmental sustainability in Queensland Health

●   investment in green/sustainable infrastructure for hospitals

●   review of procurement policies and practices to manage waste and procure environmentally sustainable products in a hospital setting.

●   providing advice and support on managing the effects of climate change on Queensland’s healthcare system.

Department of Transport and Main Roads (TMR)

●   Building sustainable roads: Using recycled materials has the potential to deliver significant benefits including cost savings, reducing landfill, protecting the environment, network performance, circular economy and reducing emissions.128

●   Building Waste 2 Resource (W2R) Strategy: The W2R Strategy sets the strategic direction and intent to minimise waste and achieve a more sustainable use of resources across the department. The W2R Strategy sits under TMR’s

●   Environmental Sustainability Policy.129 Light Emitting Diode (LED) lighting replacement project: TMR is replacing road lights with high performing Light Emitting Diode (LED) luminaries as well as Smart Light Control units.130

●   W2R Plan Tender Schedule – a new tender schedule that requires tenderers to submit details of the quantities of recycled materials that they propose to use. Providing a prompt for tenderers to consider the use of recycled materials and feedback on market conditions.132

●   W2R Calculator – allows TMR to utilise data to monitor uptake and trends of investment in green/sustainable infrastructure for hospitals recycled materials, resource efficiency and waste reduction.133

●   The W2R Annual report provides greater detail on how TMR is managing waste. E.g. Total waste generated by TMR in 2022-23 was 1,172,035 tonnes, of which 73% was diverted (reused or recycled) and 27% was disposed to landfill.134

Light Emitting Diode (LED) lighting replacement project:

●   In 2022–23, the government replaced 6,288 road lights with high performing Light Emitting Diode (LED) luminaires as well as installing 7,234 Smart Light Control units. More than 25,521 Smart Light Control have been installed since delivery commenced in 2017.135 and Minister for Women Minister for Energy and Clean Economy Jobs Minister for Transport and Main Roads and Minister for Digital Services
Resource Recovery

The Queensland Government has developed a comprehensive Waste Management and Resource Recovery Strategy which aims to promote more sustainable waste management practices that reduce the amount of waste produced by business, industry and households.136

Queensland’s Resource Recovery Industries 10-Year Roadmap and Action Plan provides a framework to accelerate this transition and develop Queensland’s resource recovery industries.137,138

In 2021 the Queensland Government announced a 10-year $2.1 billion waste and resource recovery package, including a $1.1 billion Recycling and Jobs Fund that will support infrastructure and non-infrastructure priorities to facilitate the recovery of more resources from waste, enable the transition to the circular economy and continue to ensure households are not directly impacted by the waste levy.139

The Recycling and Jobs Fund – Industry Development (RJFID) aims to create significant uplift in industry capability to recover and recycle resources at scale, assist with the development of precincts in strategic locations, and support the Queensland manufacturing sector.140

Targets (for 2050):141

●   25% reduction in household waste vs 2018 baseline.

●   90% of waste is recovered and does not go to landfill vs 2018 baseline.

●   75% recycling rates across all waste types vs 2018 baseline.

Outcomes:

●   Implementation of regional waste management plans, provide an investment blueprint to support improved waste management and resource recovery practices and transition to a circular economy.142

●   Single-use plastic items bans: Queensland has banned the supply of numerous single-use plastic items to tackle plastic pollution.143

●   The Queensland Recycling Modernisation Fund (QRMF) is being delivered in partnership with the Australian Government, to fund projects that improve the sorting, processing, recycling and remanufacturing of waste materials.144

●   The Regional and Remote Recycling Modernisation Fund (RRRMF), also co- funded with the Australian Government, provided grants of up to $500,000 for local governments and their industry partners to improve the viability of sorting, processing, recycling or re-manufacturing of waste in regional Queensland.145

●   The Recycling Enterprise Precincts Guideline and Location Strategy have been published to increase economic opportunities and help facilitate industrial land growth. Since the launch of the roadmap in August 2019, 46 business and local government projects have received funding diverting 1.41 million tonnes of waste per annum from landfill, delivering an additional $255 million in capital investment and creating more than 468 jobs across Queensland.146

Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

September 2024	Page | 23

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

●   From May 2024, as part of the RJFID, large-scale recycling projects that can demonstrate a clear improvement in one or more stages of the recycling process and result in a material impact on the diversion of waste materials from landfill, will be supported with up to $10 million for up to 50% of capital costs.147

See Appendix A: Datasets for metrics.

A more sustainable Games - Infrastructure delivery for the Brisbane 2032 Olympic and Paralympic Games

Games delivery partners will implement best practice industry standards in the planning, design and delivery of resilient, resource efficient, sustainable and inclusive Games infrastructure.148

A more sustainable Games will focus on delivering lasting legacies and help accelerate progress towards sustainability objectives, including emissions reduction.

To help make the Games more sustainable and upholding a strong commitment to climate action, carbon management strategies will include:

●   minimising the Games’ carbon footprint as much as possible

●   continuously improving emissions forecasting and measurement to support evidence-based decision making

●   promoting shared responsibility and delivering verifiable climate friendly outcomes for Queensland and Australia.

This is supported by the Q2032 Procurement Strategy and Elevate 2042.149

Targets:

●   Brisbane 2032 will aim achieve a more sustainable Games in accordance with the IOC agreed definition.150

●   Minimising the Games’ direct and indirect carbon footprint as much as possible.151

●   Brisbane 2032 Future Host Questionnaire response outlines the Queensland Government and Games Delivery Partners’ commitments related to Brisbane 2032 ‘green building’ standards for infrastructure. This includes:152

●   All new vertical infrastructure projects or significant upgrades will target 6 star (world leadership) Green Star for Buildings ratings from the Green Building Council of Australia (GBCA), where relevant.

●   All new linear infrastructure or significant upgrades target an Infrastructure Sustainability (IS) rating of excellent or greater from the Infrastructure Sustainability Council of Australia (ISCA).

●   As part of the Green Star and IS rating approach, capital programmes will target zero net waste and 100% renewable electricity and fuel use for construction phases and deliver assets that achieve the same in operation.

Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing Minister for Energy and Clean Economy Jobs

Implement adaptation and resilience measures to manage physical risk
Queensland Climate Adaptation Strategy and Sector Adaptation Plans

The Queensland Climate Adaptation Strategy (Q-CAS) establishes a comprehensive framework for building climate resilience and managing climate risks in Queensland. It facilitates a coordinated approach to climate adaptation across the Queensland Government, and fosters collaboration with industry sectors, local governments, and community groups.153

Stakeholder-led Sector Adaptation Plans, developed under Q-CAS, outline actions to support adaptation outcomes for the community, local governments, key sectors and systems, and the Queensland Government.154

Outcomes:

Specific sector adaptation plans have been published for:155

●   Human Health and Wellbeing Climate Change Adaptation Plan (H-CAP)

●   Built Environment and Infrastructure Sector Adaptation Plan (BE&I SAP)

●   Building a resilient tourism industry: Queensland tourism climate change response plan (Tourism SAP)

●   Agriculture Sector Adaptation Plan (Ag SAP)

●   Biodiversity and Ecosystems Climate Adaptation Plan (B&E CAP)

●   Small and Medium Enterprise Sector Adaptation Plan (SME SAP)

●   Emergency Management Sector Adaptation Plan for Climate Change (EM SAP)156

Queensland Future Climate Program

●   The Queensland Government established the Queensland Future Climate Program in collaboration with The University of Queensland. This supports Action 1.2 of Q-CAS, to advance climate science. Under this program, the Queensland Future Climate Website, including the Queensland Future Climate Dashboard, was delivered.157

●   This provides critical information to assist government, industry and communities to understand their likely physical climate risks, enabling appropriate resilience and adaptation measures.

Minister for Energy and Clean Economy Jobs

September 2024	Page | 24

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Climate risk management toolkits

●   Under Action 1.4 of Q-CAS, climate risk toolkits were developed for:

●   Households158

●   Small businesses159

Climate Risk Management Guideline

●   In response to Action 2.2 of Q-CAS, the Queensland Government partnered with Griffith University’s Queensland Climate Ready Initiative to develop the Climate Risk Management Guideline for Queensland Government Departments160 to help Queensland Government departments respond to key challenges generated by climate change.

Queensland Climate Resilient Councils

●   To support Action 3.1 of Q-CAS, the Queensland Government is continuing to fund the Queensland Climate Resilient Councils program, delivered in partnership with the Local Government Association of Queensland. This program delivers services and products directly to local governments that will strengthen staff and leadership team skills and capacity to plan for and respond to the challenges and opportunities arising from climate change. The government has recently announced an additional $2 million in funding to continue the program to June 2026.161

●   The program has developed a Climate Risk Management Framework for Queensland Local Government.162

●   The program provides a variety of resources to help consider climate risk within the Climate Risk Management Framework.163

QCoast 2100 2.0:164

This initiative assists coastal local governments to understand the risks from coastal erosion, storm tide inundation and sea level rise from climate change, finalise development of their Coastal Hazard Adaptation Strategies and to commence implementation of works and actions recommended in the strategy.

37 of 77 Queensland councils165 are participating in the:

●   Development of Coastal Hazard Adaptation Strategies166

●   Implementation of the Coastal Hazard Adaptation Strategies actions through on-ground works and activities167

Development of First Nations Coastal Hazard Studies.168

Long Paddock

The Long Paddock is a Queensland Government initiative that provides climate and land resource information to the community. The site provides access to rainfall and pasture outlooks and decision support tools to support land management decision making and planning for land holders, education, consultants and extension officers.

The Long Paddock website is operated by the Science Division of the Queensland Department of Environment, Science and Innovation with support from the Department of Energy and Climate and the Queensland Department of Agriculture and Fisheries (DAF).169

Outcomes:

Long Paddock includes information on:170

●   Drought Declarations

●   Drought & Climate Adaptation

●   Southern Oscillation Index (SOI is used to assess the strength of the El Niño Southern Oscillation phenomenon)

●   Climate Outlooks, Weather & Fire

●   Scientific Information for Land Owners (SILO) (Provides daily meteorological datasets in ready-to-use formats suitable for biophysical modelling, research and climate applications.)

●   AussieGRASS Rainfall / Pasture (continental scale biophysical modelling)

●   FORAGE (Property scale information for land managers)

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation Minister for Energy and Clean Economy Jobs

September 2024	Page | 25

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
● Queensland Future Climate ● Australia’s Variable Rainfall
Drought and Climate Adaptation Program (DCAP)	The DCAP assists agricultural producers to better manage the impact of drought and climate change. Through the program, climate scientists, government and non-government agencies, producers and industry leaders collaborate to help producers better manage the financial risks associated with climate change through improved forecasting, tools and other activities.171

Outcomes:

Examples of DCAP projects include:

●   Delivering the Long-Term Carrying Capacity report, providing Pasture Growth Alerts and access to the MyFORAGE Platform.172

●   The Farm Business Resilience Program.173 The Northern Australia Climate Program, improving management of climate variability in the grazing industry across northern Australia.174

Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities
Resilient Homes Fund

The Queensland and Australian Governments developed the Resilient Homes Fund175 to help Queenslanders across 39 local government areas whose homes were impacted by the 2021-2022 floods. The aim of the Fund is to help Queenslanders improve the resilience of their homes, or remove flood-impacted people from harm’s way. It includes several programs including:

●   Resilient Retrofit program, which provides funding to repair (enhance resilience) or retrofit homes.176

●   Home Raising program, which provides funding to raise homes to reduce impacts of future flood events.177

●   Voluntary Home Buy-Back program (VHBB), which involved the buy-back of homes which were the most severely impacted and those at greatest risk of the future flooding.178

●   Industry and community education program is an integral component of the RHF aimed at supporting homeowners to understand their flood risk and better understand what they can do to mitigate/reduce their risk.179

●   Demolish and rebuild or relocate, in limited circumstances, homeowner may be eligible for financial assistance to demolish and rebuild home or relocate an area of a home above the assessed flood level.180

Outcomes:

More than 6,500 homeowners registered for the Resilient Homes Fund, prior to registrations closing181

In relation to the Voluntary Home Buy-Back (VHBB) program, by the end of the 2023 financial year:182

●   More than 400 offers were accepted for VHBB.

●   More than 250 homes have now been settled for VHBB under the Resilient Homes Fund.

In relation to the Resilient Retrofit, Home Raising and Demolish and build or relocate programs, as of mid-November 2023:

●   Over 4,700 home assessment reports were issued.183

●   In August 2023, it was announced that up to 1,000 additional homeowners could now be eligible to access additional funding to raise their homes above flood level, where previously they had only been eligible under the resilient retrofit option.184

●   Continued delivery of the Resilient Homes Fund jointly funded (50:50) by the Queensland and Australian governments, with approximately 5,000 active registrations of interest received and more than 90% of home assessment completed.185

Minister for Fire and Disaster Recovery and Minister for Corrective Services Minister for Housing, Local Government and Planning and Minister for Public Works
Disaster management

Queensland’s disaster management arrangements are based on partnerships between the community and groups at the local, district, state and Commonwealth levels to deliver coordinated, cooperative and integrated outcomes. Each level within the arrangements is enabled by disaster management groups working collaboratively to deliver effective disaster management within Queensland.

Queensland State Disaster Management Plan (QSDMP)186

The QSDMP establishes the overarching state framework, arrangements and practices that enable current and future disaster management in Queensland. It includes guidance for disaster management stakeholders through the provision of information and directions to supporting documents such as disaster management plans, strategies and guidelines.

Queensland Recovery Plan187

The Queensland Recovery Plan, a sub-plan to the QSDMP, outlines recovery requirements for operations, planning and arrangements at the local, district and state level. It drives a collaborative and coordinated approach across all functions of recovery, all levels of government and the whole community and ensures recovery operations are appropriate to the scale of the disaster event.

Outcomes:

Queensland State Disaster Management Plan (QSDMP)

●   Warnings information is available across: Storm, flood and cyclone warnings, weather and information warnings, Local Government disaster dashboards, bushfire warnings and extreme heatwave warnings.189

●   Plans are available including local disaster management plans and resources, district disaster management plans, state disaster management plans and applicable national plans.190

Queensland Recovery Plan

●   The Queensland Recovery Plan describes the arrangements for transition from response to recovery highlighting the roles and responsibilities of the State Recovery Policy and Planning Coordinator and the State Recovery Coordinator and the functional recovery and resilience groups to assist disaster impacted communities achieve optimum recovery outcomes.191

●   The Queensland Recovery Plan promotes the enhancement of resilience through recovery and provides information and guidance to stakeholders on the governance, planning and operational issues relating to disaster recovery for all hazards.192

Minister for Fire and Disaster Recovery and Minister for Corrective Service Minister for Police and Community Safety

September 2024	Page | 26

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Queensland Strategy for Disaster Resilience 2022-27 (QSDR)188

The QSDR is a five-year strategy to strengthen disaster resilience in Queensland promotes a systems approach to resilience, connecting agencies and sectors to deliver improved resilience outcomes for Queensland.

State-level hazard and risk functions

On 1 July 2024 the state-level hazard and risk functions previously performed by the former Queensland Fire and Emergency Services (QFES) Hazard and Risk Unit transitioned to the Queensland Reconstruction Authority (QRA).

QRA’s responsibilities include leading state-level hazard and risk functions, comprising:

●   overall responsibility for Queensland’s disaster risk management approach, including the ongoing refinement and evolution of risk assessment tools/frameworks such as the Queensland Emergency Risk Management Framework (QERMF)

●   coordinating and implementing policies related to potential disaster risk assessments across Queensland

●   maintaining disaster risk management reporting and assessment functions, such as the State Disaster Risk Report, State-level risk assessments (such as the State Earthquake Risk Assessment)

●   supporting state and local stakeholders to develop and implement disaster risk assessments, including improving and evolving hazard and risk information and accessibility over time

●   coordinating state-level relationships and collaborations for specific hazards or products, including with other state agencies like the Department of Energy and Climate, and with Geoscience Australia, the Australian Climate Service, and research organisations such as Natural Hazards Research Australia and universities.

Queensland Strategy for Disaster Resilience 2022-27 (QSDR)193

●   As the state’s lead agency for disaster recovery, resilience, and mitigation policy, QRA developed and launched the QSDR.

●   The QSDR aims to embed resilience activities into business as usual and mandates the need for collaboration across stakeholders to ensure the four objectives, 19 strategic commitments and 52 actions are clearly outlined with agreed responsible lead agencies for delivery.

●   QRA delivered the Queensland Government’s voluntary commitment under the United Nations Office for Disaster Risk Reduction Sendai Framework to establish Regional Resilience Strategies to ensure every region in Queensland is now part of a locally led, regionally coordinated and state facilitated blueprint to strengthen disaster resilience.194

●   The Regional Resilience Strategies are supported by detailed local resilience action plans for councils that guide implementation of resilience actions over time aligned with potential investment pathways.

Existing State-level Risk Assessments195

●   In line with the Disaster Management Act 2003 (Qld), the Queensland Government makes available disaster management information. The Disaster Management website includes information around State level risk assessments, warnings, planning and education.

●   State level hazard risk assessments are available, including the 2023 State Disaster Risk Report (SDRR), the Critical Infrastructure Disaster Risk Assessment, the State Heatwave Risk Assessment, the State Earthquake Risk Assessment and Tsunami Guide for Queensland and the Severe Wind Hazard Assessment for Queensland (SWHA-Q). A collaborative follow-on project from the SWHA-Q, the Severe Wind Hazard Assessment for South-East Queensland (SWHA-SEQ) was completed in partnership with six local governments in South-East Queensland, other Queensland Government departments and the insurance and research sector.196,197

Disaster Recovery Funding Arrangements (DRFA)

In certain situations, the Queensland Government will enter into Disaster Recovery Funding Arrangements (DFRA)198 with the Commonwealth Government. The DRFA is joint Australian Government and State Government funding, providing financial assistance to help communities recover from eligible disasters.199 The Australian Government and Queensland Government funding split for the DRFA is:200

●   Categories A and B – up to 75% Commonwealth and 25% State

●   Category C – 50% Commonwealth and 50% State funding

●   Category D – funding split is agreed to when the measure is approved.

State funding for non-DRFA eligible disasters will continue to be administered under the State Disaster Relief Arrangements (SDRA), a wholly state funded program that may be activated for all hazards providing assistance to alleviate personal hardship and distress.201

Four exceptional circumstances packages were established to offer assistance for communities severely affected in the 2023-24 disaster season:202

●   South Queensland Severe Storms and Rainfall, 24 December 2023 – 3 January 2024

Outcomes:

●   QRA has provided recovery guidance, assistance, and support to 66 local government areas activated under DRFA for the thirteen events that impacted the State in the 2023–24 disaster season.203

●   QRA coordinated delivery of a disaster recovery and resilience program valued at $10 billion, comprising works from 45 disaster events across 2019–20 to 2023-24.204

●   The DRFA provides financial assistance to help communities recover from eligible disasters.205

●   The SDRA provides assistance to alleviate personal hardship and distress due to disasters.206

The $2.1 billion DRFA extraordinary assistance packages following the 2021–22 Rainfall and Flooding events continue to be delivered. As part of this package, the $49 million Flood Risk Management Package will contribute to the following outcomes:207

●   Improved critical baseline data and information to inform flood studies and risk assessments

Minister for Fire and Disaster Recovery and Minister for Corrective Services

September 2024	Page | 27

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

●   Tropical Cyclone Jasper, 13 - 28 December 2023 event.

●   Northern Queensland Bushfires, 18 October - 8 December 2023

●   Southern Queensland Bushfires, 8 September - 7 November 2023

This includes, but is not limited to extraordinary recovery grants for primary producers, small business and not-for profit organisations, as well as local recovery and resilience grants for councils, and packages for environment recovery, community health and wellbeing, mental health and tourism

QRA is tasked with administering the DRFA and other disaster resilience funding, as well as:

●   managing and coordinating the Queensland Government’s program of infrastructure renewal and recovery within disaster-affected communities

●   working with state and local government partners to deliver best practice administration of public reconstruction and resilience funds,

●   and working collaboratively with key stakeholders to reduce risk and bolster disaster preparedness.

●   Increased flood intelligence to be better able to prepare for and respond to flooding events

●   Community awareness of their flood risk and the information and services available to them to manage their risks

●   Availability of fit-for-purpose data, information, flood studies, risk assessments and management strategies, consistent with the Queensland Flood Risk Management Framework, to enable informed local decision making

●   Prioritised future investment in flood risk management.

Embedding adaptation and resilience into government operations

Examples of adaptation and resilience practices being embedded into government operations and infrastructure include:

Climate Change Risk Assessments for Infrastructure Projects

●   Department of Transport and Main Roads has published guidance on undertaking climate change risk assessments on major infrastructure projects. These assessments allow for the inclusion of adaptation measures in design development.208

Regional Resilience Strategies

●   Delivery of the Regional Resilience Strategies, ensuring every region across Queensland is part of a locally led and regionally coordinated blueprint to strengthen disaster resilience. The Regional Resilience Strategies are supported by detailed local resilience action plans for councils that guide implementation of resilience actions over time aligned with potential investment pathways.209

Get Ready Queensland

●   Increased Queensland community awareness of disaster preparedness through the Get Ready Queensland campaign providing alerts and warnings, understanding of the risk and tools to help people prepare for, known what to do during and after disasters.210

Outcomes:

Climate Change Risk Assessments for Infrastructure Projects

●   Climate projections are used to identify hazards, or changes in hazards, that may affect an asset or organisation, and to identify the consequence and likelihood of that hazard or opportunity occurring. This aids network resilience by incorporating adaptive designs in project delivery.211

Regional Resilience Strategies

●   Regional Resilience Strategies for 14 regions are available.212

Get Ready Queensland

●   Tools and information to help people prepare for, act during and act after disasters is available.213

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

Minister for Energy and Clean Economy Jobs

Minister for Transport and Main Roads and Minister for Digital Services

Minister for State Development and Infrastructure, Minster for Industrial Relations and Minister for Racing

Minister for Fire and Disaster Recovery and Minister for Corrective Services

Tourism industry adaptation and resilience	The Department of Tourism and Sport is committed to driving sustainable growth of the tourism industry, recognising that climate change impacts, environmental degradation and consumer demands for environmental best practice are key risks to future growth and prosperity.

Targets:

Key priorities under Queensland’s Towards Tourism 2032: Transforming Queensland’s visitor economy tourism industry strategy include the delivery of:216

●   A clear industry pathway towards net zero emissions.

●   Sustainable and regenerative tourism practices that support communities and value the contribution visitors make to their environment and lifestyle.

Minister for Tourism, and Sport

September 2024	Page | 28

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Through the Queensland Government’s Towards Tourism 2032: Transforming Queensland’s visitor economy tourism industry strategy the Queensland Government is:214

●   supporting the development of a clear, sustainable and measurable pathway to net zero emissions for the tourism industry, being delivered through the Queensland Regional Tourism Network’s Queensland Tourism Climate Action Project.

●   assisting more tourism businesses to be resilient to natural disasters, including delivering the $7 million Tourism Recovery and Resilience Package.

As part of the Tourism Recovery and Resilience Package, the Queensland Government has delivered a local government online platform to map tourism offerings in areas impacted by natural disaster events, with the aim of assessing natural disaster risk and identifying opportunities for tourism development to support future industry resilience.215

Outcomes:

●   Commenced delivery of the Phase 1 Implementation Plan 2023-2025 to ‘build and focus’.217

●   Out of the 94 actions included in Phase 1, 10 actions have been fully delivered, 74 actions are on track, six actions are pending, and four actions require support.218

Investing in climate change opportunities
The Queensland Critical Minerals Strategy

Queensland has many of the world’s critical minerals (such as copper, cobalt and vanadium) essential for the technologies needed to transition energy systems and decarbonise local, national and global economies. Queensland’s critical minerals will be needed to build the wind and solar farms and batteries to deliver on Queensland’s target of 80 per cent renewable energy by 2035.

The Queensland Critical Minerals Strategy (QCMS) outlines the states’ ambition to transform the state, national and global economy through the responsible use of Queensland’s critical minerals, creating sustainable economic prosperity for Queensland.219

The QCMS has four key objectives:

●   Move faster, smarter.

●   Maximise investment.

●   Build value chains.

●   Foster research and environmental, social and governance (ESG) excellence.

Targets:

●   Work with community, First Nations peoples and industry to commence a coordinated place-based approach where projects are co-located in one regional area. Each zone will be unique, and government actions will be tailored according to geography, stakeholder priority and concerns, and the minerals targeted.220

●   Explore remaining mineralisation in mine waste for critical minerals by providing funding to assist companies to undertake drilling within tailings and waste-rock dumps and other activities on abandoned and operating mines sites.

●   Review the regulatory framework to facilitate reprocessing opportunities in mine tailings and waste rock which hold substantial mineral deposits and value including critical minerals.

●   Profile and promote Queensland’s critical minerals by developing an investor- focused portal and working with the Australian Government.221

●   Work with Treasury to deliver the Critical Minerals and Battery Technology Fund to support businesses across the whole critical minerals supply chain, with a focus on enhancing the extraction and processing of critical minerals and accelerating the development of battery technologies and production of precursor or advanced materials in Queensland.

●   Deliver $8 million to research and development in circular economy and mining.222

Outcomes:

●   The Queensland Government has established Critical Minerals Queensland and appointed a Critical Minerals lead to be a centralised point to connect industry, investors and community to grow the sector.223

●   Rent reduction for exploration – the Queensland Government has reduced the rent for new and existing exploration permits for minerals to $0 for five years from 1 September 2023.224

●   The Queensland Government has established the Collaborative Development Program. The $5 million program supports companies recover remaining mineralisation found in mine waste to accelerate the development of Queensland’s critical minerals sector.225

Minister For Resources and Critical Minerals

September 2024	Page | 29

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

●   A total of $4.6 million has been given to 18 projects prioritising the discovery of critical minerals.226

●   Launch of two initiatives: Queensland Critical Minerals Prospectus showcases projects ready for investment at different mining stages, and the Critical Minerals Investor Hub is a new online tool connecting potential investors with government agencies as well as proponents of projects already in development.227,228

●   Established a partnership with the Australasian Institute of Mining and Metallurgy (AusIMM) to increase environmental, social and governance capability, awareness and knowledge sharing within the state’s critical minerals sector.229

North West Minerals Province (NWMP)

As one of the world’s richest mineral-producing regions, A Strategic Blueprint for Queensland’s North West Minerals Province is helping secure the long-term future of the region and its communities. The blueprint has delivered projects that have unlocked jobs and investment opportunities in North West Queensland.230

The North West Queensland Economic Diversification Strategy identifies opportunities across the resources, agriculture, tourism, business and industry sectors to support long-term sustainable growth in North West Queensland.

The Strategy is a key deliverable of A Strategic Blueprint for Queensland’s North West Minerals Province.

The Strategy focuses on 13 key initiatives and is structured around 3 key themes:

●   enhanced investment environment

●   strong supply chains

●   sustainable communities.

Outcomes:

●   The Queensland Government has released the North West Queensland Economic Diversification Strategy (NWQEDS) Implementation Plan to 2025. The plan supports the resources, agriculture, tourism, business and industry sectors to grow and diversify.231

●   The Queensland Government has delivered a range of actions through the Strategic Blueprint for the Queensland’s North West Minerals Province and the North West Queensland Economic Diversification Strategy Implementation Plan 2019-2021 to further strengthen the North West Queensland region and its communities.232

●   The Queensland Government developed a support package for mine workers affected by the closure of Glencore’s Mount Isa Copper Operations and Lady Loretta Zinc Mine. The support package will include:

●   Up to $30 million to accelerate development of resource projects in the North West Minerals Province.

●   Up to $20 million, to be matched dollar-for-dollar by Glencore, for an economic structural adjustment package for Mount Isa and North West Queensland.233,234

Minister For Resources and Critical Minerals

Minister for State Development and Infrastructure, Minster for Industrial Relations and Minister for Racing

Deputy Premier, Treasurer and Minister for Trade and Investment

Queensland Battery Industry Strategy 2024-2029

The Queensland Battery Industry Strategy outlines how the Queensland government will work with business, industry, and research institutes to create a diverse and dynamic battery sector to support Queensland’s energy transition.

While Queensland already mines battery minerals, there are acknowledged gaps in industry capability further along the battery value chain. Converting raw materials to battery cell manufacture is a missing link in a circular battery economy.

The strategy targets approximately $570 million in new and existing funding, across three key themes:235

●   Innovate and Commercialise

●   Invest, Integrate and Grow

●   Position and Promote

The strategy focuses on growing a local and specialised industry, while also ensuring that the industry is ready to leverage its competitive advantages when new market opportunities arise.

Targets:236

●   Integrate and co-locate the research strengths of Queensland’s universities to accelerate and scale domestic battery manufacturing.

●   Increase local content in Queensland’s battery value chain.

●   Activate projects to accelerate development of battery technologies and the production of precursor and advanced materials.

●   Establish and operate QUEST Hub to strengthen industry networks and strategic partnerships. By expanding battery testing and certification capabilities, Queensland products could gain easier market entry, boosting local businesses and innovation.

●   Create battery standards and testing certifications will position Queensland as a leader in battery technology and drives battery technology advancements and set benchmarks for the industry nationally and internationally.

●   Engage the Advanced Materials and Battery Council (AMBC) to produce a State of the Sector report to showcase Queensland’s battery industry capabilities, market and supply chain announcements, employment and industry skills updates, and promotion of ESG credentials and investment opportunities.

Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing

Minister for Energy and Clean Economy Jobs

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

Minister for Regional Development and Manufacturing and Minister for Water

September 2024	Page | 30

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Outcomes:237

●   The Queensland Government has undertaken a battery component study to identify the manufacturing requirements and capability of Queensland’s manufacturers for local companies that may be able to pivot their manufacturing processes to make battery components and fill gaps in the battery supply chain.

●   The Queensland Government has launched an Australian Battery Supply Chain Database for established and emerging battery companies to be able to identify business and supply chain opportunities to support domestic production.238

Queensland Hydrogen Strategy

The Queensland Hydrogen Industry Strategy aims to support a low emissions economy and create growth opportunities for new export markets. The Queensland Renewable Energy and Hydrogen Jobs Fund facilitates future production and supply of renewable hydrogen for both domestic and export markets.239

The Gas Supply and Other Legislation (Hydrogen Industry Development) Amendment Act 2023 (Qld) to enable construction, operation and safety management of hydrogen projects and other renewable gas pipelines in Queensland.240

Targets:

The Queensland Government is facilitating significant private sector investments in large scale hydrogen projects including:

●   Supporting the Stanwell-Iwatani consortium to progress technical feasibility studies for the CQ-H2 renewable hydrogen export facility in Gladstone.241

●   Partnering with Fortescue Energy to deliver the Global Green Energy Manufacturing Centre near Gladstone. Fortescue Energy chose Gladstone, Queensland to establish Australia’s first multi-gigawatt-scale electrolyser factory, with an initial capacity of 2 gigawatts per annum.242

●   Supporting initiatives to facilitate private sector investment through the Hydrogen Industry Development Fund. The Fund is supporting renewable hydrogen technology projects in the transport sector and the integration of hydrogen production into wastewater treatment.243

Outcomes:

●   Funding from the Queensland Government’s Hydrogen Industry Development Fund has been committed to Hydrogen Park Gladstone, SunHQ and, Goondiwindi Hydrogen. These projects will contribute to the state’s renewable energy targets.244

●   The Gas Supply and Other Legislation (Hydrogen Industry Development) Amendment Act 2023 (Qld) has commenced.245

●   The Queensland Government has signed an MOU with the Port of Rotterdam to collaborate on a hydrogen export supply chain.246

●   Queensland’s first publicly accessible hydrogen refueler opened in August 2023.247 In partnership with Fortescue an electrolyser manufacturing facility opened in Gladstone in April 2024.248

Minister for State Development and Infrastructure, Minster for Industrial Relations and Minister for Racing

Minister for Energy and Clean Economy Jobs

Deputy Premier, Treasurer and Minister for Trade and Investment

Biofutures 10-year Roadmap and Action Plan

The Queensland Biofutures 10-Year Roadmap and Action Plan aims for Queensland to be an Asia-Pacific hub in biomanufacturing and biorefining, enabling global efforts to decarbonise and build diverse local industrial capabilities.249

Queensland biofuels mandates requiring 4% biobased petrol in retail petrol sales and 0.5% biobased petrol in wholesale diesel sales.

Outcomes:

A full list of achievements can be found in the Biofutures page of the Department of State Development and Infrastructure.

Recent highlights include:250

●   Signed a Memorandum of Understanding (MoU) with Qantas to collaborate on developing a sustainable aviation fuel (SAF) industry in Queensland.

●   Signed a MoU with Ampol and ENEOS to investigate feedstock and using existing refinery infrastructure to generate up to 500 million litres of SAF and renewable diesel a year at Ampol’s Lytton site.

●   The Queensland Government collaborated with Scania Australia, BusTech, Mackay Transit Coaches to deliver the two state-of-the-art bioethanol-fuelled buses to provide public transport services throughout the Mackay region.

Minister for State Development and Infrastructure, Minster for Industrial Relations and Minister for Racing Minister for Energy and Clean Economy Jobs

September 2024	Page | 31

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

●   Supported the first Airbus helicopter trial with SAF

●   The Queensland Government has partnered with international shipping and logistics operator ANL to deliver Australia’s first containerised shipping biofuel trial.

●   Supported the first crane to be powered by 100% renewable diesel in Queensland used at the theatre under construction the Queensland Performing Arts Centre.

Sustainable finance

Queensland Treasury Corporation (QTC) issues Green Bonds on behalf of the Queensland Government. QTC Green Bonds enable investors to support Queensland’s transition to a low carbon, climate resilient and an environmentally sustainable economy. The net proceeds of QTC’s Green Bonds may be notionally allocated against eligible projects and assets that have an environmental benefit associated with the State of Queensland.251

QTC’s Green Bonds are issued in accordance with QTC’s Green Bond Framework and either the Climate Bonds Standard or the International Capital Market Association (ICMA) Green Bond Principles.252 At the time of this report, all QTC Green Bonds on issue are certified by the Climate Bonds Standard Board on behalf of the Climate Bonds Initiative.

Outcomes:

●   QTC has an eligible project and asset pool of circa A$18.561 billion, of which, circa A$12.546 billion of Green Bond proceeds have been allocated as at 31 March 2024.253

●   QTC issued A$2.75 billion of a new 2034 maturity CBI Certified Green Bond in January 2024. This was the sixth and longest maturity green bond issued by QTC.254

Deputy Premier, Treasurer and Minister for Trade and Investment

September 2024	Page | 32

Climate change - Risk management

Effective climate risk management enables the Queensland Government to continue to:

●	deliver services

●	protect assets, staff and programs of work

●	provide leadership, strategic direction and certainty

●	support the growth of the economy into the future

●	enable private industry to embed climate risk considerations into capital planning decisions.

The Queensland’s 2035 Clean Economy Pathway: 75% by 2035255 provides a framework and approach to reach the legislated 75% emissions reduction target by 2035 by bringing together actions across departments and areas of Ministerial responsibility. The pathway supports the management of key risks and opportunities by Cabinet through responsible Ministers and administering departments to support effective performance management consistent with the Queensland Government’s Performance Management Framework Policy.

Figure 10: Examples of support for climate action in government operations and private sector

Engaging with local stakeholders, identifying funding priorities that deliver outcomes for local communities, industries and aligning state policies to facilitate support

Queensland’s 2035 Clean Economy Pathway and Queensland Climate Adaptation Strategy

Sets out action on climate change with credible plan to meet the measured targets256 with key work already underway

●   Queensland Energy and Jobs Plan

●   Low Emissions Investment Partnerships program

●   Zero Emissions Vehicles Strategy and Action Plan

●   Resources Industry Development Plan

●   Low Emissions Agriculture Roadmap

●   Biodiversity Conservation Strategy

●   New-Industry Development Strategy

Enabling industry to make informed climate risk assessments through provision of regionalised climate data

Climate science resources

The Queensland Government has invested in climate science and resources to provide free, up to date, regionalised climate data for private industry to make informed climate risk assessments. These include:

●   regional climate change impact summaries257

●   map-based interface to climate projection data for Queensland258

●   hazard assessments, to provide a better understanding of potential impacts on population centres and elements of critical infrastructure in Queensland.259,260

Integrating climate risk management considerations into government operations

Examples of integration into government operations

●   Queensland Climate Ready (QCR) program supports Queensland Government departments to better understand their climate risks, build their capacity to manage these risks, and embed climate risk management into current risk management practices.261

●   Climate Risk Management Guideline for Queensland Government Departments supports Queensland Government departments to embed consideration of climate risk within strategic and operational functions.262

●   The Queensland State Planning Policy considers matters relating to climate change adaptation and emissions mitigation, including a state interest guideline for natural hazards, risk and resilience.263

●   Queensland Government is committed to strengthening disaster resilience, supporting communities to be better equipped to deal with the increasing prevalence of natural disasters. The Queensland Government has established 14 Regional Resilience Strategies. This program of work has been delivered as a commitment under the United Nations Office for Disaster Risk Reduction Sendai Framework.264

●   Climate Change Risk Assessments for Infrastructure Projects provides guidance to complement and support climate change risk assessments for Transport Infrastructure Projects.265

September 2024	Page | 33

Climate change - Metrics and targets

Quality climate science and economic analyses are critical to support decision makers in their efforts to manage climate risk and identify emerging opportunities.

Effectiveness of key policies

To ensure the effectiveness of key policies in achieving emission reduction objectives, the government has set targets and milestones. Regular monitoring of these policies over time allows for an assessment of their progress. Information on policy outcomes and advancements are available in the above Climate change - Policy response section.

Setting of targets

Figure 11: Legislated emissions and renewable energy targets

Queensland’s 2035 Clean Economy Pathway outlines the government’s pathway to achieving the 75% target using the best evidence and advice, as well as collaborating with industry. This includes Queensland working with the Australian Government as it develops national sectoral plans while working closely with industry and communities on Queensland based sectoral plans.266

The Queensland Government has legislated emissions reduction and renewable energy targets with the objectives of achieving net zero emissions and decarbonising the energy sector.

Emissions reduction monitoring

The Department of Energy and Climate reports progress on the emissions reduction targets on its website.267 The Clean Economy Jobs Act 2024 (Qld) sets out a structured approach to achieving the targets that will provide certainty and enable the government to work with industry and all levels of government. This structure includes clear timeframes for decision making e.g. interim targets to be set 10 years in advance, annual progress reporting to parliament, expert panel to provide advice to government and state-based sector plans development that supports the state emissions reduction targets.

In addition, the Queensland Government assesses progress on its targets using the State and Territory Greenhouse Gas Inventories prepared by the Australian Government. National and state/territory inventory data is publicly available from Australia’s National Greenhouse Inventory.268

Renewable energy monitoring

The Department of Energy and Climate reports progress on the renewable energy targets on its website.269

Queensland’s renewable energy percentage is calculated from data provided by Australian Energy Market Operator (AEMO), supplemented by DHLGPPW estimates for generators where AEMO data is not available (typically smaller generators below 30MW in capacity). The renewable energy percentage is calculated as the ratio of renewable generation to consumption. The department is moving to a generation based target in line with the new legislated renewable energy targets.

September 2024	Page | 34

Natural capital

Natural capital is the stock of the Earth’s renewable and non-renewable resources, including trees, soils, air, water, minerals, and all living things that provide ecosystem services. The State of Queensland has a range of natural capital assets, comprising of metal and mineral resources, agricultural land, clean and secure water supplies, rich biodiversity and globally recognised protected areas, including World Heritage Areas such as K’gari (Fraser Island), the Wet Tropics of Queensland, the Gondwana Rainforests of Australia, the Australian Fossil Mammal Sites – Riversleigh section and the Great Barrier Reef.

The Queensland Government has responsibility for the effective management of the state’s natural resources. In doing so, it seeks to balance resource utilisation between industry, community use and safeguarding the integrity of the natural environment for future generations.

The Queensland Government manages nature related risks at both a whole-of-state level and at an organisational level by establishing structures and regulating interactions of stakeholders with ecosystems. This considers key elements including water management, biosecurity, aquaculture, forestry management and environmental protection.270

Natural capital - Management

The management of natural capital is undertaken by Cabinet with the support of key departments led by responsible Ministers as set out in Figure 7: Queensland’s environmental management.

The Queensland Treasurer and the Minister for Environment and the Great Barrier Reef and Minister for Science and Innovation jointly manage the Queensland Government’s Land Restoration Fund (LRF). The LRF supports landholders, farmers and First Nations peoples to generate new, regular income streams through carbon farming projects whilst providing valuable co-benefits such as healthier waterways, increased habitat for threatened species, and more resilient landscapes.

Natural capital - Strategy

Queensland’s natural assets, including biodiversity and the health of ecosystems, can affect the productivity and fertility of land, rivers and oceans. Adverse changes to ecosystem services may impact agriculture, tourism and many other industries. The Queensland Government is aware of systemic risks embedded within natural capital that may have cascading or amplifying impacts through supply chains and resource availability, business operations and regulatory environments.271

Protecting Queensland’s natural environment in a way that complements economic development is a priority. The state actively leverages its natural capital assets to develop new industries, such as the liquefied natural gas (LNG) export supply chain, critical minerals and bio-futures.

The government’s approach to natural capital management is focused on protecting and conserving the state’s biodiversity values, addressing the decline in threatened species, and connecting people and nature in economic, social and environmental contexts.

The Queensland Government manages its assets and ecosystems, through the implementation of policies to mitigate risks to natural capital and ecosystem loss. These policies focus on creating positive outcomes by reducing human impacts on nature and/or contributing to its restoration.272

The Queensland Government manages Queensland’s natural capital based on the key elements as set out in Figure 12.

September 2024	Page | 35

Figure 12: Queensland’s natural capital – key elements

Element	Example	Overview and objectives
Land	Forests, urban, mining and agricultural lands and the impacts of land- use changes on the quality of land-based ecosystems273

●   The Queensland Government regulates land use to achieve sustainable economic prosperity while also helping to protect our environment.

●   The Queensland Government’s land management objective is to manage native vegetation to achieve sustainable outcomes for land use and the environment whilst ensuring environmental and cultural values are considered and protected.

Freshwater	Fresh aquifers and surface water management

●   Surface water dominates Queensland’s water supply sources, with groundwater playing an important role for inland areas of the state. Access to fresh water relies heavily on rainfall which is highly seasonal and varies considerably year to year.274

●   Underpinned by science and community consultation, water plans have been developed for major catchment regions to meet cultural, social, economic and environmental outcomes.275

Ocean	Estuaries and marine ecosystems276

●   Marine ecosystems support much of the state’s native biodiversity, including migratory birds, dugongs, dolphins, turtles and fish.

●   Overall, sediment, nutrients and pesticides are the major catchment pressures that broadly impact Queensland estuaries and are targeted by key measures and included in water quality reporting.

Atmosphere	Air quality277

●   The main sources of air pollutants in Queensland are transport and industrial activities, with rural and domestic activities also considered contributors.

●   Planning schemes are significant drivers of air-quality management by establishing the location and nature of major infrastructure, setting up goals and processes to guide development decisions, promotion of public transport, walking and cycling and the use of low emission vehicles.

An outline of significant natural capital initiatives being implemented by the Queensland Government is provided in the Natural capital - Policy response

September 2024	Page | 36

Natural capital - Policy response

Below is a summary of Queensland Government policies that support the management of natural capital risks and opportunities.

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Managing the state’s natural capital

Queensland’s biodiversity conservation strategy

Conserving Nature—a Biodiversity Conservation Strategy for Queensland (the Strategy) sets out Queensland Government’s commitment to conserving biodiversity and its values.278

The Strategy seeks to address the current and future economic, social and environmental risks posed by biodiversity decline and degradation of Queensland’s natural capital and ecosystem services. It establishes a high-level vision, outcomes, goals, objectives and principles to guide implementation.

The goals of the Strategy are:

●   Queensland’s biodiversity is protected and well-managed.

●   Queensland’s biodiversity is restored and rehabilitated to reinstate ecosystem function and recover species populations.

●   Queensland’s biodiversity is supported to adapt to changing environments.

●   People value biodiversity, including its contribution to their wellbeing, and are motivated to protect it.

Each goal is supported by objectives. A set of six guiding principles set out to underpin all biodiversity conservation activities.

Targets:

Published in October 2022, the strategy is a living document that can be updated with new policies, actions, initiatives and investment approaches as they are developed across government. The strategy is an overarching framework for biodiversity conservation, with its outcomes linked to existing programs and initiatives across Government and includes:

●   Queensland’s Protected Area Strategy 2020-2030279

●   Land Restoration Fund280

●   Threatened Species Program281

●   Biodiversity and Ecosystems Climate Adaptation Plan282

Outcomes:

●   A draft Performance Framework for Queensland’s Biodiversity Strategy was released for public consultation in August 2024. The draft Performance Framework outlines a comprehensive monitoring and evaluation approach including draft targets, actions and indicators required to track progress and drive continuous improvement.283

See Appendix A: Datasets for metrics.

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

Queensland’s Protected Area Strategy 2020–2030

Establishes the overarching framework, strategic direction and actions to further enhance Queensland’s terrestrial protected areas, both public and private, and the natural habitats and ecosystems they support.284

Strategic priorities are:

●   Expanding Queensland’s protected area system to safeguard biodiversity and cultural values, protect threatened species, and build climate change resilience while creating economic benefits.

●   Managing protected areas in partnership with First Nations peoples, landholders and other land managers to deliver global best practice in conserving natural and cultural values.

Ensuring Queenslanders are aware of and appreciate the state’s protected areas and support investment in their expansion and management to conserve natural and cultural values.

Queensland’s protected area system is made up of:

●   69% public protected areas (national parks, conservation parks and resources reserves).285

●   31% private protected areas (special wildlife reserves and nature refuges), forming the largest private protected area network in Australia.286

●   As at 4 April 2024, Queensland’s terrestrial protected area system covered more than 14.5 million hectares (8.38% of Queensland’s total land area).287

Targets:

The Strategy has defined progress measures that are reported against. This is undertaken via annual report cards.289

Outcomes:

In 2024, the Department of Environment, Science and Innovation continued to acquire land parcels to establish new private protected areas to expand the protected area system, acquiring a number of land parcels and protecting important habitat for threatened species. These include:

●   Since 2022 the Queensland Government has acquired 601,839 hectares of land that has now been converted into protected areas, taking the total protected area from 14.5 million hectares to over 15 million hectares.290,291

●   The 352,589 hectare Vergemont Station and the neighbouring 138,000 hectare Tonkoro Station which together will create a protected area corridor that conserves nearly 1.5 million hectares of the Channel Country bioregion.292

●   140 Islands within the Great Barrier Reef Marine Park have been acquired with a combined total land size of 1,390 hectares to protect endangered and of- concern ecosystems as well as vital habitats.293, 294

●   The 213 hectare parcel of land which has been added to the Daisy Hill Conservation Park consolidating the forests between Daisy Hill Conservation Park and Venman Bushland National Park.295

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

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Policy response	Strategies and goals	Targets and outcomes	Responsible minister

● Queensland has entered into joint management arrangements with First Nations peoples in the Cape York Peninsula region and Minjerribah (North Stradbroke Island).288

Other initiatives to protect Country with First Nations peoples include:

●   The Indigenous Land and Sea Ranger program which employs over 200 Indigenous Land and Sea Rangers across 46 regional and remote communities.296

●   Supporting First Nations organisations to deliver outcomes for Country through the annual Looking after Country Grant Program.297

Regulatory Strategy 2022–2027, Queensland’s Environmental Regulator

The Regulatory Strategy 2022–2027 Queensland’s Environmental Regulator (the Strategy) sets out the environmental regulator’s vision for the delivery of its regulatory functions and activities to safeguard the state’s environment, its coasts and built heritage.298

The Strategy applies to DESI’s (the Environmental Services and Regulation division)299 regulated activities under the following Acts:

•   Environmental Offsets Act 2014 (Qld)

•   Environmental Protection Act 1994 (Qld)

•   Queensland Heritage Act 1992 (Qld)

•   Planning Act 2016 (Qld)

•   Waste Reduction and Recycling Act 2011 (Qld)

•   Water Act 2000 (Qld) (Chapter 3)

•   Wet Tropics World Heritage Protection and Management Act 1993 (Qld)300

•   Coastal Protection and Management Act 1995 (Qld).

Targets:

The Strategy outlines key targets and actions to be delivered over five years for six focus areas. The Strategy for 2022–2027 is structured around six key focus areas:

1.  Regulate proportionate to risk

2.  Assessment processes

3.  Targeted compliance

4.  Customer focus

5.  Partnership, science and innovation

6.  Communication and engagement.

The Strategy includes a commitment to annually report on progress to drive continuous improvement. A Progress Report for 2024 is available.301

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation Minister for Housing, Local Government and Planning and Minister for Public Works

Biosecurity Management

The Queensland Biosecurity Strategy 2024–2029 (the strategy) builds on the Queensland Biosecurity Strategy 2018–2023, establishing a collective focus for tackling plant and animal pest and disease threats.302

Biosecurity requires an integrated system where all partners understand and fulfil their roles.

The strategy:303

●   addresses challenges and opportunities for the entire Queensland biosecurity system

●   covers exotic pests and diseases not yet present in Australia and endemic ones that are already here

●   encourages a risk-based approach for prioritisation and allocation of effort.

Targets:

Shared goals under the strategy are to:

●   Prevent the entry, spread or establishment of exotic pests and diseases in Queensland

●   Contain, suppress or manage significant pests and diseases already present in Queensland

●   Contribute to Queensland’s food security and maintain our reputation as a safe and high-quality trade partner

●   Protect Queensland’s economy, environment, biodiversity, rural and regional communities, and way of life

●   Prepare for and effectively address new pest and disease incursions.

Outcomes:

●   Several biosecurity programs are in place to manage key risks. The full list is available from the Department of Agriculture and Fisheries (DAF).304

Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities

Coordinator-General

The Coordinator-General administers the State Development and Public Works Organisation Act 1971 (Qld).

Functions utilised in the State Development and Public Works Organisation Act 1971 (Qld) pertaining to managing natural capital are:

●   coordination of project declaration and environmental assessment

●   administration of the planning and development of State Development Areas

●   facilitation of land acquisitions for large scale infrastructure projects

●   Part 4 of the State Development and Public Works Organisation Act 1971 (Qld) specifically relates to the Coordinator-General’s environmental impact

Outcomes:

With regard to coordinated projects (Part 4, State Development and Public Works Organisation Act 1971 (Qld)), the Coordinator-General evaluates the EIS or IAR and sets conditions for proponents to mitigate negative impacts, and enhance benefits, on the natural, social and economic environment.

Coordinated project outcomes pertaining to natural capital values have recently included strategies and proponent requirements for land / aquatic /marine biodiversity protection, land-based offsets, water quality protection, rehabilitation, water resource allocation, species protection, protection of cultural heritage values etc.307

Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing

September 2024	Page | 38

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

statement (EIS) or impact assessment report (IAR) process. The EIS and IAR processes require assessment and development of management strategies for the potential impacts (positive and negative) of major and/or complex projects on the natural, social and economic environment. The act also outlines how the EIS process considers matters of national environmental significance, in accordance with Commonwealth legislation. Projects undergoing the EIS or IAR process are known as coordinated projects.305

State development areas (SDA) are areas of land established by the Coordinator- General for industry, infrastructure corridors and major public works to promote industrial development opportunities in Queensland. Concentration of industrial development in selected areas, thereby minimising or avoiding:306

●   environmental impacts

●   loss of amenity

●   infrastructure duplications

●   transport conflicts.

World Heritage

The State of Queensland is home to five of Australia’s 20 World Heritage Areas, and the Queensland Government is committed to managing these areas to maintain the Outstanding Universal Value for which each property is listed.308

Queensland’s First Nations World Heritage Strategy demonstrates how the Queensland Government is responding to and empowering First Nations peoples and local communities to better protect, manage, present and maintain the irreplaceable values of World Heritage areas.309

Targets:

In 2023, the Queensland Government allocated $200,000 to four Traditional Owners organisations in Cape York to progress cultural heritage assessments for their Country, which may contribute to a future National or World Heritage nomination if they wish to do so.310

Outcomes:

Advisory committees for World Heritage areas provide advice to management agencies and State Government and Australian Government Ministers responsible for World Heritage on matters relating to the identification, protection, conservation, presentation and transmission to future generations, of the cultural and natural heritage.

Advisory committees are established for:

●   K’gari (Fraser Island)

●   Australian Fossil Mammal Sites – Riversleigh Section

●   Gondwana Rainforests of Australia – Queensland Section.

●   Wet Tropics World Heritage Area311

In partnership with Cape York Traditional Owner groups, the Cultural Landscapes of Cape York Peninsula has been nominated for Australia’s UNESCO World Heritage Tentative List.312,313

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

Managing Natural Capital – Land

Vegetation Management

Native vegetation is critical for maintaining biodiversity, preventing land degradation and reducing Queensland’s carbon emissions.314

Clearing in the State of Queensland is regulated through the vegetation management framework, consisting of the Vegetation Management Act 1999 (Qld), the Planning Act 2016 (Qld) and the associated regulations, policies and codes, including the State Policy for Vegetation Management. It applies to most land tenures, including freehold land, Indigenous land, leasehold land and occupational licences under the Land Act 1994 (Qld).

Outcomes:

●   The Queensland Government has set requirements regarding the clearing vegetation; monitors clearing and ensure people comply with the laws.315

●   The 2021-22 Statewide Landcover and Trees Study (SLATS) report shows a 64% reduction in regulated vegetation clearing over four years.

●   The report showed a decrease of 7% in overall clearing activity across the State compared with the previous year’s report, and a 13% decrease in clearing activity in Great Barrier Reef catchments.

Minister for Resources and Critical Minerals

September 2024	Page | 39

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
The government’s vegetation clearing laws allow landholders to undertake a range of activities to deal with the threat or aftermath of a bushfire. The Clearing for Bushfire Management Guide explains the approval and notification requirements under vegetation and planning legislation.

●   Of the overall clearing, 78% of the vegetation was assigned Category X, which is vegetation that is generally exempt from regulation under the vegetation management framework.316

●   In March 2022, the Queensland Government established the Native Vegetation Scientific Expert Panel to independently review native vegetation management in Queensland. The Queensland Government has provided a response to the Panel Report and has accepted (in full and in principle) all 10 recommendations.317

See Appendix A: Datasets for metrics.

Native Forestry Policy

State-owned native timber

The government’s native forestry policy supports a sustainable future that balances jobs and conservation.

The Queensland Sustainable Timber Industry Framework (the Framework) will be developed in partnership with stakeholders by mid-2025. It will present a 30-year plan to grow jobs, protect forest values and balance the many ways Queensland’s forest estate is used.318,319

Queensland’s Protected Area Strategy 2020-2030320

Provides a pathway to grow the protected area system and transform the way protected areas are managed.321

Targets:

Under the Framework322

●   Transition approximately 50,000–60,000 hectares of high-value ecosystems within the Eastern Hardwoods and adjacent areas to a new Natural Capital Reserve tenure (subject to legislative amendments), to support the creation of a Greater Glider Forest Park323

●   Work with stakeholders to add to the protected area estate and determine appropriate tenures for areas of State forest where native timber harvest has ended or is planned to end in the future

●   Improve the ways landholders are supported to make decisions to enter environmental markets to manage carbon and biodiversity projects as part of a diversified forestry and land sector.

The Framework will ensure no reduction in overall timber supply levels from 2025 to the end of 2034.324

Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation
Sustainable Agriculture

The government provides an information service to assist proponents of private sector agricultural projects.325

This includes information on:

●   Managing an agriculture business

●   Drought and natural disasters

●   Livestock and animals

●   Crops and horticulture

●   Sustainability and environment

●   Research, development and extension

●   Initiatives, programs and campaigns

Outcomes:

Examples of this assistance include:

●   Sustainability and Environment: The Queensland Government provides information to increase farming productivity and efficiency with information on grazing and pasture management, agriculture in Great Barrier Reef catchments, drought and natural disasters, chemicals and herbicides, land conservation obligations, coal seam gas management and water management.326

●   Land management: A variety of information is available about land management practices in Queensland, including protecting reef catchments, improving land condition, managing erosion, reducing sediment run-off, managing chemicals safely and protecting waterways. This includes best practise guides and grants funding.327

●   Queensland agricultural land audit: This identifies land important to current and future production and the constraints to development.328

See Appendix A: Datasets for metrics.

Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities

September 2024	Page | 40

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
Queensland Resources Industry Development Plan

The Queensland Resources Industry Development Plan (QRIDP) outlines how government and industry can work together to address and respond to key global emerging trends.329

The QRIDP sets a path for a resilient, responsible and sustainable Queensland resources industry that grows as it transforms over the next 30 years. The six key focus area for government and industry are:

●   Grow and diversify the industry.

●   Strengthen environmental, social and governance credentials and protect the environment.

●   Foster coexistence and sustainable communities.

●   Ensure strong and genuine First Nations partnerships.

●   Build a safe and resilient future workforce.

●   Improve regulatory efficiency.

Focus areas contain 43 actions to be undertaken over the short and medium term.330

Targets:

Deliver the 43 QRIDP actions to enable the development of a resilient, responsible and sustainable Queensland resources industry that grows as it transforms.331

Outcomes:

Since the launch of QRIDP in June 2022, progress has continued against the 43 actions, including completing 14 actions:332

●   Establishment of the Ministerial QRIDP Advisory Group

●   Implementing promotion strategies for Queensland’s critical minerals

●   Completion of the re-commercialising abandoned mine pilot program

●   Developed a Queensland Battery Industry Strategy

●   Implementing the rent deferral for critical minerals project

●   Delivering common user infrastructure guidance

●   Completing the Bowen Basin pipeline study

●   Review of legislations for hydrogen and other clean energy sources

●   Publishing principles for coexistence in the Land Access Code

●   Delivering the mapping layer to better support coexistence

●   Delivering the Resources Community Infrastructure Fund

●   Developed a fit-for-purpose framework for extractive industry assessment

●   Allowing the use of steel casing in horizontal wells

●   Improved cost recovery for government services provided to industry and reviewed rent settings to ensure tenures are actively explored and developed.

26 actions are underway with recent progress including:

●   Commenced Round 8 of the Collaborative Exploration Initiative funding scheme with $4.7 million allocated to 18 projects from 16 companies prioritising the discovery of critical minerals.333

●   Commenced detailed design of the Queensland Resources Common User Facility.334

●   Three actions will be delivered through the Queensland Critical Minerals Strategy, being the establishment of a Queensland Resources Industry ESG Expert Advisory Panel, embedding Queensland’s ESG competitive advantage and critical mineral regulatory sandbox.335

Minister for Resources and Critical Mineral5s
Natural Resources Recovery Program (NRRP)

The NRRP has up to $10 million in funding available per year to eligible Queensland- based natural resource management organisations to promote sustainable outcomes and innovation for land and vegetation resources.336

The program invests in projects that support:

●   improved landscape resilience and the ability of our natural resources to respond to natural disasters and climate change

●   support stakeholder adoption of sustainable practice management to drive regional economies

Targets:

Approved projects are required to deliver outcomes under one of the following priorities:

Soil and Land:

●   Improved soil health and land condition.

Vegetation:

●   Improved condition and extent of native vegetation (woody and non-woody).

Education Facilitation and Collaboration:

Minister for Resources and Critical Minerals

September 2024	Page | 41

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
● improve monitoring and evaluation to understand the state of our natural resources.

●   Increased capacity (skills and knowledge) to drive ongoing change.

●   Beneficial, efficient, highly valued and enduring Regional NRM Partnerships.

First Nations People:

●   Valued and enduring partnerships built with Traditional Custodians/ Owners.

Informed Decision Making:

●   Effective interventions and utilisation of data to drive decision making and innovation.

Outcomes:337

●   $14.5 million has been allocated to 32 projects across the 2022-2023 and 2023-2024 financial years focused on delivering these priorities.

●   Close to $23.7 million has been allocated to 19 projects for the 2024-2028 period.338

Mine site development, management and rehabilitation

The government has an established process to manage the use of land for mining.

This includes:

●   Environmental Authority (EA): All resource activities (which includes coal and mineral mining, petroleum and gas, geothermal and greenhouse gas storage activities) must have a specific type of licence called an Environmental Authority (EA) which is required under the Environmental Protection Act 1994 (Qld).

●   Mining authorities and permits: The process for the approval of resource authorities and permits considers: Financial and technical capability, Development plans and work programs, Environmental requirements, Native title, regional interests development approval, Eligibility, Financial security and Rents and royalties.

●   Reports and notices: Holders of permits, licenses or leases must provide information about their activities and meet their reporting obligations under Queensland resources legislation and the Environmental Protection Act 1994 (Qld).

●   Legislation and policies: Both the Department of Environment, Science and Innovation and the Department of Resources has developed a series of guidelines to assist existing and prospective resource authority holders understand the legislation around resources issues and the responsibilities of a resource authority holder under the Environmental Protection Act 1994 (Qld) and the relevant resource legislation.

●   Safety and health management and reporting requirements: The government requires that holders of Authorities and Permits meet set safety standards and expectations. These include accident and incident reporting, legislated operational safety requirements, required work competencies, certificates and rehabilitation. The government has undertaken an extensive review to improve the rehabilitation and financial assurance outcomes in the resources sector.

Outcomes:

●   Information on current and approved applications for EAs is reported through the Environmental Protection Act 1994 (Qld) Public Register.339

●   Queensland Government applies rigorous assessment process for resource projects which ensures the state’s mineral and energy resources are explored for and developed in the public interest. The assessment process is proportionate to environmental risk.340

●   Risk and Prioritisation Framework for Abandoned Mine Management and Remediation: the framework supports the Abandoned Mines Management Policy to undertake prioritised works to make abandoned mines safe, secure, durable, and productive.341

●   Progressive rehabilitation and closure of mined land.342,343

●   The Office of the Queensland Mine Rehabilitation Commissioner has been in place since October 2021 and publishes research and annual reports about mine rehabilitation.344

●   The Financial Provisioning Scheme was established to improve the state’s management of its financial risk in the event holders of a resource activity EA (holders), or small-scale mining tenure (SSMT) fail to comply with their environmental management and rehabilitation obligations. Over time, the scheme will also provide funds to support rehabilitation of abandoned mines and expand research into mine rehabilitation. 345

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation Minister for Resources and Critical Minerals

September 2024	Page | 42

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Managing Natural Capital – Freshwater

Water Management

The Department of Regional Development, Manufacturing and Water (RDMW)346 focuses on the sustainable management of water resources, focused on:

●   water planning that balances the needs of water users and the environment

●   ensuring the people of Queensland have access to safe and reliable drinking water and recycled water supplies

●   improving water security for both drinking and non-drinking purposes.

●   facilitating efficient water markets to stimulate economic development in regional communities

●   ensuring the safety of dam infrastructure and downstream people and property

●   enabling fairness, transparency and accountability of water systems through high-quality data collection and visibility (WaTERS - Water Tracking and Electronic Reporting System).

Outcomes:

●   In 2022-23, the percentage of the state’s drinking water service providers compliant with drinking water regulatory requirements, Actual: 98% (Target: 90%).347

●   The Water Tracking and Electronic Reporting System (WaTERS) has been developed to improve the tracking of regulated activities in Queensland that involve water releases to the environment.348

Minister for Regional Development and Manufacturing and Minister for Water

Queensland Water Strategy

The Queensland Water Strategy highlights the collective effort and initiatives that communities, government and industry are undertaking to achieve the strategy vision – Sustainable and secure water resources are central to Queensland’s economic transformation and the legacy we pass onto future generations.349

The strategy encourages collective action towards long-term water security and efficient use of water to our future sustainability.

Targets:

The Queensland Water Strategy sets out priorities and several delivery focus areas, these include:350

●   Healthy waterways, rivers, aquifers and sustainable water management: Respond swiftly to climate change, using the best available science to maximise our water resources and sustain healthy, more resilient catchments.

●   First Nations partnerships, access and ownership: Partner with First Nations peoples and develop sustainable practices that build on traditional wisdom and provide opportunities for social and economic development.

●   Water for regional economic prosperity: Build state water infrastructure to boost established industries and jobs underpinned by long-term water security.

●   Safe and secure water supply: Ensure every community across Queensland has safe and secure water, alongside support for boosting resilience and contingency plans even in times of severe drought or floods.

Minister for Regional Development and Manufacturing and Minister for Water

Water conservation and security

Investment has been made to ensure future water security through a program of initiatives in recycling, desalination and large-scale interconnection of the pipeline networks across South-East Queensland following the 1996–2010 drought. The Water Act 2000 (Qld) prescribes the framework to provide long-term water security for South East Queensland.

The Queensland Government collaborate widely across the water sector, with peoples and communities and other levels of government to define and manage current and future water resource risks and explore, implement, and communicate the broad range of innovations and actions to respond to climate change and adapt to future climate realities.351

Targets:

●   The Department of Regional Development, Manufacturing and Water provides a framework to provide long-term water security for South East Queensland (SEQ), as prescribed in the Water Act 2000 (Qld). The framework sets the desired level of service (LOS) objectives for water security in the SEQ region.352

●   The Department of Regional Development, Manufacturing and Water works in partnership with local councils to develop and publish Regional Water Supply Security Assessments that identify long-term water security risk for individual communities.353

●   First Nations Water Strategy: Mid 2024 Publish a listening report. Mid 2025 – Develop draft strategy and publish a discussion paper. Mid 2026 Implementation of strategy.354

Outcomes:

●   In 2022-23, Regional Water Supply Security Assessments have been published for 27 communities.355 And assessments were progressed for Biloela, Dalby and Cassowary Coast communities.356

●   Queensland has 3 fully accredited Murray-Darling Basin water resource plans. These are Condamine and Balonne (accredited September 2019), Border Rivers

Minister for Regional Development and Manufacturing and Minister for Water

September 2024	Page | 43

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

and Moonie (accredited September 2019) & Warrego, Paroo and Nebine (accredited June 2017).357 See Appendix A: Datasets for metrics.
Water Plan Areas

Queensland Government has established Water Plans, which set out how water is managed in a defined water plan area. The plans are tailored for each area to balance the needs of water users (e.g. towns, agriculture and other industries) and the environment.358

All water plans include unallocated water reserves which can be made available for future use without compromising the security of existing users or the environmental values within a catchment.

These reserves include Indigenous water reserves held for projects that advance the social and economic aspirations of Aboriginal peoples and Torres Strait Islanders. The development process generally includes the following stages:359

1.  technical assessments (environmental, economic, social, hydrologic and cultural data)

2.  preliminary stakeholder consultation

3.  preparation of a draft water plan

4.  publication of draft plan and opportunity for public submissions

5.  consideration of submissions

6.  finalisation and approval of water plan.

Outcome:

●   Water Plans seek to achieve a balance between economic, social, cultural, and environmental value. There are 23 water plan areas. These include the Fitzroy Basin and the Great Artesian Basin and other regional aquifers water plan.360

Minister for Regional Development and Manufacturing and Minister for Water

Managing Natural Capital – Oceans

Protecting and managing the Great Barrier Reef

The Reef 2050 Long-Term Sustainability Plan is the Australian and Queensland Government’s overarching framework for protecting and managing the Great Barrier Reef. Under this plan are several initiatives including:361,362

●   the Sustainable Ports Development Act 2015 (Qld) to reduce the impacts of port development

●   Maintenance Dredging Strategy for Great Barrier Reef World Heritage Area Ports363

●   Master plans and port overlays for priority ports364

●   the Reef 2050 Wetlands Strategy

●   the Queensland Sustainable Fisheries Strategy 2017–2027.

●   the Reef 2050 Traditional Owner Implementation Plan.

In response to the recommendations in the Report on the Reactive Monitoring Mission to the Great Barrier Reef (Australia) 2022365, the Queensland and Australian Governments have committed over $160 million to significantly reduce net fishing and other high risk fishing activities impacting the Reef. This includes ensuring the Great Barrier Reef is gillnet free by mid-2027.366

The Queensland Government implemented the Reef 2050 Water Quality Improvement Plan (WQIP) which identifies how the water quality outcome under the Reef 2050 Long-Term Sustainability Plan will be delivered. The Queensland Government has committed $289.6 million to continue the Queensland Reef Water Quality Program to 2025-2026, which delivers on WQIP outcomes and funds a range of water quality improvement projects working with industry, agricultural producers, communities and Traditional Owners.367,368

Outcomes for the latest 2021-22 data:369

The Reef Water Quality Report Card measures progress towards the Reef 2050 Water Quality Improvement Plan objectives and targets370 (methods for assessing some conditions may have been updated since previous years).371

●   Inshore marine conditions remained unchanged at a rating of C.372

●   Freshwater wetland conditions were improved on the previous year and rated B.373

●   0.7% reduction in dissolved inorganic nitrogen in 2021-22 across the Great Barrier Reef catchment.374

●   0.8% reduction in fine sediment across the Great Barrier Reef catchment.375

See Appendix A: Datasets for metrics.

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation Minister for Transport and Main Roads and Minister for Digital Services

September 2024	Page | 44

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Fisheries Management

The Queensland Sustainable Fisheries Strategy 2017–2027376,377 (QSFS) sets out the government’s reform agenda over 10 years.

The Strategy sets out clear targets to be achieved by 2020 and 2027 and a range of actions to deliver on the vision and targets. There are 33 actions across ten reform areas.

Targets:

The QSFS has set several targets to establish sustainable catch limits based on achieving maximum economic yield for all Queensland fisheries and demonstrate that no Queensland fisheries are overfished.378

By 2027, Queensland aims to have:379

●   Set sustainable catch limits based on achieving maximum economic yield for all Queensland fisheries (around 60% biomass)

●   Identified that no Queensland fisheries are overfished

●   Increased certainty for commercial operators

●   Reduced the volume of fisheries regulation

●   Improved trends of compliance rates

●   Implemented a responsive and consultative approach to fisheries management.

Outcomes:

The QSFS – Annual progress reports set out the progress related to the strategy.380 The most recent annual progress report is the Sustainable Fisheries Strategy progress report—year 6. It sets out the 29 delivered actions of a total of 33.381

Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities

Managing Natural Capital – Air

Air Quality Protection

At the state level, the Environmental Protection

Act 1994 (Qld) and the Environmental Protection Regulation 2019 (Qld) establish a list of industrial activities (called environmentally-relevant activities—ERAs) that must have a current development approval or environmental authority.

To prevent or minimise environmental harm, a person carrying out an activity must take all reasonable and practicable steps to ensure that best practices in environmental management are used. Conditions of approval may include:

●   limits on emissions of air pollutants

●   requirements to monitor emissions or ambient air quality.

The Environmental Protection (Air) Policy 2019 (Qld) sets air quality objectives for the state. The policy sets the targets for particulate matter 2.5 and 10, particles which result from pollution, smoke, dust and haze and can negatively impact human health.

Outcomes:

The Queensland Department of Environment, Science and Innovation (DESI) in collaboration with industry partners operates an air quality monitoring network across the state.

Data from the monitoring network is presented online as ambient concentration, air quality categories and smoke and dust health action levels which are updated hourly.382

Health action levels are recommendations that have been developed by Queensland Health to support and inform the community on what actions to take to protect their health during a smoke event.383

In response to local air quality issues, DES occasionally conducts short-term ambient air monitoring investigations to determine if air quality near emission sources is acceptable. Information on these sites is available online.384

See Appendix A: Datasets for metrics.

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

Investing in Natural Capital opportunities - Land

Land Restoration Fund (Carbon farming)

The Land Restoration Fund (LRF) is a Queensland Government initiative investing in carbon farming projects that support landholders, farmers and First Nations peoples to generate new, regular income streams through the production of carbon credits through carbon farming projects whilst providing valuable co-benefits for Queensland such as healthier waterways, increased habitat for threatened species, and more resilient landscapes.

The fund has two main purposes:

●   invest in carbon farming projects that deliver additional co-benefits

●   broaden the scope of carbon farming in Queensland with investments in research, development and innovation.

Outcomes (aggregated from the Land Restoration Fund Register and Investment Rounds Report):388

Investment Round 1

●   12 contracted carbon farming projects

●   An average of 7 co-benefit types contracted for delivery by each project.

Investment Round 2

●   8 contracted carbon farming projects

●   An average of 6 co-benefit types contracted for delivery by each project.

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

September 2024	Page | 45

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

The LRF:

●   has established a Co-benefits Standard that specifies how co-benefits generated from a carbon project are to be measured, reported and verified for the purposes of the LRF.385

●   is expanding carbon farming in the state by investing in land-sector projects that produce Australian Carbon Credit Units (ACCUs) as well as additional co- benefits for the environment, regional economies and First Nations people.386,387

Investment Round 3 - 2023

●   Investment Round 3 launched in April 2023 offering up to $50 million (maximum $10 million per project) to the market and is now closed.389

●   Investment Round 3 is prioritising projects that propose vegetation and savannah burning carbon farming methods, that offer longer permanence periods and/or offer additional legal security and that demonstrate improved outcomes for threatened ecosystems and unregulated ‘Category X’ vegetation.

As of 30 June 2023, 19,000 ACCUs are held by the LRF equivalent to 19,000 tonnes of carbon dioxide being sequestered or avoided.390

The Carbon Market Institute’s Carbon Farming Scorecard 2024 found that Queensland was ‘advanced’ in its support for carbon farming with a score of 83%, noting the maintenance of Queensland’s leading position among Australian states and territories for the third consecutive year was underpinned by its continued and significant financial investment and focus on enhanced integrity.391

Tourism supporting natural capital

The Department of Tourism and Sport supports investment into development of sustainable, low impact tourism infrastructure, aimed at balancing tourism development with environmental preservation and protection. The Department’s objectives include driving the return and growth of a sustainable and competitive tourism industry.392 Current initiatives include:

●   The Activate Ecotourism Infrastructure initiative to facilitate the delivery of ecotourism or nature-based tourism infrastructure adjacent to, or near, public protected areas, world heritage areas, state forests or timber reserves.393

●   The Eco-certified Tourism Destination Program to support Queensland destinations to achieve sustainable tourism certification, recognising the importance of natural capital in underpinning industry’s long-term success.394

Targets:

Key natural capital priorities under Queensland’s Towards Tourism 2032: Transforming Queensland’s visitor economy include:395

●   Positioning Queensland as a global leader in sustainable tourism and ecotourism experiences

●   Delivering sustainable and regenerative tourism practices that support communities and value the contribution visitors make to their environment and lifestyle

●   Supporting a thriving nature-based tourism sector that balances tourism development with environmental preservation, protection and interpretation.

Outcomes:396

The 2023 Queensland Tourism Industry Scorecard shows positive results and meaningful progress over 2023, including:

●   Of the 94 actions included in Phase 1, 10 actions have been fully delivered, 74 are on track, six are pending, and four require support.

●   A Record $33.2 billion in annual overnight visitor expenditure, with a target of $34 billion per annum by 2027 and final target of $44 billion by 2032.

●   Tourism operators are increasingly adopting sustainable tourism practices with 243 Eco-Certified tourism operators, and 2 Eco-Certified tourism destinations in 2023.

Minister for Tourism, and Sport

September 2024	Page | 46

Natural capital - Risk management

Climate risks and Natural capital risks are managed through the same process, with risk managed by Cabinet through responsible Ministers and administering departments with support from the Queensland Government’s Performance Management Framework Policy.

Annual reports are prepared by each government agency on non-financial and financial performance towards achievement of government’s objectives.

The Queensland Government publishes public natural capital data to assist with natural capital risk assessment and monitoring.

Figure 13: Examples of government published natural capital data

Element	Data series

Land	Statewide Landcover and Trees Study (SLATS)

SLATS is a scientific monitoring program that provides data to support vegetation management and environmental protection laws in Queensland and informs a range of sustainable land management, biodiversity, and conservation initiatives.

SLATS data is available online.397

Regional Ecosystems mapping

The Queensland Herbarium surveys, maps and monitors the state’s vegetation and regional ecosystems with information used for the purposes of the Vegetation Management Act 1999 (Qld), Environmental Protection Act 1994 (Qld) and the Environment Protection and Biodiversity Conservation Act 1999 (Cth).398

It has information on the each of the state’s 1,435 regional ecosystems.399,400,401

Queensland Globe (biota globe) data is available online.402

Land Use Mapping

The Queensland Government maps land use and land use change across the state.403

More information can be found online from Land Use Mapping datasets404 and reports.405

Freshwater	WetlandInfo

WetlandInfo is provides a range of tools and resources to assist with the sustainable management of wetlands.406

More information can be found online.407

Ocean	Reef Report Cards

Measures progress towards the Reef 2050 Water Quality Improvement Plan targets, objectives and long-term outcomes. It reports on information around the success of actions and identifies whether further measures are needed to address water quality in the Great Barrier Reef.408,409,410

Atmosphere	Live air data

Air quality data information on ambient particulate concentration and other air quality categories. More information can be found online.411

Natural capital - Metrics and targets

The Queensland Government uses a wide range of metrics and targets to assess, manage and monitor the government’s performance in managing its natural capital. Targets and milestones are established for key policy responses to monitor their effectiveness over time. Key targets and milestones are identified in Natural Capital - Policy response.

September 2024	Page | 47

Social

The Queensland Government investments in social and human services to improve the wellbeing of Queenslanders and promote an educated, healthy, and skilled workforce. These services include:

Social or community services that support most vulnerable groups, such as child protection, domestic, family and sexual violence prevention and response and disability and youth services.

Human services, such as support for education and training, employment, sport and recreation, culture and the arts.412

The Queensland Government has embedded social considerations into policy and budget settings through the social sustainability priorities (Figure 14).

Figure 14: Queensland’s social sustainability priorities

Social - Management

Cabinet has responsibility for the management of social risks with the Premier of Queensland assigning areas of responsibility to Ministers. Ministerial oversight of Queensland’s social priorities is outlined in Figure 15. For a full list of Ministers and their responsibilities please see Appendix B: Ministers and responsibilities or the Minister’s charter letter.

It is the responsibility of Cabinet for Ministers to work together to progress its priorities and deliver the government’s objectives for the community, summarised as:

●	Good jobs

●	Better services

●	Great lifestyle.

September 2024	Page | 48

Figure 15: Queensland’s social management

Ministers

Premier	Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing

Deputy Premier, Treasurer and Minister for Trade and Investment	Minister for Education and Minister for Youth Justice

Minister for Health, Mental Health and Ambulance Services and Minister for Women	Minister for Transport and Main Roads and Minister for Digital Services

Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence	Minister for Energy and Clean Economy Jobs

Minister for Police and Community Safety	Minister for Tourism and Sport

Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts	Minister for Housing, Local Government and Planning and Minister for Public Works

Minister for Employment and Small Business and Minister for Training and Skills Development	Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities

Minister for Regional Development and Manufacturing and Minister for Water	Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs

Minister for Resources and Critical Minerals	Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

Minister for Fire and Disaster Recovery and Minister for Corrective Services

Social - Strategy

The Queensland Government’s ongoing investment in its community has established a workforce that is well-prepared and equipped for the demands of the modern economy. Combined with the state’s appealing lifestyle, favourable geography and diverse economic opportunities, the State of Queensland attracts both skilled workers and investments, driving further growth and development.

The Premier of Queensland prepares the government’s objectives for the community (Figure 16).413 These objectives inform the sustainability priorities. The Queensland Government is delivering on these priorities whilst growing the economy and enhancing the quality of life for all Queenslanders.

In recognition of the breadth of organisations that deliver social services for Queenslanders, the government is partnering with the private sector, philanthropic organisations, non-government organisations, universities and knowledge precincts to reduce disadvantage and lift wellbeing outcomes for communities. In this context, there are also opportunities to leverage technological and digital innovation and new ways of working, to improve how services meet people’s needs.

September 2024	Page | 49

Figure 16: Queensland Government’s objectives for the community

An outline of strategies being implemented by the Queensland Government to manage social risks is provided in the Social – Policy Response section.

September 2024	Page | 50

Social - Policy response

Below is a summary of Queensland Government policies that support the management of social risks and opportunities.

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Supporting socioeconomic advancement and empowerment
Managing Modern Slavery Risk in Government procurement

The Queensland Procurement Policy 2023 (QPP) requires government agencies to identify, assess and take action to eliminate as far as possible, or mitigate modern slavery risks in relation to agency supply chains in accordance with Eliminating modern slavery in government supply chains: Framework and roadmap.414

Through its procurement function known as Buy Queensland, the Queensland Government plays a key role in responding to and eliminating modern slavery and promoting human rights.415,416

Outcomes:

●   Government Best Practice Principles Quality (BPPs)417: All government agencies subject to the QPP must apply the BPPs to major projects of $100 million or more. Projects less than $100 million may also be declared as subject to the BPPs. The BPPs include workplace health and safety systems and standards, a commitment to apprentices and trainees and best practice industrial relations.

●   The Buy Queensland Audit Unit provides compliance support on the following policies and initiatives:

●   Best Practice Principles: Quality, safe workplaces

●   Local Benefit Test

●   Building and Construction Training Policy

●   Queensland Government Supplier Code of Conduct 2023418 sets out the expectations government has of businesses that want to sell goods or services to the government, and outlines what constitutes a responsible supplier. This Code applies to all procurement activities regardless of their value.

●   Ethical Supplier Mandate and Threshold.419 The Threshold requires confirmation of the minimum legal responsibilities expected of all suppliers who want to do business with the Queensland Government.

Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence Minister for Energy and Clean Economy Jobs
National Agreement on Closing the Gap	The Queensland Government is a signatory to the National Agreement on Closing the Gap which aims to overcome the inequality experienced by First Nations peoples and achieve life outcomes equal to all Australians.420

Outcomes:

●   See the Australian Government Closing the Gap Annual Report 2023421 and Productivity Commission 2024 Annual Data Compilation Report.422

●   For Queensland outcomes, refer Queensland Closing the Gap Snapshot Report 2023.423

See Appendix A: Datasets for metrics.

Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts
Reframing the relationship between Government

Statement of commitment - First Nations peoples and the Queensland Government are building a reframed relationship that acknowledges, embraces and celebrates the humanity of Indigenous Australians.424

Queensland is a signatory to the National Agreement on Closing the Gap, the first to be developed and negotiated in genuine partnership with First Nations peoples to improve life outcomes for First Nations peoples

There are four priority reforms that underpin the National Agreement on Closing the Gap:

●   partnerships and shared decision-making;

●   building the community-controlled sector;

●   transforming Government organisations; and

●   shared access to data and information.

It aligns with parallel reforms underway in Queensland and at the national level that seek to uphold First Nations aspirations, including:

●   Focusing on local decision making through the establishment of Local Decision Making Bodies to influence service delivery co-design.425

Outcomes:

●   Establishment of the Queensland First Children and Families Board.426

●   Appointment of the Chief First Nations Health Officer in Queensland Health427

●   Implementation of Our Way: a generational strategy for Aboriginal and Torres Strait Islander children and families 2017 – 2037.428

●   Development of annual Queensland Closing the Gap Implementation Plans and transparent annual reporting on progress through Annual Reports and Snapshots.429

●   Enactment of Public Sector Act 2022 (Qld) acknowledging that public sector organisations have a unique role and obligation to reframe relationships and recognise the importance of the right to self-determination for First Nations peoples.

●   Appointment of First Nations Justice Officer.430

●   Introduction of the Meriba Omasker Kaziw Kazipa (Torres Strait Islander Traditional Child Rearing Practice) Act 2020 (Qld). The Act recognises Ailan Kastom (Island custom) child rearing practice.

Premier

Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts

Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs

Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence

September 2024	Page | 51

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
First Nations partnerships

The government undertakes a range of initiatives to deliver improved social and economic outcomes for First Nations peoples in cities and regional communities.

Examples include:

•   The Aboriginal Land Act 1991 (Qld) and Torres Strait Islander Land Act 1991 (Qld)(known collectively as the Indigenous Land Acts) were introduced to transfer land (including the existing Deed of Grant in Trust community lands and some lands reserved for particular purposes) to Aboriginal or Torres Strait Islander peoples to enable them to manage the land according to their tradition or custom. Under the Indigenous Land Acts, the Minister can make declarations to facilitate the granting of land and about the management of the land.431

•   The Aboriginal Cultural Heritage Act 2003 (Qld) and Torres Strait Islander Cultural Heritage Act 2003 (Qld) (the Cultural Heritage Acts) require anyone who carries out a land-use activity to exercise a duty of care to take all reasonable and practicable measures to ensure their activity does not harm Aboriginal or Torres Strait Islander cultural heritage.432

•   Health and Wellbeing Queensland released Gather + Grow: Queensland Remote Food Security Strategy 2023-32 and the associated Action Plan in November 2023 to address food security, particularly in remote Aboriginal and Torres Strait Islander communities.433

•   Many Voices: Queensland Aboriginal and Torres Strait Islander Languages Policy was developed in partnership with Aboriginal and Torres Strait Islander language experts to develop measures to strengthen and promote Aboriginal and Torres Strait Islander languages.434

•   Queensland Indigenous (Aboriginal and Torres Strait Islander) Procurement Policy (QIPP) - the policy provides a whole-of-government framework to increase procurement with Indigenous businesses.435 The QIPP is a procurement-related policy under the Queensland Procurement Policy 2023.

Targets:

●   Increase speakers of traditional Aboriginal and Torres Strait Islander languages.

●   Increase government procurement with Indigenous businesses to be three per cent of addressable spend.436,437

●   Undertake land transfer under the Aboriginal Land Act 1991 (Qld) and Torres Strait Islander Land Act 1991 (Qld).438

Outcomes:

•   Anyone who carries out land-use activities has a duty of care to not harm Aboriginal or Torres Strait Islander cultural heritage.439

•   The Gather + Grow Strategy and Action Plan drives actions to improve food security in remote Queensland across four priority areas: logistics and supply chains, local food production, healthy communities and healthy homes.440

•   Released the ‘Many Voices: Queensland Aboriginal and Torres Strait Islander Languages Action Plan’ aligned with the United Nations International Decade for Indigenous Languages 2022–2032 which commits to drawing attention to the critical loss of Indigenous languages and the urgent need to preserve, revitalise and promote Indigenous languages.441

•   628 Aboriginal and Torres Strait Islander businesses secured government procurement in 2023-24442 and $535 million of government procurement from Aboriginal and Torres Strait Islander owned businesses in 2023-24.443

Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts

Minister for Health, Mental Health and Ambulance Services and Minister for Women

Minister for Resources and Critical Minerals

Deputy Premier, Treasurer and Minister for Trade

Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

Queensland’s Big Build	The Big Build – infrastructure for a growing state – investments in social and economic infrastructure to create new industries, more jobs, better communities and stronger regions. Priorities include decarbonising Queensland’s energy system, expanding health capacity, and getting ready for the Brisbane 2032 Olympics and Paralympics Games.444

Targets:

Key regional transport projects:445

●   The construction of Stage 1 of the new Direct Sunshine Coast Rail Line, comprising of 19 kilometres of dual track line from Beerwah to Caloundra446

●   Construction of the 16-kilometre Coomera Connector

●   The ongoing Bruce Highway Upgrade Program

●   Construction of 8 additional stations for the Gold Coast Light Rail

●   The 20-kilometre Logan and Gold Coast Faster Rail upgrade from 2 to 4 tracks between Kuraby and Beenleigh447

Premier Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing Minister for Health, Mental Health and Ambulance Services

September 2024	Page | 52

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Brisbane 2032 Olympic and Paralympic Games – Venues infrastructure program:448 (as at 13 June 2024)

●   New Brisbane Arena449

●   15 new or upgraded venues under the Minor Venues Program.

Queensland Health Big Build450

●   The Queensland Health Capacity Expansion Program (CEP) will deliver three new hospitals in Coomera, Toowoomba and Bundaberg.

●   The CEP will also deliver 11 hospital expansions and a new Queensland Cancer Centre delivering around 2,200 additional beds

●   The Building Rural and Remote Health Program supports healthcare delivery in regional areas by enhancing or replacing aged infrastructure to ensure it meets the needs of the community.

and Minister for Women Minister for Transport and Main Roads and Minister for Digital Services
The Communities 2032 Strategy and Action Plan 2022-25	The Communities 2032 Strategy is Queensland’s first long term, whole-of- government vision for communities and guide Queensland Government action over 10 years to support and empower every person to connect, participate, contribute and thrive.451,452

Targets:

A full list of targets can be found in the strategy’s action plan453 including:

●   Development of a Young Queenslanders Strategy.

●   Development of a Queensland Volunteering Strategy.454

●   Establishment of a LGBTQIA+ Alliance and convene the LGBTQIA+ Roundtable.455

●   Significant uplift in capital and operational funding to Neighbourhood Centres across the state, recognising their critical role in facilitating Queenslanders to connect and thrive456

●   Establishment of a Communities Innovation Fund to support innovative approaches to tackling social isolation and loneliness.457,458

●   Develop a model for a social prescribing trial in Queensland supported by key health professionals and systems.459

Outcome:

●   Released Queensland’s Disability Plan (with a focus on employment opportunities for people with disability) in 2022 and provided the framework for department Disability Service Plans.460

Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts

Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs

Minister for Health, Mental Health and Ambulance Services and Minister for Women

An Age-friendly Queensland: The Queensland Seniors Strategy 2024-2029 461

An Age-friendly Queensland: The Queensland Seniors Strategy 2024–2029 was launched on 8 August 2024 as the blueprint to achieve an age-friendly state where older people live active healthy and productive lives, where they are:

●   connected to their communities and the people and services that matter to them;

●   cared for and supported by world class frontline services; and

●   celebrated for the significant contribution they make to the economy and the society

		Targets: The Age-friendly Queensland Action Plan 2024–25 to 2025–26 will be driven by actions totalling over $10 billion to improve the lives of older Queenslanders.	Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs
The Queensland Disability Reform Framework – The Next Chapter 462DCSSDS

The Queensland Disability Reform Framework – The Next Chapter (the Framework) provides a cohesive and structured approach for or considering disability reform in the context of the Queensland Government response to the Royal Commission into Violence, Abuse, Neglect and Exploitation of People with disability and the initial response to the Independent Review of the National Disability Insurance Scheme.

Released on 31 July 2024, the Framework sets out the proposed approach to the next stage of disability reform in Queensland, and seeks to set clear focus areas to

Targets:

Initial Priority Actions under the Framework aim to deliver outcomes areas that are organised under three reform domains:

●   Inclusion, Rights and Voices;

●   Quality Services and Supports; and

●   Commitment and Accountability.

Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs.

September 2024	Page | 53

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
	ensure that we are working towards achieving agreed outcomes for and with people with disability.	Outcomes: ● Initial priority actions have been identified under the Framework to commence the next stage of reform in Queensland and provide a foundation for the longer-term reform agenda.
Young Queenslanders Strategy

The Young Queenslanders Strategy is a broad framework that will guide the Queensland Government towards achieving its vision that Queensland’s young people are empowered to actively participate, cultivate their futures, live their best lives, and thrive in our communities.463

The Young Queenslanders Strategy is underpinned by five foundational strategies:

●   Equity and access

●   Informed decision making

●   Rights affirming

●   Empowerment

●   Co-design.

Targets:464

●   Co-design a whole-of-government Youth Participation Framework and Code of Practice to promote participation for young people to share their views on government policies and programs.

●   Develop resources that provide easier access to trusted information and advice for young people, including for life skills and grants funding processes.

●   Co-design, deliver, and evaluate a pilot leadership and development program to give young First Nations parents tools and skills to help their children become future leaders in their community.

●   A full list of 72 actions can be found in the Young Queenslanders Action Plan 2024-26.465

Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts
Prevention of domestic, family and sexual violence.

The Domestic and Family Violence Prevention Strategy 2016–2026 sets the direction for collaborative action to end domestic family violence in the State of Queensland, encouraging partnerships between the government, community and business.466

Prevent. Support. Believe. is Queensland’s Framework to address Sexual Violence outlines the government’s overarching approach to preventing and responding to sexual violence in Queensland. Implementation of the Framework is supported by consecutive whole-of-government action plans.467

Outcomes:

●   Since 2015, the Queensland Government has invested more than $1.9 billion in reforms and initiatives to address domestic, family and sexual violence and to improve women’s and girl’s safety in Queensland468, including a $588 million package of reforms from 2022-23 to 2025-26 in response to the findings of the Women’s Safety and Justice Taskforce.469

●   In 2022-23, 26,567 domestic and family violence counselling service users had their cases closed or finalised with the majority of their identified needs met.470

●   The Queensland Government continues to make strong progress in implementing the government response, staging implementation in phases as recommended by the Taskforce. As at May 2024, 72 out of a total of 277 recommendations have now been delivered with 195 underway and 10 not yet commenced.471

For further information please visit www.qld.gov.au and search for DFV prevention strategy or sexual violence.

See Appendix A: Datasets for metrics.

Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence

Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts

Gender equality

Queensland Women’s Strategy 2022-27 provides a framework for all Queenslanders to strengthen and support the rights of Queensland women and girls and work towards achieving a gender-equal Queensland, with five impact areas.472,473

●   women’s economic security

●   women’s safety, health and wellbeing

●   First Nations women

●   women with diverse backgrounds and experiences

●   empowerment and recognition.

Outcomes:

Queensland Gender Equality report cards 2023 contain statistics on the four impact areas.474 These statistics include:

●   Women represent 47.4 per cent of the Queensland Cabinet (nine of the 19 cabinet ministers), and 31.2 per cent (29 of 93 seats) of Queensland Parliament members, at 19 October 2023.475

●   Women comprised 48.2 per cent of all employed persons in September 2023.476

●   Women comprised 54 per cent (estimated actual) of all members appointed to Queensland Government Bodies in 2023-24.477

Minister for Health, Mental Health and Ambulance Services and Minister for Women

September 2024	Page | 54

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
Cost of Living Action

The government is providing new and expanded measures in 2024–25 to support Queensland households with cost-of-living challenges.478

For further information please visit www.queenslandsavers.qld.gov.au

Outcomes: 479

●   Electricity bill support to households and small businesses. Eligible Queensland households will receive a $1,300 electricity rebate in 2024–25 and small business will receive $650. Rebates are partly funded by the Australian Government.480, 481

●   Public transport fares will be lowered to a flat fare of 50 cents per trip from 5 August 2024 for 6 months.

●   A 20 per cent reduction in motor vehicle registration costs for all light vehicles for a 12-month period.

●   Other additional cost-of-living relief in 2024-25 include additional support for first home buyers, FairPlay vouchers and School and Community Food relief Program.482

Minister for Energy and Clean Economy Jobs Premier
Coordinator-General

The Coordinator-General483 administers the Strong and Sustainable Resource Communities Act 2017 (Qld).484

●   The Strong and Sustainable Resource Communities Act 2017 (Qld) prevents the use of 100 per cent Fly In Fly Out (FIFO) workforce arrangements on operational large resource projects and discrimination against locals in the future recruitment of workers and through the Anti-Discrimination Act 1991 (Qld) and makes Social Impact Assessments (SIA) mandatory for large resource projects.

●   The Coordinator-General also requires SIA for all non-resource projects undergoing an environmental impact statement (EIS) in Queensland. The SIA must be undertaken in accordance with the Coordinator-General’s Social Impact Assessment Guidelines (2018), which is a statutory guideline under the Strong and Sustainable Resource Communities Act 2017 (Qld).

●   The SIA must include a social baseline for communities affected by the project and assess and develop management plans for any potential impacts (positive and negative). The proponent must develop an inclusive and consultative engagement program with affected communities, including Aboriginal and Torres Strait Islander peoples.

The five key matters which must be considered in the SIA are:

●   community and stakeholder engagement

●   workforce management

●   housing and accommodation

●   local business and industry procurement

●   health and community well-being.

Outcomes:

●   The Coordinator-General has developed Social Impact Assessment supplementary material for assessing and managing the social impacts of projects under the Coordinator-General’s Social Impact Assessment Guideline.485

●   74 large resource projects are operational or awaiting commencement of operations.486

Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing
Legislation and policies to support human rights and promote equal opportunities

Legislation and initiatives include:

●   Human Rights Act 2019 (Qld)

●   Anti-Discrimination Act 1991 (Qld)

●   Right to Information Act 2009 (Qld)

●   Modern Slavery Act 2018 (Cth)

●   Path to Treaty Act 2023 (Qld)

●   Multicultural Recognition Act 2016 (Qld), Queensland Multicultural Policy and Queensland Multicultural Action Plan487

●   Criminal Code (Serious Vilification and Hate Crimes) and Other Legislation Amendment Act (Qld)

Outcomes:

●   Released the Multicultural Action Plan 2024-25 to 2026-27.489

●   Yearly average labour force participation rate of 77.8 per cent for females compared to 83.1 per cent for males for those aged 15 to 64 in 2023-24 (2022- 23: 77.5 per cent for females compared to 83.0 per cent for males for those aged 15 to 64) (Appendix A: Datasets: Metric 20).

See Appendix A: Datasets for metrics.

Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships,

September 2024	Page | 55

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
	● Criminal Code (Decriminalising Sex Work) and Other Legislation Amendment Act 2024 (Qld) ● Queensland Women’s Strategy 2022-2027.488		Minister for Communities and Minister for Arts Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs
Queensland Human Rights Commission

The Queensland Human Rights Commission (QHRC)490 is an independent statutory body established under the Anti-Discrimination Act 1991 (Qld). It is accountable to Parliament through the Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence. It contributes to the whole-of government objectives of ‘be a responsive government’ and ‘keep communities safe’, while also delivering on its independent objectives.

Its primary legislated functions are under the Anti-Discrimination Act 1991 (Qld) and Human Rights Act 2019 (Qld).

		Outcomes: ● 1,653 complaints finalised, with 604 accepted and 216 of these resolved.491 ● 60,000 active users of the QHRC online learning products.492	Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence

Affordable Housing
Queensland Housing and Homelessness Action Plan 2021– 2025

The Queensland Housing Strategy 2017–2027 (since integrated into Homes for Queenslanders) sets out the Queensland Government’s commitment to work with communities, industry and the housing sector to deliver a better housing future for all Queenslanders.493

The Housing Strategy has been delivered through mechanisms including:

●   Aboriginal and Torres Strait Islander Housing Action Plan 2019–2023494

●   Queensland Housing and Homelessness Action Plan 2021-2025.495

The Queensland Housing and Homelessness Action Plan 2021–2025 covers a range of measures including:

●   delivery of new social and affordable housing.

●   delivering essential frontline services and providing enhanced housing and support options for vulnerable people, moving towards ending homelessness.

●   dedicated actions for engaging with regional and rural local councils about their housing and accommodation needs and delivering flexible approaches to supporting their local communities.

●   better integration across government and non-government services to provide vulnerable Queenslanders with a seamless service response to meet their needs holistically, particularly the commonly intersecting needs of housing and health.

●   measures for promoting fairness and accessibility in the housing sector.

Targets:

●   3,265 social housing commencements by 30 June 2025 through QuickStarts Qld.496

Outcomes:

●   Towards ending homelessness for young Queenslanders 2022-2027, a policy and framework, was released in October 2022 to improve housing outcomes for young people backed by a $29.8 million investment.497

●   The Queensland Government worked with the Western Queensland Alliance of Councils and the Local Government Association of Queensland to offer 61 councils the opportunity to prepare a Local Housing Action Plan. As at June 2024, 60 Local Housing Action Plans were completed or are in the final stages of completion with many Local Housing Action Plans adopted by councils and implementation of actions in the plans underway498

Minister for Housing, Local Government and Planning and Minister for Public Works

Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts

HOMES for Queenslanders

Homes for Queenslanders provides a plan that looks across the whole housing system and demonstrates how Queensland will play its part in the national housing challenge, ensuring Queenslanders can afford to live and work in the community that they love.

Homes for Queenslanders is based on five key pillars:499

• Build more homes, faster

Targets:

●   Review Queensland legislation to ensure it covers the full range of options available to meet Queensland’s housing needs and that enables growth and sustainability of social and affordable homes.

●   Unlock land across the state by undertaking an audit of state government land and buildings for a mixture of social and private housing.

Minister for Housing, Local Government and Planning and Minister for Public Works

September 2024	Page | 56

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
● Support Queensland renters ● Help first homeowners into the market ● Boost social housing Big Build ● Work towards ending homelessness

●   One million new homes by 2046, including 53,500 social homes.

Outcomes:

●   Funding to incentivise infill development including infrastructure charges relief.500

●   A State-Facilitated Development team has been set up to streamline decisions and resolve planning and infrastructure issues and piloting inclusionary planning with incentives.501

●   Housing Availability and Affordability (Planning and Other Legislation Amendment) Act 2024 (Qld) provides new tools for use across Queensland that will facilitate new housing and land supply.502

●   The Free Tools for First Years program503 provides a one-off cash rebate for industry relevant tools for first year apprentices in an eligible construction, plumbing, engineering or electrical apprenticeship.

●   The Residential Tenancies and Rooming Accommodation and Other Legislation Amendment Act 2024 (Qld) makes changes to Queensland’s rental laws to strengthen renters’ rights and stabilise rents.504

●   On 6 June 2024, the Manufactured Homes (Residential Parks) Amendment Act 2024 (Qld) received assent. These amendments improve consumer protections in residential parks and ensure it is still viable for investors and operators to provide this housing option.505

●   The Queensland Government is building homes and delivering them to regional and remote communities across Queensland where they will become social housing and homes for government employees like teachers, nurses and police.506

Housing Investment Fund	The Housing Investment Fund was established to support the increased delivery of social and affordable housing. The program provides support to proponents including registered community housing providers and the private sector to build, finance, own, operate and manage social and affordable housing.507

Targets:

●   Commencement of 5,600 social and affordable home construction commencements across Queensland by 30 June 2027.508,509

Outcomes:

●   159 social and affordable homes will be built in Southport on the Gold Coast.510

●   A hotel in South Brisbane with 60 units has been purchased to provide social housing.511

●   32 new homes to be built in Hervey Bay for low-income seniors.512

●   26 modular homes to be built in central Queensland.513

●   14 homes to be built on the Sunshine Coast for families and women escaping family or domestic violence.514

●   47 affordable homes will be built in Mango Hill, aimed at older women who are at risk of homelessness.515

●   Eight affordable modular homes to be built on the Sunshine Coast and installed on Thursday Island.516

●   A vacant former retirement village was purchased to provide 124 social homes for older Queenslanders.517

Minister for Housing, Local Government and Planning and Minister for Public Works

Good secure jobs in our traditional and emerging industries
Queensland new- industry development strategy

The Queensland New-Industry development strategy sets out the Queensland Government’s approach to proactively developing the industries that will be in demand in a decarbonising world.518

These industries are:

Targets:

●   Queensland Jobs fund which includes programs such as the Queensland Renewable Energy and Hydrogen Jobs Fund, the Invested in Queensland program and the Industry Partnership Program to back and expand existing

Minister for State Development and Infrastructure, Minister for Industrial

September 2024	Page | 57

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

●   Renewable energy manufacturing and infrastructure development

●   Critical mineral processing

●   Manufacturing and product developments

●   Battery industry development

●   Green hydrogen

●   Circular economy and the bioeconomy.519

industry through innovation and growth in adjacent industries (e.g. agricultural cropping into biofuels).520

●   Regional Economic Futures Fund to deliver initiatives that help regional economic transformation in communities that will be directly impacted by the transition to a low-emission economy.521

●   Established a state-wide Local Economic Opportunities Network (LEO) to work with communities across the state to identify opportunities for economic diversification and promote these for investment consideration.522

Outcomes:

●   59 newly approved projects under the Regional Economic Futures Fund from Queensland Government Agencies, Local Councils and Peak/Not for Profit and private companies including Isaac Country University Centres, Biloela Industrial Estate, Cloncurry Business Incubator, Renewable Energy Training Hubs, South Burnett Industrial Circular Economy Precinct, Biggenden Rail Crossing, Cherbourg industrial site upgrade.523

●   Stanwell-led CQH2 hydrogen projects involves both local and exports based off-take, including the development of a hydrogen production and liquefaction facility for export to Singapore and Japan.524

●   Projects supported under the Industry Partnership Program include Fortescue Future Industries’ green hydrogen facility near Gladstone, Visy Industries’ upgrade to its Gibson Island material recovery facility, Vecco Group’s Townsville vanadium battery electrolyte manufacturing facility.525

Relations and Minister for Racing
Quantum and advanced technologies

The Queensland Quantum and Advanced Technologies Strategy, developed in partnership with Queensland universities in 2023, builds on the State of Queensland’s strengths in quantum research and advanced technology development.526,527

●   Pillar 1: Deep science capability

●   Pillar 2: Science commercialisation

●   Pillar 3: Quantum workforce

●   Pillar 4: Engagement and missions

●   Pillar 5: Investment

Targets:528

The Queensland Government will undertake actions, including:

●   Support the establishment of the ARC Centre of Excellence for Quantum Biotechnology.

●   Work with Queensland universities and industry to ensure advanced testing and fabrication infrastructure is optimised to support commercialisation.

●   Support a startup-focused quantum and advanced technologies incubator that helps scientist entrepreneurs and provides ready access to intellectual property and prototyping facilities.

●   Engage deep tech venture funds on becoming part of the Queensland ecosystem.

●   Work with universities and TAFE under the Queensland Workforce Strategy to understand and build the technical skill base for quantum and advanced technologies.

Outcomes

●   In partnership with the Australian Government the Queensland Government has invested almost $1 billion into frontier technology company PsiQuantum to build the world’s first fault tolerant quantum computer in Brisbane.529

●   The Queensland Government has launched five quantum and advanced technologies competitive grant programs, providing more than $50 million in funding.530

Premier Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

September 2024	Page | 58

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
Future Queensland Science Strategy 2024- 2029	The Future Queensland Science Strategy 2024-29531, released in 2024, is the first-ever whole of government science strategy to ensure Queensland capitalises on dynamic fields such as renewable energy, climate change mitigation and quantum and advanced technologies. This strategy complements the Queensland Quantum and Advanced Technologies Strategy and supports the delivery of the Advance Queensland Innovation for a Future Economy 2022-32 Roadmap.532

Targets:

●   Provide the framework to support Queensland’s world leading scientist to develop commercial opportunities, accelerate decarbonisation, protect natural environment and drive innovation in key sectors such as agriculture, health and mining.533

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation.
Good people. Good jobs: Queensland Workforce Strategy 2022–2032

Good people. Good jobs: Queensland Workforce Strategy 2022–2032 sets out how the government seeks to:534,535

●   connect industry, community and government to more Queenslanders.

●   educate the workforce through upskilling and reskilling.

●   attract and retain a skilled workforce.

The strategy is underpinned by five focus areas:

●   workforce participation

●   local solutions

●   school-to-work transitions

●   workforce attraction and retention

●   skilling Queenslanders now and into the future.

Delivery of the strategy is supported by multi-year action plans, the first of which runs from 2022–2025.536

Targets:

●   Activity to end of June 2024 will benefit over 17,000 employers and support over 50,000 job seekers and workers. More than 140 industry and community partner organisations are delivering actions under the strategy.537

Outcomes:

Information regarding the progress of the 33 actions of the Queensland Workforce Strategy Action Plan 2022-2025 is publicly available.538 Selected highlights are summarised below.

Workforce participation:

●   Diverse Queensland Workforce program expanded to support 2,500 migrants, refugees and international students into work.539,540,541

●   Implementing Paving the Way – the First Nations Training Strategy to support Aboriginal and Torres Strait Islander peoples’ skills development and respond to local and community employment needs.542

School to Work Transitions:

●   The Hydrogen Gateway to Industry Schools project has 38 participating schools with more than 1,600 students and more than 400 teachers participating in project activities as of 30 June 2024. This is also a key action of the Hydrogen Industry Workforce Development Roadmap 2022-2032.543,544

Minister for Employment and Small Business and Minister for Training and Skills Development
Queensland Small Business Strategy 2024-27

The Queensland Small Business Strategy 2024-27 sets out a renewed strategic direction to grow a thriving, resilient small business sector supporting local jobs and contributing to a strong economy across Queensland.545, 546

The strategy is designed to help Queensland’s small businesses continue to be innovative, adapt grow and succeed by lowering operating costs as well as increase opportunities, build resilience and capability, and grow diversity in the sector.

The three year Strategy will deliver 20 actions across four focus areas:547

●   Lowering costs for small business

●   Boosting opportunities for small business

●   Building business resilience, capability and workforce

●   Growing diversity

Targets: 548

●   Continuing the $650 electricity rebate and support to reduce energy, water and waste costs

●   Continuing to deliver one-on-one support for small businesses focused on mentoring, mental health and financial security; as well as a range of new investment in cyber security support and safer retail precincts.

Minister for Employment and Small Business and Minister for Training and Skills Development
Queensland’s Clean Energy Workforce Roadmap

The Queensland Government released Queensland’s Clean Energy Workforce Roadmap (Roadmap) providing the foundation and direction to develop Queensland’s highly skilled workforce to support the continued growth of the state’s clean energy industry.549

The Roadmap is delivering 37 actions underpinned by an initial $30 million investment across three key themes:550

●   Build our future workforce,

Key actions include: 551

●   Establishment of a Renewable Energy Gateway to Industry Schools Program (GISP). The program will be delivered to 30 schools across Queensland to deliver the Renewable Energy GISP to Queensland secondary students.

●   Expansion of the VET Emerging Industries initiative to develop renewable energy focused training solutions.

Minister for Energy and Clean Economy Jobs Minister for Employment and Small Business and Minister

September 2024	Page | 59

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
● Partner with industry to mobilise our existing talent, and; ● Prepare our regions for growth.

●   Establish the Clean Energy Workforce Roundtable to enable collaboration on clean energy workforce solutions.

●   The Queensland Government became the first Australian state or territory government to become an official signatory of the Equal by 30 campaign. The Queensland Government has developed five tailored commitments to support women’s participation in Queensland’s clean energy sector.

for Training and Skills Development
Advanced Manufacturing 10-Year Roadmap and Action Plan

The Advanced Manufacturing 10-Year Roadmap and Action Plan has a number of strategies including:552

●   Driving advanced manufacturing in Queensland.

●   Supporting manufacturers to grow in a carbon neutral future.

●   Supporting manufacturers to take advantage of large scale and emerging industry and procurement opportunities.

●   Increasing the participation of women in manufacturing.

●   Marketing Queensland Manufacturing.

Specific actions which support the Advanced Manufacturing 10-Year Roadmap and Action Plan strategies include:

●   Deliver a Battery Manufacturing Framework to support the delivery of the Queensland Battery Industry Strategy.

●   Develop and deliver Queensland’s Zero Emission Vehicle Industry Roadmap for manufacturing and supply chains.

●   Build capability and capacity for manufacturers to participate in supply chains to manufacture renewable energy technologies (including components for wind, solar and battery technologies, network infrastructure and hydrogen).

●   Deliver training and support programs that assist manufacturers to move to carbon neutrality and environmental sustainability.

●   Identify and support targeted sectors of specialisation and build manufacturing capabilities in these sectors. Targeted sectors include renewables, rail manufacturing, metal fabrication and other identified emerging sectors.

Outcomes:553

●   The Made in Queensland (MIQ) grants program continued in 2023-24. As at June 2023, the program has supported 136 projects across Queensland, with 85 projects completed.

●   The Manufacturing Hubs Grants Program in 2022–23, awarded funding to 14 regional manufacturing projects, expected to create 153 jobs and protect a further 514 jobs.

●   The Manufacturing Capability Development and Industry Engagement and Development Programs provide tools, information and demonstrations to build capacity and capability in manufacturing businesses. In 2022-23, the department delivered 111 workshops, events and seminars attracting 3,197 people.

●   The Manufacturing Sustainability Benchmark program supports manufacturers to develop a detailed action plan to reduce their costs and environmental footprint and benchmark their business’s resource use, waste and carbon emissions.

●   Delivery of the $7.1 million Manufacturing Energy Efficiency Grant Program to support SME manufacturers to reduce energy costs and operational emissions and increase their competitiveness in a low carbon future.554

●   Delivery of the Queensland Battery Industry Strategy 2024-2029555

●   Delivery of the Darling downs, South West and South Burnett Regional Transformation Strategy with the rollout of 18 government and council-led projects in key industries including agriculture and advanced manufacturing.556

Minister for Regional Development and Manufacturing and Minister for Water
Good Jobs, Great Training: Queensland Skills Strategy 2024– 2028

Good Jobs, Great Training: Queensland Skills Strategy 2024 – 2028557 is a transformative plan for the state’s training system delivering priority skills that our employers and economy needs, and opening doors to good jobs for Queenslanders. It aims to deliver one million publicly-funded Free TAFE and subsidised training places across traditional and emerging industries – supporting Queenslanders to train, upskill, reskill and pursue careers in areas of high demand. This includes funding additional apprenticeships and traineeships aligned to clean energy occupations.

The Skills Strategy is also Queensland’s roadmap to deliver the new landmark National Skills Agreement, which commenced in 2024. Initial agreement priorities include skills for critical and emerging industries (including clean energy).

The strategy strengthens the state’s training system, guides billions in state and federal funding for skills, and is a roadmap to maximise opportunities and outcomes for Queensland through the National Skills Agreement. 558

The Strategy has five focus areas:

●   Skills for good jobs

Targets:559

●   Provide training to one million Queenslanders

●   Offer more subsidised higher-level qualifications

●   Deliver strategies to meet the local skills needs of regional communities, employers and industries

●   Launch a new TAFE-led Career Ready VET in Schools program to help students transition from school to work

●   Deliver additional Indigenous Workforce and Skills Development Grants.

●   Support and upgrade TAFE facilities.

●   Promote opportunities offered by training

●   Focus on economic priorities, local needs and student outcomes.

Outcomes:

●   In 2023-24, the state’s largest VET provider, TAFE Queensland, recorded an increase over 20 per cent in government-funded students to more than 111,000.560

Minister for Employment and Small Business and Minister for Training and Skills Development

September 2024	Page | 60

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
● Training that has the power to change lives ● Tafe for all Queenslanders ● A training system backing Queenslanders ● Quality and results driven.
Skills for Queensland

The government is ensuring Queenslanders have the skills they need to find meaningful jobs and set up pathways for the future.

Key initiatives include Skilling Queenslanders for Work (SQW) which is designed to achieve success on social, economic and fiscal fronts to increase workforce participation and opportunities, drive job growth and improve skills development for disadvantaged Queenslanders. SQW funds the community sector and follows a place-based approach tailored to specific disadvantaged cohorts and communities.561,562

SQW is a permanent initiative with an annual budget of $80M to support up to 15,000 disadvantaged Queenslanders into work each year through a suite of targeted skills and training programs.

Outcomes:

Skilling Queenslander for Work outcomes for 2022–23 include: 563

●   391 projects approved to assist 12,260 disadvantaged Queenslanders.

●   9,700 people assisted with 76 per cent participants engaged in employment, training or a combination of both, 12 months after exiting the program.

●   Fee-Free TAFE has already achieved its target of 38,000 vocational education and training places delivered for Queenslanders in 2023.564

●   Fee-Free TAFE and Free Apprenticeships for under 25s program that provided Queenslanders aged under 25 with access to free certificate III courses across 26 priority skills areas, as well as free apprenticeships across 139 priority qualification areas.565

●   Queensland has recorded the highest level of students in vocational education and training (VET) in over 10 years, with 244,000 students funded in VET during 2023-24, including 55,500 apprentices.566

Deputy Premier, Treasurer and Minister for Trade and Investment Minister for Employment and Small Business and Minister for Training and Skills Development
Tourism industry development

The Department of Tourism and Sport’s goal is for Queensland to have tourism as well as sport and active recreation sectors that are world-class, thriving, inclusive and sustainable to:567

●   Provide and attract investment to build a more competitive visitor economy

●   Inspire sporting success through Queensland’s elite athletes,

●   Support active, healthy communities.

Released in November 2022, the Department is guided by the Towards Tourism 2032: Transforming Queensland’s visitor economy tourism industry strategy, which is a collective framework for industry and government to deliver long term growth and success for Queensland tourism.568

Outcomes:

Achievements in 2022–23 include:569

●   Commenced delivery of the Phase one Implementation Plan (2023–25) of the Towards Tourism 2032 strategy to ‘build and focus’—a sustained effort to grow industry now and lay foundations for the future.

●   Continued delivery of the $100 million Attracting Aviation Investment Fund, with 36 new or returned services supported between 2022-24.570

●   Declared 2023 the Year of Accessible Tourism to create opportunities for the Queensland tourism industry to better cater to visitors of all abilities and provide greater destination experiences for all holidaymakers in Queensland.

●   Attracted more than 3,500 workers to tourism jobs in regional Queensland through the Work in Paradise program.

●   Implemented the Our Country Advisory Service to provide targeted support to emerging and established Indigenous tourism operators, sectoral aligned businesses, and community owned organisations.

Minister for Tourism and Sport

Deliver even better services right across Queensland
Access to appropriate and relevant modes of learning

The Queensland Government is committed to supporting education service delivery as outlined in its state schooling strategy Equity and Excellence: realising the potential of every student571 and the Service Delivery Statement.572

In 2024-25 the department is:

●   Delivering the Youth Engagement Reform Package over 5 years to support students who need additional support to remain engaged or re-engage in learning and young people involved in the youth justice system573

Targets:575

(Targets for 2023-24 remain the same for 2024-25)

●   88 per cent of state school students who, six months after completing Year 12, are participating in education, training or employment.576

●   95 per cent of enrolments in an early childhood education program for Aboriginal and Torres Strait Islander Children and Children who reside in disadvantaged areas. 577

●   Finalise the delivery of more than 6,100 new FTE teachers and more than 1,100 new teacher aides over four years from 2021–2024.578

Minister for Education and Minister for Youth Justice

September 2024	Page | 61

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

●   Delivering the Student Wellbeing Package to employ additional wellbeing professionals and support 50 state schools to provide free general practitioner services to secondary students at school over three years from 2021–22.574

●   New target student proficiency levels for Years 3, 5, 7 and 9 are available from the Department of Education Service Delivery Statement.579

Education access outcomes:

●   Queensland schools (including non-state schools) employed 65,771 full-time equivalent teaching staff in 2023. Of this total, 32,598 were employed in primary schools and 33,174 in secondary schools in 2023.580,581

●   In 2023-24 an estimated actual 88.6 per cent of state school students, six months after completing Year 12, are participating in education, training or employment.582

●   In 2023-24 an estimated actual 100.3 per cent of Queensland children were enrolled in an early childhood education program.583 (Results over 100 per cent are possible as the nationally agreed measure is the number of children enrolled (aged 4 or 5) divided by the estimated resident population of 4-year-old children).

Student Wellbeing Package Outcomes:

●   An additional 250 wellbeing professionals have been employed through the Student Wellbeing Package to support the provision of additional support for students’ mental health in schools.584

●   50 Queensland state schools are supported with access to a General Practitioner or alternative primary healthcare provider.585

See Appendix A: Datasets for metrics.

New schools and upgrades

The Department of Education has a strategic plan that sets out its objectives of:586

●   A strong start for all children

●   Every student realises their potential

●   Capable people delivering our vision.

Building Future Schools Program:

●   Through the $3 billion Building Future Schools Program, the government is delivering new state schools in high-growth areas across Queensland.

●   The Department of Education is planning for the delivery of more new schools and additional classrooms to meet expected enrolment growth into the future.587

Targets:

●   Deliver two new schools in 2025 and actively plan for the delivery of one new school in 2026. The department is also determining the opening year for eight other schools and planning for a further five.588

●   Continue to enhance internet speeds across all state schools in Queensland, with upgrades projected to deliver speeds that are, on average 200 times faster than the previous standard by 2026.589

Outcomes:

●   In January 2023, four new state schools opened to meet community needs and offer contemporary learning environments.590

●   The government has delivered 27 new schools since 2015, and a further two new schools will open in 2025.591

●   The government continues to invest in additional classrooms to cater for enrolment growth through the Growth Program.592

●   By 30 June 2023, a total of 1,002 state schools (77% per cent of all state schools) had received their initial upgrade. This equates to 92.5 per cent of students having access to internet speeds of at least one Megabit per second.593

Minister for Education and Minister for Youth Justice
Delivery of core health services and infrastructure	The Department of Health delivers expert health system governance, statewide clinical health support services, information and communication technologies,	Targets:	Minister for Health, Mental Health and Ambulance Services

September 2024	Page | 62

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

health promotion and disease prevention strategies, urgent patient retrieval services and health infrastructure planning.594

The department’s key actions include:

●   operating the health and ambulance services and supporting frontline staff including doctors, nurses and paramedics

●   providing improved mental health services

●   increasing health system capacity.

Satellite Hospitals Program:595

●   Supporting these actions, the Satellite Hospitals Program (SHP) is a Queensland Government commitment to deliver seven new facilities to support public healthcare delivery in rapidly growing communities across South East Queensland.

●   Sites have been chosen that provide better access to healthcare for local communities, in convenient settings. They will offer a range of services based on the health needs of the community. Each Satellite Hospital has a minor injury and illness clinic which will deliver walk-in, urgent care and support emergency departments at major hospitals by giving people more options to access healthcare for minor injuries and illnesses close to home.

●   Increase health care capacity including delivery of an additional 2,200 additional overnight beds at 15 facilities by 2028.596

Outcomes:

Between March 2015 and March 2023:597

●   10,638 (or 38.1 per cent) increase in the number of nurses

●   3,106 (or 39.2 per cent) increase in the number of doctors

●   1,242 (or 33.5 per cent) increase in the number of ambulance officers engaged under the Ambulance Service Act 1991 (Qld)

●   2,418 (or 24.5 per cent) increase in the number of allied health practitioners

●   1,350 increase in the number of available hospital beds between June 2015 and June 2022.

Satellite Hospitals Program Targets:

●   The seven satellite hospitals were due to open in 2023-24.598

Satellite Hospitals Program Outcomes:

●   All seven satellite hospitals, due to open in 2023-24, are now operational.599 and Minister for Women
Health and wellbeing initiatives

Key initiatives include:

●   Prevention Strategic Framework 2017–2026 – a pathway for reducing chronic diseases and improving health for all Queenslanders.600

●   The Rural and Remote Health and Wellbeing Strategy 2022–2027 outlines a whole-of-system approach to achieving health equity for rural and remote Queenslanders.601

●   The Queensland Newborn Bloodspot Screening (NBS) Strategic Framework provides the strategic directions for NBS policy and guideline development, governance, quality, monitoring and evaluation to support NBS program delivery.602

●   The Queensland Cancer Screening Strategic Framework 2019-2026 provides a prevention and early detection pathway for improved cancer outcomes for Queenslanders. The framework focuses on increasing participation in the three national cancer screening programs (i.e., breast, bowel and cervical) and ensuring timely, safe and high-quality health services across the entire participant screening pathway.603

Outcomes:

●   5.4 per cent increase in the number of children who are overweight (2011–12 to 2022) (See Appendix A: Datasets: Metric 24).

●   68.8 per cent of children in 2022 and 47.5 per cent of adults in 2021 were reported to have met daily recommendations for servings of fruit, 2.8 per cent of children in 2022 and 7.4 per cent of adults in 2021 met the recommendation for daily vegetable consumption, and 46.3 per cent of children in 2022 and 56.6 per cent of adults in 2021 met recommendations for physical activity.604

●   The health of Queenslanders: Report of the Chief Health Officer Queensland has been released digitally. It provides a public assessment of the health status of the population and is used to inform strategic policy and planning within Queensland Health.605

See Appendix A: Datasets for metrics.

Minister for Health, Mental Health and Ambulance Services and Minister for Women
Making Healthy Happen 2032

In May 2024 the Queensland Government announced Making Healthy Happen 2032, a strategy to prevent, reduce and treat obesity, and its contributing factors in Queensland.606,607

The strategy seeks to deliver action across three ambitions:608

●   Create supportive, sustainable and healthy environments

●   Empower people to stay healthy

●   Enhance access to prevention, early intervention and healthcare.

Targets:

Making Healthy Happen 2032 includes an immediate action plan that will focus on:609

●   Supporting national reform initiatives to make processed food and drinks healthier

●   Establishing healthy food and drink strategies in healthcare, schools, sport and recreational facilities, and workplaces

●   Delivering targeted family, youth and school-based activities to promote positive food culture and support the development of healthy habits

Premier Minister for Health, Mental Health and Ambulance Services and Minister for Women

September 2024	Page | 63

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

●   Helping Queenslanders learn more about staying healthy through continuous, evidence-based behaviour change campaigns

●   Implementing a simplified process for referral to prevention programs and resources.

●   For the full list of planned actions see the Making Healthy Happen 2032 Action Plan610

Free Kindy	Kindergarten, known as kindy, is a part-time educational program for children in the year before commencement of schooling. Kindy is 15 hours per week, 40 weeks per year.	Outcome: ● The Queensland Government has made kindy free for all Queensland children from 1 January 2024.611	Minister for Education and Minister for Youth Justice
Digital Economy and services

The Queensland Government Customer and Digital Group leads and drives a more digitally enabled and responsive government, whilst facilitating access to services.612

This is supported by the following strategic policies:

●   Our Thriving Digital Future – Queensland’s Digital Economy Strategy and Action Plan613

●   Digital Professional Workforce Action Plan 2020-2024614

●   Queensland Government (Cyber Security) Hazard Plan.615

The Queensland Government Cyber Security Unit (QGCSU) supports cyber security and resilience and sets cyber security policy and guidance for the Queensland public sector. The CSU also manages a number of whole-of-Government cyber security services, develops a public sector cyber workforce and supports the development of the Queensland cyber security industry.616

Outcomes:

Provision of digital, strategic and service delivery leadership and capability to enable more responsive services across the Queensland Government.

The QGCSU team provides:617

●   Cyber security leadership.

●   Governance, policy and standards.

●   Coordinated response to cyber security incidents.

●   Progression of cyber security capability development across government.

●   Advocacy for cyber security awareness.

Minister for Transport and Main Roads and Minister for Digital Services

Social Policy Opportunities
Investment in research and development (R&D)	Queensland Government’s investments in science and research, particularly over the last 15 years, have created a strong foundation from which to address future challenges. Queensland has established a global reputation for science excellence and research capability achieving outstanding results such as Australia’s first clinical trial using genetically engineered immune cells to make bone marrow transplants safer for blood cancer patients.618

Outcomes:

Around $464 million was spent by the government on R&D in 2022–23 (2021–22: $394 million).619

As a proportion of total expenditure, the top three organisations were:620

●   Queensland Health accounting for 29 per cent.

●   Department of Agriculture and Fisheries accounting for 24 per cent.

●   QIMR Berghofer Medical Research Institute accounting for 10 per cent

See Appendix A: Datasets for metrics.

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation Minister for Health, Mental Health and Ambulance Services and Minister for Women

Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities

Advance Queensland	To build Queensland’s competitive strengths, diversify the economy and create the knowledge-based jobs of the future, Advance Queensland is driving innovation-led economic growth through increased collaboration between government, industry and research organisations.621

Outcomes:

Since inception in 2015, Advance Queensland has supported more than 8,190 recipients, whose projects have directly driven over 33,000 jobs and leveraged $1 billion in funds from external partners and investors.622

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation

September 2024	Page | 64

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
Developing innovative and globally competitive agribusinesses

The Department of Agriculture and Fisheries (DAF) is supporting businesses to build natural capital, maintain high levels of biosecurity and enhance ecosystem protection to safeguard Queensland’s economy, environment, biodiversity and social amenity.

DAF is accessing improved practices, data and new technologies to enhance the productivity, profitability and sustainability of food and fibre value chains.623

The Queensland AgTech Roadmap 2023–2028624 sets out a vision and path to have Queensland recognised as a global leader in AgTech, and a partner of choice in sustainable production and processing of food, fibre, foliage and other bioproducts.

Targets:

●   Provide round 6 funding for the Rural Economic Development Grants program to fund the purchase of innovative equipment and new infrastructure.625

Outcomes:

●   41,891 agriculture, forestry and fishing businesses supported across Queensland in 2021–22.626

See Appendix A: Datasets for metrics.

Minister for Agriculture and Fisheries and Minister Rural communities
Queensland Venture Capital Development Fund (VCDF)

The VCDF is a Queensland Government program, managed by QIC, which is seeking to accelerate, develop and enhance the venture capital industry in Queensland by:627

●   Enhancing local venture capital funds’ capacity to attract external investment.

●   Encourage venture capital firms to establish a presence in the region, leading to increased investment in local businesses.

●   Address funding gaps by boosting venture capital inflow, resulting in job creation, innovative solutions, and new enterprises.

●   Offer accelerator programs to expand investment-ready businesses, broadening opportunities for investors.

●   Capitalise on economic, environmental, social, and diversity-related trends in the state’s priority industries.

Outcomes:

The VCDF comprises three core elements:628

●   Matched Funding, Accelerator Funding a Development Program

●   Accelerator Funding - funding to suitable accelerator programs to run at least 4 programs to increase deal flow for Queensland investors.

●   Development Program - the appointed venture capital funds and accelerators will participate in the VCDF Development Program to accelerate and enhance the venture capital industry in Queensland.

●   More than 160 early-stage Queensland start-ups will be supported to become venture capital investment ready under accelerator programs delivered through the VCDF.629

Deputy Premier, Treasurer and Minister for Trade and Investment

September 2024	Page | 65

Social - Risk management

Key risks and opportunities are managed by Cabinet through responsible Ministers and administering departments with support from the Queensland Government’s Performance Management Framework Policy.

Service Delivery Statements establish key efficiency and effectiveness service standards for each Minister’s portfolio and provide information on progress toward achieving these targets.

Annual reports are prepared by each government agency on non-financial and financial performance towards achievement of government’s objectives.

Social - Metrics and targets

The Queensland Government uses a wide range of metrics and targets to assess, manage and monitor the government’s performance in managing its social risks. Targets and milestones are established for key policy responses to monitor their effectiveness over time. Key targets and milestones are identified in Social - Policy response.

September 2024	Page | 66

Governance

The Queensland Government is committed to establishing and maintaining strong environmental, social and governance (ESG) credentials to support Queensland communities and mitigate the impacts of climate change by supporting long-term development that balances economic, environmental and social priorities. This is crucial to achieving sustainable development outcomes and driving the future competitiveness of Queensland’s business and industry.

Queensland’s economic resilience and prosperity is based on a history of stable governance. This has been made possible through robust governance frameworks that support Ministers and accountable officers to provide oversight and discharge their obligations with due care and diligence.

Queensland Government’s approach to governance is built on effective Economic and Fiscal management. By ensuring prudent management of our economy and finances, the Queensland Government can respond to key challenges, drive growth, create economic opportunities and deliver positive outcomes for Queenslanders.

Strong economic outcomes provide government with the fiscal capacity to take positive action on its sustainability priorities and continue targeted investment in climate change adaptation, social services (including health and education) and reforms that strengthen communities and support vulnerable Queenslanders.

The Queensland Government has embedded economic and fiscal considerations into policy and budget settings to progress its governance sustainability priorities (Figure 17).

Figure 17: Queensland’s governance sustainability priorities

Economic and Fiscal - Management

Economic and fiscal matters are primarily managed by the Cabinet Budget Review Committee (CBRC) and the Deputy Premier, Treasurer and Minister for Trade and Investment.

Oversight of the Queensland Government’s economic and fiscal risks is provided by the Ministers noted in Figure 18, supported by CBRC. CBRC is a standing committee of Cabinet that considers financial and budgetary decisions. It meets regularly at the discretion of the Premier of Queensland. For full list of ministers and their responsibilities please see Appendix B: Ministers and responsibilities or the Minister’s charter letter.

Figure 18: Queensland’s economic and fiscal management

Ministers

Premier	Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing

Deputy Premier, Treasurer and Minister for Trade and Investment	Minister for Transport and Main Roads and Minister for Digital Services

Economic and Fiscal - Strategy

The Government’s fiscal principles and economic strategy provide the foundation for the state’s financial decision making. Strong economic outcomes provide government with the fiscal capacity to take positive actions and deliver continued targeted investment in climate change transition, social services and reforms that strengthen communities and support vulnerable Queenslanders. By implementing initiatives that attract investment and promote innovation, as well as focusing on economic opportunities and enablers aligned with long-term sustainability goals, the government is building a prosperous and sustainable future.

The Queensland Government economic and fiscal strategy is detailed in the annual Queensland Budget and is reflected in the economic and fiscal objectives and approach (Figure 19).

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Figure 19: Queensland Government’s economic and fiscal objectives and approach

Type	Objective	Approach	Policy response

Economic	Securing Queensland’s path to a prosperous future

The economic strategy will create more jobs by leveraging Queensland’s strengths and growing its traditional and emerging industries, expanding supply chains and seizing opportunities in the lead up to the Brisbane 2032 Olympic and Paralympic Games and beyond.

Key enablers to capitalise on these opportunities and drive future growth include: a larger, more skilled workforce; targeted infrastructure investment; a competitive investment environment; expanded trade networks; increased innovation and digitalisation; and maintaining strong Environmental, Social and Governance (ESG) credentials.

Economic and productivity

Fiscal

Fiscal Principle 1 – Stabilise the

General Government Sector net

debt to revenue ratio at sustainable

levels in the medium term, and

target reductions in the net debt to

revenue ratio in the long term.

The fiscal strategy leverages Queensland’s strong economic performance to respond to key challenges facing

Queenslanders, including addressing cost-of-living pressures, enhancing health services, improving housing affordability and keeping communities safe. The strategy also provides for investment in healthcare and critical infrastructure across all regions to position Queensland on a clear path towards longer- term growth and prosperity.

Strategic policy priorities are:

●   Tackling the cost of living - Cost-of-living pressures are being felt across the country, with all Australian households, businesses and industries.

●   Infrastructure for a growing state - As Queensland continues to grow and diversify, continued investment in infrastructure will support productivity growth and enhanced standards of living.

●   Delivering better services - Ongoing investment in essential services, including health, housing, education, justice, safety and social services, will continue delivering enduring social and economic benefits. These services support increased economic participation and aim to improve the wellbeing of Queenslanders.

●   Investing in Queensland’s future –The government’s fiscal strategy continues to support the delivery of the government’s overarching community objectives. Investment in the state’s capital program supports the ongoing transformation of the Queensland economy, focuses on growing a sustainable and diversified economy that is resilient, productive, competitive and able to respond to future opportunities and challenges.

Budget decision making and financial risk management

Fiscal Principle 2 – Ensure that

average annual growth in General

Government Sector expenditure in

the medium term is below the

average annual growth in General

Government Sector revenue to

deliver fiscally sustainable

operating surpluses.

Fiscal Principle 3 – Target continual improvements in net operating surpluses to ensure that, in the

medium term, net cash flows from

investments in non-financial assets

(capital) will be funded primarily

from net cash inflows from

operating activities. The capital

program will focus on supporting a

productive economy, jobs, and

ensuring a pipeline of

infrastructure that responds to

population growth.

Fiscal Principle 4 – Maintain competitive taxation by ensuring that, on a per capita basis, Queensland has lower taxation than the average of other states.
Fiscal Principle 5 – Target the full funding of long-term liabilities such as superannuation and workers’ compensation in accordance with actuarial advice.

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Economic and Fiscal - Policy response

Below is a summary of the of Queensland Government policies that support the management of economic and fiscal risks and opportunities.

Policy response	Strategies and goals	Targets and outcomes	Responsible minister

Implementing economic policy
Economic policy

The government’s direction on economic management is informed by the government objectives for the community.630 It is supported by the Queensland Government’s robust system of checks and balances, stewardship and transparency on the use of public funds, underpinned by a legislated financial accountability framework.

The Queensland Budget provides capital investment and funding in areas such as health, energy transformation, social and economic infrastructure, education, family services, justice and policing, protecting the environment and reducing the cost of living.

Targets:

The government economic strategy is laying the platform for growth and prosperity. By investing in the key enablers of growth to support the state’s ongoing transformation to a more sustainable, diversified and low carbon economy that is resilient, productive, competitive and able to respond to future opportunities and challenges.631

Outcomes:

●   Queensland GSP rose by 2.3 per cent in 2022-23 (5.5 per cent in 2021-22). (Appendix A: Datasets Metric 39)

See Appendix A: Datasets for metrics.

Deputy Premier, Treasurer and Minister for Trade and Investment

Implementing fiscal policy
Fiscal policy

The Queensland Treasurer must prepare and table in the Legislative Assembly a Charter of Fiscal Responsibility pursuant to the Financial Accountability Act 2009 (Qld). The Charter sets out the fiscal principles that identify the government’s fiscal objectives and support budget decision making.

Each principle has its own target which are reported by government.

The Treasurer tabled the Charter of Fiscal Responsibility (including Fiscal Principles) to the Legislative Assembly on the 15 June 2021.632

Prudent management of record royalty revenue over past budgets provided capacity for cost-of-living relief through electricity bill rebates, reducing public transport fares and vehicle registration relief, while continuing to take the long view on the importance of delivering long-lived transformational recurrent and capital spending programs.633

Deputy Premier, Treasurer and Minister for Trade and Investment
Fiscal Principles	Fiscal Principle 1: Stabilise the General Government Sector net debt to revenue ratio at sustainable levels in the medium term, and target reductions in the net debt to revenue ratio in the long term.	Principle 1: Ratio of GGS net debt to revenue ● Net debt to revenue ratio was 3 per cent in 2022-23634 (2021–22: 15 per cent).635	Deputy Premier, Treasurer and Minister for Trade and Investment
Fiscal Principle 2: Ensure that average annual growth in General Government Sector expenditure in the medium term is below the average annual growth in General Government Sector revenue to deliver fiscally sustainable operating surpluses.

Principle 2: Average annual growth in expenditure is below the average annual growth in revenue.

●   In 2022-23, revenues grew by 21.1 per cent and expenses by 8.6 per cent compared to 2021-22636 (in 2021-22: revenues grew by 18.1 per cent and expenses by 9.7 per cent compared to 2020-21).637

See Appendix A: Datasets for metrics.

Deputy Premier, Treasurer and Minister for Trade and Investment

Fiscal Principle 3: Target continual improvements in net operating surpluses to ensure that, in the medium term, net cash flows from investments in non-financial assets (capital) will be funded primarily from net cash inflows from operating activities.

The capital program to focus on supporting a productive economy, jobs, and ensuring a pipeline of infrastructure that responds to population growth.

Principle 3: A capital program increasingly being funded through cash surpluses.

●   In 2022-23, the General Government Sector (GGS) net investments in non-financial assets were funded in full through net cash inflows from operating activities638 (in 2021-22, the GGS net investments in non-financial assets were also funded in full through net cash inflows from operating activities).639

Deputy Premier, Treasurer and Minister for Trade and Investment
Fiscal Principle 4: Maintain competitive taxation by ensuring that, on a per capita basis, Queensland has lower taxation than the average of other states.

Principle 4: Revenue efforts do not constrain economic activity or place an undue burden on households.

●   Queensland’s taxation per capita in 2022-23 was $3,825, which was $780 less the average of other jurisdictions. On average, Queenslanders paid $1,052 less

Deputy Premier, Treasurer and Minister for Trade and Investment

September 2024	Page | 69

Policy response	Strategies and goals	Targets and outcomes	Responsible minister
tax than New South Wales residents and $1,061 less than Victorian residents.640
Fiscal Principle 5: Target the full funding of long-term liabilities such as superannuation and workers’ compensation in accordance with actuarial advice.

Principle 5: A government priority to fully fund its long-term liabilities including superannuation and workers’ compensation.

●   As at 30 June 2023, WorkCover Queensland was fully funded.641

●   The latest full actuarial review of the QSuper scheme was as at 30 June 2021 and found the scheme to be fully funded. The next triennial review will report on the funding status of the scheme as at 30 June 2024.642

Deputy Premier, Treasurer and Minister for Trade and Investment
Queensland Future Fund

The Queensland Future Fund framework supports Queensland’s future economic success.

The Debt Retirement Fund (DRF) is the first fund established under the Queensland Future Fund Act 2020 (Qld) with the sole purpose of debt reduction. It was established to grow investment assets to support the debt position and reduce relative net debt burden of the Queensland Government.

		Outcomes: ● As at 30 June 2023, the balance of the DRF asset portfolio was $8.336 billion.643	Deputy Premier, Treasurer and Minister for Trade and Investment
Sustainable Investment

Queensland Government’s significant financial investments are managed by QIC Limited.

Investment decisions and portfolio structing is undertaken with a belief that material sustainability risk factors can impact the performance outcomes of investment portfolios.

Sustainability risks and opportunities are considered and managed as a fundamental part of the investment processes and form a primary consideration of investment decision-making.

Targets:

●   Identify, consider and manage ESG risks and opportunities as part of the investment approaches of each team.644

Outcomes:

●   QIC became a signatory to the Net Zero Asset Managers (NZAM) Initiative on 30 June 2023. This builds on QIC’s decarbonisation efforts to date, with seven funds across the Real Estate and Infrastructure capabilities already having net zero emissions targets.645

●   Data management and ESG reporting: QIC is implementing a data strategy designed to facilitate greater analysis and depth of understanding across a broader range of ESG issues to further enhance decision making.646

Deputy Premier, Treasurer and Minister for Trade and Investment
Strengthening Integrity

The Queensland Government is committed to transparency and is working on implementing integrity plans which include:647

●   release Cabinet submissions, agendas and decisions papers proactively

●   strengthen lobbying and complains regulation

●   develop a common framework to determine appropriate relationships among Ministers, their staff and senior public service officers

●   proactive release of cabinet documents648 under the new Queensland Proactive Release Scheme649

Outcomes:

●   In December 2022, the Integrity and Other Legislation Amendment Act 2022 (Qld) was passed to implement some of the Yearbury Report and Coaldrake Report recommendations.650

●   The Integrity and Other Legislation Amendment Act 2024 (Qld)651 was assented to in February 2024 to implement the outstanding recommendations from the Coaldrake and Yearbury Reports, strengthen the regulation of lobbyists and lobbying activities through amendments to the Integrity Act 2009 (Qld), and enhance the independence of core integrity bodies through changes to the Auditor-General Act 2009 (Qld), Ombudsman Act 2001 (Qld), Right to Information Act 2009 (Qld), Integrity Act 2009 (Qld) and Crime and Corruption Act 2001 (Qld).

●   The first Queensland Government Cabinet documents under the proactive release scheme were made public on 2 May 2024.652

Premier

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Economic and Fiscal - Risk management

The government’s Economic and Fiscal risk management framework contains the following elements.

Figure 20: Examples of embedding economic and fiscal risk management into government operations

Element	Description

Strong Controls	● The Financial Accountability Act 2009 (Qld) establishes the financial risk framework and primary control measures.653
● Under the Financial Accountability Act 2009 (Qld) the Treasurer prepares and tables a Charter of Fiscal Responsibility.
● The Treasurer regularly reports to Parliament on the outcomes the government has achieved against the objectives stated in the Charter of Fiscal Responsibility.654
● The Queensland Government’s Performance Management Framework Policy provides a structure for public sector planning, measuring and monitoring performance, and public reporting.655

Public Reporting656

●   The government publicly discloses its plans and intended results and achievements in the annual Queensland Budget, providing detail on its strategic direction, priorities, fiscal and economic policies, and major initiatives.

● Service Delivery Statements contain budgeted financial and non-financial information about each agency for the current and next financial year.
● Each agency produces an annual report which documents its performance and includes audited financial statements.

●   The Queensland Government prepares an annual Report on State Finances (ROSF) and an annual mid-year Budget Update. The ROSF incorporates an Outcomes Report and audited financial statements. The Outcomes Report includes comparisons between financial years, as well as analysis of variances between budget and the outcomes. The mid-year Budget Update incorporates the changes to the state’s economic and fiscal position since the Queensland Budget.

Independent oversight and monitoring

●   Parliamentary Committees review the Budget by examining and reporting on the proposed expenditures, mainly through the estimates process. The committees hold public hearings at which Ministers and responsible senior public servants are questioned regarding the proposed expenditures for the relevant portfolio areas.657

●   The Auditor-General delivers public reports that contains findings, conclusions and recommendations on how the government can improve its performance.658 The Auditor- General is an independent officer, guided by professional auditing and accounting standards, that forms opinions about the reliability of financial statements.659

●   The Queensland Ombudsman investigates complaints about the actions and decisions of Queensland agencies and provides the public timely, effective and independent review of administrative actions and decisions. They also review the management of public interest disclosures in the government.660

●   The Queensland Crime and Corruption Commission (CCC) deals with corruption that affects the Queensland public sector. It has the authority to deal with corruption in departments and statutory bodies, the Queensland Police Service, councils (local governments), universities, courts, tribunals and boards, and prisons.661

Economic and Fiscal - Metrics and targets

The Queensland Government uses a wide range of metrics and targets to assess, manage and monitor its economic and fiscal risks. Key targets and milestones are established by the Fiscal Principles and are identified in Economic and Fiscal - Policy response.

The government’s Fiscal Principles support economic and fiscal decision making. The determination of these principles is based on prudential benchmarks for sound financial management. Necessary measures to support the government’s strategy to drive recovery, restore its fiscal buffers and ensure its ongoing adequacy are being taken. The Fiscal Principles are reviewed each year as part of the annual Queensland Budget process.

The Queensland Budget and the Budget Update include metrics on the economic performance and outlook of the State of Queensland.

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Appendix A: Datasets

Queensland has a detailed and evolving set of sustainability datasets which readers can use to understand the Queensland Government’s risk profile. This appendix summarises the companion datasets and data dictionary, compiled by the Queensland Government Statistician’s Office and represents the latest available information at the time of release. The data dictionary provides a full set of definitions and sources for the indicators referenced in the datasets.

Note: Data and the department titles are accurate as at 30 August 2024

Metric 1: Total carbon dioxide emissions by gas type

Table: Total carbon dioxide equivalent emissions by gas type, Queensland

	2004–05 (a)	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22

CO2-e emissions (tonnes ‘000)

Carbon dioxide (CO2)	142,915	117,064	104,011	115,819	110,156	102,954	98,544	91,576	74,219

Methane (CO2-e)	42,501	45,835	45,385	45,759	48,835	47,006	45,940	44,899	43,130

Nitrous oxide (CO2-e)	5,315	4,870	4,690	4,713	4,603	4,832	4,388	4,396	4,393

Other (CO2-e)	1,208	1,930	2,013	2,066	2,081	2,259	2,261	2,411	2,356

Total carbon dioxide equivalent emissions (b)	191,939	169,699	156,099	168,357	165,674	157,052	151,133	143,283	124,097

Population (persons) (c)	3,918,494	4,777,692	4,845,152	4,926,380	5,006,623	5,088,847	5,165,613	5,215,814	5,320,941

Per capita CO2-e emissions (tonnes per person)

Carbon dioxide (CO2)	36.47	24.50	21.47	23.51	22.00	20.23	19.08	17.56	13.95

Total carbon dioxide equivalent emissions (b)	48.98	35.52	32.22	34.17	33.09	30.86	29.26	27.47	23.32

Source: CO2 – Australian Government, Department of Climate Change, Energy, the Environment and Water, Australia’s National Greenhouse Accounts, National Greenhouse Gas Inventory – UNFCCC classifications (as at 24 July 24).

Population – Australian Bureau of Statistics, National, state and territory population, December 2023.

(a) 2004-05 is the reference year. All emissions targets set by Queensland Government are based on emissions in the reference year.

(b) Total carbon dioxide equivalent emissions represent the state of Queensland’s direct emissions. Direct emissions, or total emissions, are the emissions released to the atmosphere as a direct result of an activity within the state of Queensland. Australia’s National Greenhouse accounts also provide information on industry indirect Scope 2 emissions. Industry emissions are captured within the greenhouse gas inventory and form part of the state’s direct carbon dioxide equivalent emissions.

(c) Population as at 30 June each year.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

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Metric 2: Total carbon dioxide emissions by sector

Table: Total carbon dioxide equivalent emissions by sector, Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22

CO2-e emissions (tonnes ‘000)

Public electricity and heat production (CO2-e)	48,232	50,159	51,156	53,146	51,701	49,439	46,944	44,953

Stationary and industrial energy (CO2-e) (a)	20,999	22,012	23,915	25,158	25,056	25,216	25,683	25,841

Transport (CO2-e)	21,180	22,227	22,314	23,655	23,578	22,050	21,741	21,460

Agriculture (CO2-e)	21,299	20,841	21,182	22,597	21,374	19,818	20,461	20,962

Fugitive emissions (CO2-e)	19,438	20,318	19,903	21,347	20,254	21,672	20,392	18,174

Industrial processes (CO2-e)	5,386	5,329	5,138	5,408	5,987	5,750	5,820	5,756

Waste (CO2-e)	3,063	3,107	2,952	3,083	3,131	3,333	3,053	2,876

Land use (CO2-e)	30,102	12,107	21,797	11,279	5,972	3,854	-810	-15,926

Total direct carbon dioxide equivalent emissions (b)	169,699	156,099	168,357	165,674	157,052	151,133	143,283	124,097

Source: CO2 – Australian Government, Department of Climate Change, Energy, the Environment and Water, Australia’s National Greenhouse Accounts, National Greenhouse Gas Inventory – UNFCCC classifications (as at 24 July 24).

(a)	Stationary and Industrial Energy (CO2-e) are calculated by subtracting the sum of all other data items from the Total direct carbon dioxide equivalent emissions.

(b)

Total carbon dioxide equivalent emissions represent the state of Queensland’s direct emissions. Direct emissions, or total emissions, are the emissions released to the atmosphere as a direct result of an activity within the state of Queensland. Australia’s National Greenhouse accounts also provide information on industry indirect Scope 2 emissions. Industry emissions are captured within the greenhouse gas inventory and form part of the state’s direct carbon dioxide equivalent emissions.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

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Metric 3: Sulphur dioxide emissions

Table: Sulphur dioxide emissions, Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021-22

Tonnes (‘000)

SO2 emissions	191.7	196.6	200.3	205.5	201.2	192.0	188.8	185.2

Source: SO2 – Australian Government, Department of Climate Change, Energy, the Environment and Water, Australia’s National Greenhouse Accounts, National Greenhouse Gas Inventory – UNFCCC classifications (as at 24 July 24).

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 4: Non-methane volatile organic compound emissions

Table: Non-methane volatile organic compound (NMVOC) emissions Kt, Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021-22

Tonnes (‘000)

NMVOC emissions	406.5	400.3	401.4	383.7	371.6	334.6	345.3	339.1

Source: NMVOC – Australian Government, Department of Climate Change, Energy, the Environment and Water, Australia’s National Greenhouse Accounts, National Greenhouse Gas Inventory – UNFCCC classifications (as at 24 July 24).

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 5: Particulate Matter

Table: Emissions of Particulate Matter (PM 2.5 and PM 10), Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22

Tonnes (‘000)

PM 2.5	697.0	674.9	687.0	623.3	577.2	454.8	501.7	414.0

PM 10	348.4	347.4	316.0	273.0	277.6	301.7	290.3	356.6

Source: PM2.5/PM10 – Australian Government, Department of Climate Change, Energy, the Environment and Water, Australia’s National Greenhouse Accounts, National Greenhouse Gas Inventory – UNFCCC classifications (as at 15 May 24).

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 6: Renewable energy as a share of total energy consumed in Queensland

Table: Renewable energy as a share of total energy consumed (a), Queensland (b)

	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23

Per cent

Renewable energy as a share of total energy consumed in Queensland	7.0	8.5	12.9	17.2	20.2	21.4	26.0

Source: Department of Energy and Public Works Annual Report 2022–23, page 22.

(a)	Data are based on energy consumed. Energy consumed differs from electricity generated.

(b)

The government has not set annual targets for the 50% target by 2030. Output of renewable energy generation on an annual basis is a market outcome and can vary year-to-year depending on a range of factors including electricity demand, the rate of deployment of projects and climatic variations (for example, resulting in higher or lower solar/wind/water resource availability).

Note: For further information on the data presented in this table please refer to the Data Dictionary.

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Metric 7: Electricity generation by fuel type (non-renewable and renewable), financial year

Table: Electricity generation (a) by fuel type, physical units, Queensland (b)(c)

	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23

Gigawatt hours

Non-renewable fuels:

Black coal	48,015.8	51,042.7	53,635.3	52,120.6	48,568.9	46,248.2	44,460.9	43,230.8

Natural gas	13,816.9	12,236.6	11,045.5	9,933.9	11,214.1	10,324.4	9,505.4	9,113.6

Oil products	1,199.1	1,215.9	1,047.7	1,000.6	983.7	1,034.9	1,098.3	1,235.3

Total non-renewable	63,031.9	64,495.2	65,728.5	63,055.1	60,766.8	57,607.5	55,064.6	53,579.7

Renewable fuels:

Bagasse, wood	1,656.3	1,291.8	1,252.9	1,157.9	1,029.8	1,076.4	990.3	913.9

Biogas	115.5	118.3	126.5	175.1	189.2	198.5	223.5	256.1

Wind	28.4	29.0	30.3	399.1	927.9	1,826.0	1,850.1	2,124.8

Hydro	491.7	672.2	646.1	1,057.3	634.6	950.2	1,118.9	1,244.1

Large-scale solar PV	7.3	34.1	171.5	1,491.7	3,334.5	3,395.8	3,766.1	5,405.6

Small-scale solar PV	2,055.9	2,335.9	2,760.9	3,330.2	4,120.2	5,160.9	6,219.6	7,214.8

Geothermal	0.2	0.5	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.

Total renewable	4,355.3	4,481.7	4,988.1	7,611.4	10,236.2	12,607.9	14,168.5	17,159.3

Total	67,387.1	68,976.8	70,716.6	70,666.5	71,003.0	70,215.4	69,233.1	70,739.0

Renewable (per cent of total)	6.5	6.5	7.1	10.8	14.4	18.0	20.5	24.3

Source: Department of Climate Change, Energy, the Environment and Water, Australian Energy Update, March 2024, Table O.

n.a. = Not available, PV = Photovoltaic

(a)	Data are based on electricity generation. Electricity generation differs from energy consumption.

(b)	Data are based on financial year. Financial year data will differ to data reported by calendar year.

(c)

Total electricity generation in Queensland includes off-grid systems and generation by businesses and households for their own use. These figures are different to the metric used for reporting against Queensland’s 50% renewable energy target by 2030 (Metric 5). The Queensland Government currently reports a measure of renewable energy generation in Queensland as a proportion of electricity consumption within Queensland (excluding exports). i.e. An estimate of the proportion of electricity consumed in Queensland that is generated from renewable sources.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

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Metric 8: Electricity generation by fuel type (non-renewable and renewable), calendar year

Table: Electricity generation (a) by fuel type, physical units, Queensland (b)(c)

	2016	2017	2018	2019	2020	2021	2022	2023

Gigawatt hours

Non-renewable fuels:

Black coal	49,884.2	52,444.3	52,946.8	50,114.1	47,083.9	45,229.7	43,311.5	42,918.1

Natural gas	12,532.9	11,661.4	10,416.2	10,564.1	11,531.3	9,883.0	9,479.5	8,889.0

Oil products	1,172.0	1,164.2	1,024.1	1,000.8	985.0	1,070.6	1,154.1	1,245.7

Total non-renewable	63,589.1	65,269.8	64,387.1	61,679.0	59,600.2	56,183.3	53,945.1	53,052.8

Renewable fuels:

Biomass	1,540.8	1,422.2	1,378.7	1,269.4	1,218.2	1,277.4	1,193.8	1,157.1

Wind	26.6	28.5	140.6	624.5	1,364.5	1,760.5	1,927.2	2,629.1

Hydro	543.5	662.1	825.2	1,067.7	650.8	1,066.7	1,220.3	1,340.2

Large-scale solar PV	17.1	85.8	818.6	2,733.4	3,396.0	3,449.1	4,424.3	6,248.8

Small-scale solar PV	2,177.4	2,525.5	3,024.1	3,692.5	4,607.3	5,716.9	6,702.2	7,736.1

Geothermal	0.4	0.3	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.

Total renewable	4,305.8	4,724.4	6,187.1	9,387.4	11,236.7	13,270.6	15,467.7	19,111.4

Total	67,894.9	69,994.2	70,574.2	71,066.5	70,836.9	69,453.9	69,412.9	72,164.2

Renewable (per cent of total)	6.3	6.7	8.8	13.2	15.9	19.1	22.3	26.5

Source: Department of Climate Change, Energy, the Environment and Water, Australian Energy Update, March 2024, Table O.

n.a. = Not available, PV = Photovoltaic

(a)	Data are based on electricity generation. Electricity generation differs from energy consumption.

(b)	Calendar year data includes some estimates based on financial year data where detailed calendar year data is not available. Calendar year data will differ to data reported by financial year.

(c)

Total electricity generation in Queensland includes off-grid systems and generation by businesses and households for their own use. These figures are different to the metric used for reporting against Queensland’s 50% renewable energy target by 2030 (Metric 5). The Queensland Government currently reports a measure of renewable energy generation in Queensland as a proportion of electricity consumption within Queensland (excluding exports). i.e. An estimate of the proportion of electricity consumed in Queensland that is generated from renewable sources.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 76

Metric 9: Primary energy consumption by fuel type, Gross State Product (GSP), population and energy intensity

Table: Primary energy consumption by fuel type, Queensland (a)

	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23

Petajoules

Coal	518	544	571	554	524	506	486	471

Oil	542	564	579	577	544	502	505	533

Gas	296	310	302	294	313	313	306	291

Renewables	120	130	121	124	127	140	143	162

Statistical discrepancy	-13	-15	-24	-20	-22	-18	-11	-15

Total	1,465	1,532	1,548	1,530	1,486	1,443	1,428	1,442

Population (million persons) (b)	4.85	4.93	5.01	5.09	5.17	5.22	5.32	5.46

Renewables on a per capita basis (GJ/person)	24.8	26.3	24.1	24.3	24.6	26.8	26.9	29.7

GSP ($ million)	392,991	403,260	419,368	423,285	418,498	430,157	454,026	464,580

Energy consumption per capita (GJ/person)	302.3	311.0	309.3	300.6	287.7	276.6	268.4	264.0

Energy intensity (GJ/$ million)	3,727	3,799	3,692	3,613	3,552	3,354	3,146	3,103

Source: Department of Climate Change, Energy, the Environment and Water, Australian Energy Update, Table C, 2024.

PJ = Petajoules GJ = Gigajoules 1 Petajoule is equivalent to 1,000,000 Gigajoule.

Population – Australian Bureau of Statistics, National, state and territory population, December 2023.

GSP – Australian Bureau of Statistics, Australian National Accounts: State Accounts, 2022–23, CVM (2021–22 reference year). Note calculations for Energy Intensity (GJ/$ million) and Energy Productivity ($ million/PJ) are based on this dataset.

(a)

These figures are different to the metric used for reporting against Queensland’s 50% renewable energy target by 2030 (Metric 6). The Queensland Government currently reports a measure of renewable energy generation in Queensland as a proportion of electricity consumption within Queensland (excluding exports). i.e. An estimate of the proportion of electricity consumed in Queensland that is generated from renewable sources.

(b)	Population as at 30 June each year.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 77

Metric 10: Electricity consumption by industry and residential

Table: Electricity consumption by industry and residential, Queensland (a)

	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23

Petajoules

Agriculture, forestry and fishing	1.3	1.1	1.4	1.5	1.4	1.2	0.9	1.0

Mining	40.1	45.5	47.2	50.3	51.0	50.5	50.3	51.8

Manufacturing	57.9	54.0	50.8	49.6	49.1	49.4	48.9	48.5

Electricity supply (b)	24.5	25.9	26.2	26.1	26.1	26.5	27.5	27.2

Gas supply	0.1	0.1	0.1	0.0	0.0	0.1	0.1	0.1

Water supply, sewerage and drainage services	1.6	1.6	1.7	2.5	2.5	2.4	2.2	2.1

Construction	2.0	1.5	1.5	1.3	1.3	1.3	1.3	1.3

Transport, postal and warehousing	6.7	6.3	6.4	6.6	6.7	6.4	6.6	5.5

Commercial and services (c)	51.7	51.7	49.7	48.9	45.2	43.8	44.3	46.4

Residential	44.2	45.6	45.5	47.6	50.4	53.3	56.1	56.3

Total	230.1	233.2	230.4	234.5	233.8	234.8	238.1	240.0

The is treated as a separate industry sector that uses electricity in the process of generating the electricity consumed by all other sectors.

(c)	Includes ANZSIC Divisions F, G, H, J, K, L, M, N, O, P, Q, R, S.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 78

Metric 11: Waste management

Table: Waste management, Queensland (a)

	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23

Tonnes

Waste recovered (b)	4,043,345	4,363,392	4,944,825	5,371,861	4,760,943	5,223,890	4,769,530	5,023,472

Total waste	9,165,361	9,813,843	10,891,988	11,036,686	8,798,319	9,300,311	9,259,601	9,309,310

Waste recovered (b) (per cent)	44.1	44.5	45.4	48.7	54.1	56.2	51.5	54.0

Population (c)	4,845,152	4,926,380	5,006,623	5,088,847	5,165,613	5,215,814	5,320,941	5,461,367

Waste recovered per capita (b)	0.83	0.89	0.99	1.06	0.92	1.00	0.90	0.92

Total waste per capita	1.89	1.99	2.18	2.17	1.70	1.78	1.74	1.70

Source: Queensland Government, Recycling and waste in Queensland report 2023.

Population – Australian Bureau of Statistics, National, state and territory population, December 2023.

(a)	Waste includes incoming interstate waste.

(b)	Waste recovered is waste that has been diverted from landfill. It includes material that has been recycled, reprocessed or stockpiled for future use.

(c)	Population as at 30 June each year.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 79

Metric 12: Threatened species

Table: Threatened species by taxonomic group and conservation status, Queensland, as at 8 December 2023

	Extinct	Extinct in the wild	Critically endangered	Endangered	Vulnerable	Total

Count of species

Fauna:

Amphibians	1	3	11	7	15	37

Birds	0	1	7	25	37	70

Cartilaginous fish	0	0	0	2	0	2

Ray-finned fish	0	0	2	6	3	11

Mammals	5	5	2	22	24	58

Reptiles	0	0	15	19	22	56

Insects	0	0	1	2	4	7

Decapods	0	0	5	6	1	12

Molluscs	0	0	0	2	1	3

Fauna total	6	9	43	91	107	256

Flora:

Ferns and fern allies	0	7	10	10	35	62

Cycads, conifers	0	0	0	10	15	25

Flowering plants	0	10	93	198	409	710

Green algae	0	0	0	0	1	1

Flora total	0	17	103	218	460	798

Total	6	26	146	309	567	1,054

Source: Queensland Department of Environment and Science, Nature Conservation (Animals) Regulation 2020 and Nature Conservation (Plants) Regulation 2020, unpublished data.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 80

Metric 13: Threatened species time series

Table: Threatened species by taxonomic group over time, Queensland

	20-Sep-19	30-Apr-21	8-Apr-22	30-Jun-23	8-Dec-23

Count of species

Fauna:

Amphibians	35	36	37	38	37

Birds	65	65	65	70	70

Cartilaginous fish	1	1	1	1	2

Ray-finned fish	8	9	9	11	11

Mammals	54	54	57	58	58

Reptiles	52	50	52	56	56

Insects	8	8	8	8	7

Decapods	2	10	10	12	12

Molluscs	3	3	3	3	3

Fauna total	228	236	242	257	256

Flora:

Ferns and fern allies	65	61	62	62	62

Cycads, conifers	12	25	25	25	25

Flowering plants	655	697	704	704	710

Green algae	1	1	1	1	1

Flora total	733	784	792	792	798

Total	961	1,020	1,034	1,049	1,054

Source: Queensland Department of Environment and Science, Nature Conservation (Wildlife) Regulation 2006 (unpublished data); Nature Conservation (Animals) Regulation 2020 and Nature Conservation (Plants) Regulation 2020, unpublished data.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 81

Metric 14: Forest conversions

Table: Forest conversions, Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22

Hectares (‘000)

Annual area of primary forest converted	40.3	43.3	40.8	32.3	21.7	18.7	17.0	9.0

Annual area of secondary forest converted	251.8	295.6	289.5	268.3	202.8	182.8	197.5	98.6

Annual area of identified regrowth	335.6	319.4	206.2	165.5	160.1	168.8	257.7	287.9

Net clearing of forests (conversions identified less regrowth)	-43.5	19.5	124.2	135.1	64.5	32.7	-43.2	-180.3

Source: Australian Government, Department of Climate Change, Energy, the Environment and Water, Activity Table 1990 to 2022—LULUCF.

Forest conversions: The clearing of natural forests (deforestation) to use the land for another purpose.

Net clearing: Conversions identified minus regrowth.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 15: Forest area by estate type

Table: Protected areas—parks, forests and reserves by estate type, Queensland

Estate type	01-May-18	05-Jun-20	26-Jul-21	28-Mar-22	01-Feb-23	12-Aug-24

Hectares (‘000)

National Park	9,768	9,807	9,823	9,718	9,759	9,843

State Forest	3,104	3,105	3,105	3,098	3,104	3,102

Timber Reserve	66.3	66.3	66.3	66.3	66	66

Forest Reserve	54.1	54	54	54	50	50

Total	12,992	13,032	13,048	12,936	12,980	13,062

Source: Queensland Department of Environment and Science, Protected Areas of Queensland.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 16: Marine park area

Table: Marine park area

	2017	2022	2023	2024

Hectares (‘000)

Great Barrier Reef Coast	6,326	6,326	6,326	6,273

Moreton Bay	346	346	346	343

Great Sandy	593	593	593	618

Total	7,266	7,266	7,266	7,233

Source: Queensland Department of Environment and Science.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 82

Metric 17: Water supply

Table: Physical water supply by water type, Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22

Megalitres

Self-extracted	4,747,323	4,581,801	4,363,946	4,482,526	3,814,745	3,980,205	4,183,578	4,335,607

Distributed	2,520,114	2,346,911	2,206,781	2,181,332	1,879,255	2,158,604	2,277,073	2,518,307

Waste water	378,385	358,142	364,350	384,520	371,191	379,187	403,483	479,966

Reuse	68,074	68,472	64,042	57,720	61,166	59,809	59,724	55,445

Return flows (a)	1,155,577	1,117,363	1,023,274	1,119,557	1,093,059	1,114,831	1,102,684	1,269,148

Total supply	8,869,473	8,472,689	8,022,393	8,225,655	7,219,416	7,692,636	8,026,542	8,658,473

Source: Australian Bureau of Statistics, Water Account, 2021–22, Table 5. Physical Supply and Use, by Water Type, Queensland.

(a) Return flows represents the flows of water from industries and households to the environment.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 18: Water use

Table: Physical water use by customer category, Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22

Megalitres

Agriculture, forestry and fishing (a)	1,178,912	2,597,544	2,548,493	2,573,131	1,852,006	1,943,503	2,239,118	2,360,818

Mining (b)	265,459	263,370	256,932	261,650	247,490	259,729	256,794	237,855

Manufacturing (c)	184,327	169,181	169,210	182,411	182,929	198,154	202,279	177,141

Water supply, sewerage and drainage services (d)	3,267,636	3,083,608	2,878,978	2,857,675	2,594,574	2,906,234	3,025,723	3,317,540

Other industries = Total industry—(a+b+c+d)	2,485,725	901,353	806,623	890,427	900,375	900,877	837,201	949,464

Total industry (e)	7,382,058	7,015,055	6,660,236	6,765,293	5,777,374	6,208,497	6,561,116	7,042,818

Households	331,838	340,271	338,882	340,804	348,983	369,308	362,742	346,506

Environment (f)	1,155,577	1,117,363	1,023,274	1,119,557	1,093,059	1,114,831	1,102,684	1,269,148

Total use	8,869,473	8,472,689	8,022,393	8,225,655	7,219,416	7,692,636	8,026,542	8,658,473

Source: Australian Bureau of Statistics, Water Account, 2021–22, Table 5. Physical Supply and Use, by Water Type, Queensland.

(a) Agriculture, forestry and fishing will be an under-estimate of use as the ABS has made sub-components for Distributed and/or Reuse supply not available for publication from 2014-15 and 2015-16.

(b) Mining will be an under-estimate of use as the ABS has made sub-components for Reuse supply not available for publication from 2014-15 to 2016-17.

(c) Manufacturing will be an under-estimate of use as the ABS has made sub-components for Reuse supply not available for publication in 2015-16.

(d) Water supply, sewerage and drainage services will be an under-estimate of use as the ABS has made sub-components for Distributed and/or Reuse supply not available for publication in 2014-15.

(e) Total industry includes, in addition to the four separately identified industries, industry users for which the ABS has decided are not available for publication.

(f) Return flows represents the flows of water from industries and households to the environment.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 83

Metric 19: Metallurgical, thermal and PCI coal, saleable production

Table: Metallurgical, thermal and PCI coal, saleable production, Queensland

	2016	2017	2018	2019	2020	2021	2022	2023

Volume (mega tonnes)

Metallurgical coal (a)(b)	160.1	152.3	156.5	160.2	145.7	142.8	138.6	135.3

Thermal coal	83.6	84.5	92.4	88.6	78.9	78.0	82.8	88.1

Total	243.7	236.8	249.0	248.8	224.6	220.8	221.3	223.4

Source: Queensland Department of Resources, April 2024.

(a) Queensland Department of Resources refers to metallurgical coal as coking coal.

(b) Metallurgical coal includes PCI (pulverised coal for injection).

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 20: Labour force participation and unemployment

Table: Labour force participation and unemployment, Queensland

	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23	2023-24

Per cent

Participation rate (ages 15 to 64 years)

Males	81.6	82.6	82.4	82.0	82.9	83.3	83.0	83.1

Females	72.0	74.1	74.4	73.6	75.4	76.9	77.5	77.8

Persons	76.8	78.3	78.3	77.7	79.1	80.1	80.2	80.4

Male and female gap	9.6	8.5	8.0	8.3	7.5	6.5	5.5	5.3

Unemployment rate (ages 15 to 64 years)

Persons	6.3	6.1	6.1	6.5	6.8	4.6	3.7	4.2

Youth unemployment rate (ages 15 to 24 years)

Persons	13.3	12.8	12.9	15.0	13.3	9.8	8.1	9.4

Source: Australian Bureau of Statistics, Labour Force, Australia, Detailed, July 2024.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 21: Employment by Indigenous status

Table: Employment (persons aged 25 to 64 years) by Indigenous status, Queensland

	1991	1996	2001	2006	2011	2016	2021

Per cent

Aboriginal and Torres Strait Islander people	46.9	49.3	50.4	57.7	54.1	52.1	57.2

Non-Indigenous persons	67.6	69.2	70.0	74.9	76.1	75.8	78.5

Source: Australian Government Productivity Commission, Closing the Gap website (as at 23 Aug 2023); Australian Census of Population and Housing, 1991–2021.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 84

Metric 22: Age dependency ratios

Table: Age dependency ratios, Queensland

	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23	2023-24

Per cent

Aged dependency ratio (labour force 15-64 years)	29.8	30.0	30.7	31.8	32.3	32.6	32.8	32.9

Aged dependency ratio (labour force total)	28.8	28.8	29.5	30.5	30.8	31.2	31.3	31.3

Source: Australian Bureau of Statistics, Labour Force, Australia, Detailed, July 2024.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 23: Women appointed to government boards

Table: Women appointed to government boards, Queensland

	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23(a)	2023-24(a)

Per cent

Women appointed to Queensland Government boards	47.5	52.0	54.5	53.0	56.0	56.0	54.0

Source: Queensland Health, Queensland Budget 2024–25, Service Delivery Statements, page 13; Queensland Health, Queensland Budget 2023–24, Service Delivery Statements, page 13; Queensland Department of Justice and Attorney-General Annual Report 2021-22; Queensland Department of Justice and Attorney-General Annual Report 2020-21; Queensland Department of Child Safety, Youth and Women 2018-19 Annual Report.

(a) Estimated actual.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 85

Metric 24: Prevalence of overweight or obese adults and children

Table: Prevalence of overweight or obese adults and children, Queensland

	2011–12	2014–15	2017–18	2022

Per cent

Adults

Males

Overweight	40.9	38.4	39.0	36.9

Obese	31.7	31.9	33.9	35.8

Overweight or obese	72.7	70.7	72.9	72.7

Females

Overweight	28.0	28.6	28.2	32.2

Obese	29.1	28.4	30.7	33.9

Overweight or obese	57.1	56.6	59.3	65.3

Persons

Overweight	34.5	33.4	33.5	34.1

Obese	30.4	30.2	32.4	34.6

Overweight or obese	64.9	63.6	65.9	68.8

Children

Males

Overweight	15.7	16.9	17.4	20.4

Obese	8.1	6.6	9.8	12.3

Overweight or obese	23.8	24.6	26.2	32.4

Females

Overweight	19.0	17.7	13.9	22.7

Obese	9.0	8.2	8.4	6.6

Overweight or obese	28.0	25.3	21.7	32.5

Persons

Overweight	17.3	17.9	15.4	22.7

Obese	8.6	7.5	8.7	9.6

Overweight or obese	25.9	24.6	24.5	31.8

Source: Australian Bureau of Statistics, National Health Survey, 2022, TableBuilder extract; Australian Bureau of Statistics, National Health Survey (various editions); Australian Bureau of Statistics, Australian Health Survey: Updated Results, 2011–12.

Note: For further information on the data presented in this table please refer to the Data Dictionary. The sum of components may not add to totals due to random adjustments by the Australian Bureau of Statistics to avoid the release of confidential data.

September 2024	Page | 86

Metric 25: Life expectancy—Aboriginal and Torres Strait Islander people

Table: Life expectancy at birth, Aboriginal and Torres Strait Islander people, Queensland

	2005–2007	2010–2012	2015–2017	2020-2022

Years

Males	68.3	68.7	72.0	72.9

Females	73.6	74.4	76.4	76.6

Source: Australian Bureau of Statistics, Life Tables for Aboriginal and Torres Strait Islander Australians, various editions.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 26: Life expectancy at birth

Table: Life expectancy at birth, Queensland

	2013–2015	2014–2016	2015–2017	2016–2018	2017–2019	2018–2020	2019–2021	2020–2022

Years

Males	80.0	80.1	80.0	80.2	80.3	80.6	80.9	80.7

Females	84.3	84.5	84.4	84.7	84.8	85.1	85.1	85.0

Source: Australian Bureau of Statistics, Life Tables, States, Territories and Australia, various editions.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 27: Infant mortality rate

Table: Infant mortality rate (a), Queensland

	2015	2016	2017	2018	2019	2020	2021	2022

Rate per 1,000 live births

Infant mortality rate	4.2	4.0	4.3	3.5	4.1	3.8	3.8	4.6

Source: Australian Bureau of Statistics, Deaths, Australia, 2022.

(a)	The number of deaths of children under one year of age per 1,000 live births.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 28: Available beds per 1,000 persons, public hospitals

Table: Available beds per 1,000 persons, public hospitals (including psychiatric), Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021-22

Beds per 1,000 persons

Major cities (a)	2.4	2.4	2.4	2.5	2.5	2.4	2.4	2.5

All areas	2.5	2.5	2.5	2.5	2.6	2.5	2.5	2.5

Source: Productivity Commission, Report on Government Services, 2024, Section 12 Public Hospitals (table 12A.4).

(a)	Major cities is a remoteness area classification from the 2016 edition of Australian Statistical Geography Standard (ASGS) remoteness area structure (RA).

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 87

Metric 29: Emergency department presentations

Table: Emergency department presentations (a), Queensland

	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022-23

Number

Presentations	1,439,143	1,457,083	1,512,118	1,561,825	1,606,395	1,887,381	1,867,860	1,735,935

Presentations per 1,000 persons (b)(c)	297.0	295.8	302.0	306.9	311.0	361.9	351.0	317.9

Source: AIHW, Australian hospital statistics, Emergency department care, Table 2.2 (various years).

Population—Australian Bureau of Statistics, National, state and territory population, December 2023.

(a)	The outbreak of the coronavirus (COVID-19) in March 2020 has had an impact on emergency department presentations.

(b)

Presentations per 1,000 persons estimates have been derived using the March 2023 release of Australian Bureau of Statistics, National, state and territory estimated resident population data rather than the population estimates from the AIHW source.

(c)	Population as at 30 June each year.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 88

Metric 30: Hospital separations

Table: Acute separations, same day and overnight, public and private hospitals, Queensland

	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23

Separations

Same day

Public hospitals	683,937	761,481	826,257	895,582	927,405	990,622	974,685	1,001,539

Private hospitals	655,210	672,656	693,966	711,311	697,728	780,408	774,151	797,258

All hospitals	1,339,147	1,434,137	1,520,223	1,606,893	1,625,133	1,771,030	1,748,836	1,798,797

Overnight

Public hospitals	534,444	553,668	581,654	590,750	586,428	611,921	639,931	634,272

Private hospitals	297,256	298,633	299,859	300,083	285,275	307,993	300,198	300,824

All hospitals	831,700	852,301	881,513	890,833	871,703	919,914	940,129	935,096

Separations per 1,000 persons (a)

Same day

Public hospitals	141.2	154.6	165.0	176.0	179.5	189.9	183.2	183.4

Private hospitals	135.2	136.5	138.6	139.8	135.1	149.6	145.5	146.0

All hospitals	276.4	291.1	303.6	315.8	314.6	339.6	328.7	329.4

Overnight

Public hospitals	110.3	112.4	116.2	116.1	113.5	117.3	120.3	116.1

Private hospitals	61.4	60.6	59.9	59.0	55.2	59.0	56.4	55.1

All hospitals	171.7	173.0	176.1	175.1	168.8	176.4	176.7	171.2

Source: AIHW, Australian hospital statistics, Admitted patient care, 2022-23 table 2.14 and table 2.16; 2018-19 table 2.11 and table 2.13.

Population—Australian Bureau of Statistics, National, state and territory population, December 2023.

(a)	Population as at 30 June each year.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 89

Metric 31: Public hospital workforce

Table: Public hospital workforce (a) per 1,000 persons, Queensland

	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021-22

FTE per 1,000 persons

Salaried medical officers	2.0	2.0	2.1	2.2	2.2	2.3	2.3

Nurses	6.2	6.4	6.7	6.8	6.9	7.1	7.5

Diagnostic and allied health	1.9	2.0	2.0	2.1	2.1	2.2	2.4

Total	10.1	10.4	10.7	11.1	11.2	11.6	12.2

Source: Productivity Commission, Report on Government Services, 2024, E Health 12 Public Hospitals (table 12A.9).

(a) Average FTE.

FTE = Full-time equivalent.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 32: Family violence service use

Table: Domestic and family violence counselling service users with cases closed, Queensland (a)

	2019–20	2020-21	2021–22	2022–23

Number

Domestic and family violence counselling service users with cases closed	24,442	23,816	26,762	26,567

Source: Queensland Department of Justice and Attorney-General Annual Report 2019-20; 2020-21; 2021-22; and 2022-23

(a) Cases closed as a result of the majority of identified needs being met.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 33: NAPLAN reading achievements for Year 7 students

Table: NAPLAN reading achievements for Year 7 students, Queensland

	2023	2024

Per cent

Needs additional support	11.2	13.2

Developing	23.8	23.8

Strong	48.2	45.5

Exceeding	15.7	16.3

Exempt	1.1	1.2

Source: Australian Curriculum, Assessment and Reporting Authority (ACARA), NAPLAN results, various years.

From 2023, ACARA reset the NAPLAN measurement scale. As such, time series comparisons are only available from 2023 onwards.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 90

Metric 34: Percentage of persons aged 20-64 years with a non-school qualification

Table: Persons aged 20-64 years with a non-school qualification (a), Queensland

	May 2016	May 2017	May 2018	May 2019	May 2020	May 2021	May 2022	May 2023

Per cent

Non-school qualification	62.8	63.3	63.3	65.5	67.1	66.0	68.8	69.8

Source: ABS, Education and Work, Australia, May 2023.

(a)	As a per cent of total persons aged 20-64 years.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 35: School participation rates for students aged 12 to 18 years

Table: School participation rates for students aged 12 to 18 years (a), Queensland

	2016	2017	2018	2019	2020	2021	2022	2023

Per cent

Aged 12 years	100.0	100.0	100.0	100.0	100.0	100.0	98.6	99.1

Aged 13 years	100.0	100.0	100.0	100.0	100.0	100.0	98.7	98.5

Aged 14 years	100.0	100.0	100.0	100.0	99.9	99.8	98.8	97.6

Aged 15 years	97.7	98.9	99.1	99.1	98.8	98.4	97.1	96.5

Aged 16 years	94.2	93.2	93.0	92.8	91.8	90.4	88.8	87.3

Aged 17 years (b)	59.4	61.0	59.1	61.0	82.6	82.4	80.0	78.9

Aged 18 years (c)	6.0	6.2	6.3	6.5	7.3	9.1	8.6	8.1

Source: Australian Bureau of Statistics, Schools, 2023, Table 66a Capped School Participation Rates for students Aged 6-19 Years, 2011-2023.

Participation rates are determined using both part-time and full-time student counts

(a)	The age reference date for students is 1 July.
(b)	Queensland enrolment requirements consider a child to be of compulsory school age from 6 years and 6 months until they turn 16, or they complete Year 10 (whichever comes first).
(c)

Queensland allows students to enrol in the first year of school if age 5 by 30 June, equivalent to age 17 in the last year of school. Students who commence school a year later than standard will be age 18 in the last year of school.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 91

Metric 36: Main destination of Year 12 completers

Table: Main destination of Year 12 completers, Queensland

	2016	2017	2018	2019	2020	2021	2022	2023

Number

Bachelor degree	15,920	16,273	15,538	15,666	11,508	15,139	15,853	14,797

VET certificate IV+	2,782	2,341	2,146	2,075	1,323	2,039	1,982	1,749

VET certificate III	1,020	1,094	988	1,096	794	1,003	769	676

VET certificate I-II/other	1,072	931	905	836	613	950	815	779

Apprenticeship	2,538	2,577	2,701	2,492	1,729	2,942	3,431	3,160

Traineeship	983	1,092	1,016	958	545	1,138	1,110	969

Full-time employment	3,383	3,646	3,640	3,243	1,658	3,364	4,581	4,292

Part-time employment	7,137	7,671	7,648	7,687	4,738	6,498	7,274	7,476

Seeking work	4,305	4,563	4,388	4,243	3,951	2,722	2,563	2,271

NILFET (a)	970	1,178	1,091	1,160	1,592	946	1,138	945

Total	40,110	41,366	40,061	39,456	28,451	36,741	39,516	37,114

Per cent

Bachelor degree	39.7	39.3	38.8	39.7	40.4	41.2	40.1	39.9

VET certificate IV+	6.9	5.7	5.4	5.3	4.7	5.5	5.0	4.7

VET certificate III	2.5	2.6	2.5	2.8	2.8	2.7	1.9	1.8

VET certificate I-II/other	2.7	2.3	2.3	2.1	2.2	2.6	2.1	2.1

Apprenticeship	6.3	6.2	6.7	6.3	6.1	8.0	8.7	8.5

Traineeship	2.5	2.6	2.5	2.4	1.9	3.1	2.8	2.6

Full-time employment	8.4	8.8	9.1	8.2	5.8	9.2	11.6	11.6

Part-time employment	17.8	18.5	19.1	19.5	16.7	17.7	18.4	20.1

Seeking work	10.7	11.0	11.0	10.8	13.9	7.4	6.5	6.1

NILFET (a)	2.4	2.8	2.7	2.9	5.6	2.6	2.9	2.5

Total	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Source: Queensland Department of Education, Next Step Year 12 Completers survey, various years.

(a)	NILFET refers to those not in the labour force (that is not employed and not seeking work), education or training.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 92

Metric 37: Student to teacher ratios

Table: Student to teaching staff ratios by affiliation and school level, Queensland

	2016	2017	2018	2019	2020	2021	2022	2023

Ratio

Primary school

Government	14.5	14.4	14.2	14.3	14.3	14.4	14.2	14.2

Non-Government	16.4	16.0	15.9	15.9	15.9	16.0	15.9	15.8

Catholic	17.0	16.6	16.4	16.3	16.3	16.4	16.2	16.1

Independent	15.5	15.3	15.3	15.4	15.5	15.4	15.5	15.3

All schools	15.0	14.9	14.7	14.7	14.8	14.9	14.7	14.6

Secondary school

Government	12.5	12.4	12.2	12.1	12.1	12.1	12.1	12.0

Non-Government	12.2	12.1	12.0	11.9	12.1	12.1	12.1	12.0

Catholic	12.4	12.4	12.2	12.1	12.3	12.5	12.4	12.3

Independent	11.9	11.8	11.7	11.8	11.9	11.7	11.7	11.8

All schools	12.4	12.3	12.1	12.1	12.1	12.1	12.1	12.0

Source: Australian Bureau of Statistics, Schools, 2023, Table 53a Student (FTE) to Teaching Staff (FTE) Ratios, 2006-2023.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 38: Expenditure per student in government funded schools

Table: Expenditure per student in government funded schools, (2021-22 dollars), Queensland

	2014–15	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22

$ per full-time equivalent student

Australian Government payments for school education services	2,510	2,724	3,066	3,232	3,333	3,450	3,694	3,801

Queensland Government recurrent expenditure	15,752	16,017	16,112	16,367	16,534	17,247	16,698	17,860

Total	18,262	18,741	19,179	19,599	19,867	20,697	20,393	21,661

Source: Productivity Commission, Report on Government Services, 2024, Section 4 School education (table 4A.28).

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 39: Growth of gross state product and gross domestic product

Table: Growth of gross state product and gross domestic product, Queensland and Australia

	2015–16	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23

Per cent

Queensland gross state product	2.4	2.6	4.0	0.9	-1.1	2.8	5.5	2.3

Australian gross domestic product	2.8	2.3	2.9	2.2	-0.3	2.1	4.3	3.0

Source: Australian Bureau of Statistics, Australian National Accounts: State Accounts 2022-23.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 93

Metric 40: General government sector net operating balance

Table: General government sector net operating balance, Queensland (a)(b)

	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23	2023-24

$ million

Net operating balance	2,825	1,750	985	-5,728	-915	4,284	13,930	564

Source: Queensland Treasury, Queensland State Budget, 2023-24, Budget Paper 2—Budget Strategy and Outlook, Table 9.1 (page 183) and Table 9.10 (page 193)

(a) 2016-17 to 2022-23 based on the latest available actual data.

(b) 2023-24 based on estimated actual data.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 41: General government sector borrowing costs, actual

Table: General government sector borrowing costs, Queensland (a)(b)

	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23	2023-24

$ million

Borrowing costs	1,722	1,614	1,581	1,486	1,619	1,508	1,688	1,905

Source: Queensland Treasury, Queensland State Budget, 2023-24, Budget Paper 2—Budget Strategy and Outlook, Table 9.1 (page 183) and Table 9.10 (page 193)

(a) 2016-17 to 2022-23 based on the latest available actual data.

(b) 2023-24 based on estimated actual data.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 42: Research and experimental development (R&D) expenditure, businesses

Table: Research and experimental development (R&D) expenditure, current prices, businesses, Queensland

	2011–12	2013–14	2015–16	2017–18	2019–20	2021–22

$ million

R&D	2,499	2,700	1,956	1,912	2,235	2,560

GSP (a)	277,355	288,774	301,255	349,948	360,705	454,026

R&D as a per cent of GSP (per cent)	0.9	0.9	0.6	0.5	0.6	0.6

Sources: R&D—Australian Bureau of Statistics, Research and Experimental Development, Businesses, Australia, various years.

GSP—Australian Bureau of Statistics, Australian National Accounts: State Accounts, 2021-22.

(a) GSP reported in this metric are expressed in current prices to align with the R&D values which have not been adjusted for inflation. GSP in this metric may differ to the GSP used in other metrics.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 94

Metric 43: Research and experimental development (R&D) expenditure, government and private non-profit organisations

Table: Research and experimental development (R&D) expenditure, current prices, businesses, Queensland

	2012–13	2014–15	2016–17	2018–19	2020–21	2022–23

$ million

R&D	568	563	590	673	680	820

GSP (a)	281,000	294,312	327,683	366,280	368,248	503,351

R&D as a per cent of GSP (per cent)	0.2	0.2	0.2	0.2	0.2	0.2

Sources: R&D—Australian Bureau of Statistics, Research and Experimental Development, Government and Private Non-Profit Organisations, Australia, various years.

GSP—Australian Bureau of Statistics, Australian National Accounts: State Accounts, 2022-23.

(a) GSP reported in this metric are expressed in current prices to align with the R&D values which have not been adjusted for inflation. GSP in this metric may differ to the GSP used in other metrics.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 44: Exports—agriculture

Table: Overseas exports of agricultural commodities, Queensland

	2016–17	2017–18	2018–19	2019–20	2020–21	2021–22	2022–23	2023-24p

$ million

Agriculture exports	1,089	805	842	859	1,212	2,068	3,000	1,559

Source: Queensland Government Statisticians Office, Overseas exports by industry 4-digit ANZSIC 2006 edition, June 2024 (based on ABS International Trade in Goods and Services, Australia, unpublished data).

p = preliminary (as at June 2024 release)

Exports of Agricultural commodities using the ANSZIC classification, excludes agricultural production that has undergone manufacturing processing (e.g. beef and raw sugar exports). Applying this broader definition of agricultural exports, including processed agricultural production, agricultural exports were A$16,714 million in 2023-24p.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

Metric 45: Equivalised disposable household income

Table: Equivalised (a) disposable household income, Queensland

	2007–08	2009–10	2011–12	2013–14	2015–16	2017–18	2019–20

$ per week

Mean income—adjusted lowest quintile (b)	432	422	421	433	454	440	470

Mean income—all persons	1,046	997	1,040	1,060	1,024	1,027	1,087

Lowest income quintile as a per cent of all households mean income (per cent)	41.3	42.3	40.5	40.8	44.3	42.8	43.2

Source: Australian Bureau of Statistics, Household Income and Wealth, Australia, 2019–20.

(a) Equivalised disposable household income are calculated on a person weighted basis to ensure comparability across different household sizes. Disposable income refers to gross income minus taxes—sometimes referred to as ‘net income’.

(b) Adjusted refers to the lowest income quintile excluding the first and second percentiles.

Note: For further information on the data presented in this table please refer to the Data Dictionary.

September 2024	Page | 95

Appendix B: Ministers and responsibilities

A full list of Queensland Government ministers is available from the Queensland Government’s website.662

Minister	Role and focus
Premier	Responsibilities include:
● The overall management of Queensland, Cabinet and its committees, coordinating government communication, policy development, governance, legislative drafting and publishing, protocol,
● intergovernmental relations, and
● overall public service management.
Deputy Premier, Treasurer and Minister for Trade and Investment	Treasury

●   Develop well researched economic policies and strategies that further the development of Queensland as a vibrant, productive, and sustainable economy focused on employment, engagement and quality of life.

● Achieve the Government’s fiscal objectives to stabilise debt, restore operating surpluses, and maintain tax competitiveness.
● Maintain and coordinate robust Budget processes that identify the Queensland Government’s highest priority initiatives and allocate public funds responsibly.

●   Proactively manage the Queensland Government balance sheet through the application of sound portfolio and risk management strategies of the state’s financial and non-financial assets and liabilities.

● Lead implementation of the Queensland Renewable Energy and Hydrogen Jobs Fund, in consultation with the Minister for Energy and Clean Economy Jobs.
● Work with the Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation to implement the Land Restoration Fund.
● Coordinate the annual Queensland Sustainability Report to ensure the state is appropriately reporting on its Environment, Social and Governance (ESG) policies.
Minister for State Development and Infrastructure, Minister for Industrial Relations and Minister for Racing	State Development

●   Oversee strategic planning, policy, and service delivery for priority industry sectors, progressing major public and private projects and delivering planning and programs for priority industry sectors.

●   Support the development of Queensland’s hydrogen industry and the implementation of relevant initiatives under the Queensland Energy and Jobs Plan, including hydrogen industry development, renewables manufacturing and supply chain development and supporting regional transformation in collaboration with the Minister for Energy and Clean Economy Jobs and the Minister for Regional Development and Manufacturing and Minister for Water.

Brisbane 2032 Olympic and Paralympic Games Infrastructure

Lead activities associated with the planning, coordination, delivery and legacy of a successful Brisbane 2032 Olympic and Paralympic Games, including:

● Conducting a 60-day review of the venues master plan.
● Establishing a delivery authority for the Brisbane 2032 Olympic and Paralympic Games.
● Leading the State Government’s interactions with Games Delivery Partners
● Support delivery of a more sustainable Brisbane 2032 Olympic and Paralympic Games.
Industrial Relations
● Oversee the ongoing delivery of the legislative reforms and regulatory improvements to Queensland’s industrial relations system and workplace health and safety.

September 2024	Page | 96

Minister	Role and focus
Minister for Health, Mental Health and Ambulance Services and Minister for Women	Health

●   Work to ensure the timely provision of planned care through the public health system and continue to attract, retain and invest in new frontline staff to deliver a world-class level of public health care.

● Collaborate with the Federal Government to strengthen partnerships with the primary care, aged care and disability services sectors.
● Advance health equity and improve the health and wellbeing of First Nations peoples.
● Implement a range of initiatives that include keeping Queenslanders out of hospital and providing alternatives to emergency departments.
● Implement a First Nations Workforce Strategy

●   Work with the Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs to develop an improved service delivery model for forensic disability services in Queensland.

● Implement a Queensland women’s health strategy.
● Continue to oversee Health and Wellbeing Queensland, and support delivery of plans to achieve real and measurable improvements in the health and wellbeing of Queenslanders.
● Implement the First Nations First Strategy 2032 which aims to eliminate racism within the health system.663
Mental Health
● Support mental health, alcohol and other drug, and suicide prevention services.

●   Implement Shifting minds: The Queensland Mental Health Alcohol and Other Drugs Strategic Plan 2023-2028 and Better Care Together: A plan for Queensland’s state-funded mental health, alcohol and other drug services to 2027.

Ambulance Services
● Support the delivery of timely, quality and appropriate, patient focused services in the face of increasing demand, including through continued investment in additional frontline staff.
Women
● Support Queensland Government Ministers and agencies to implement women’s economic security initiatives and gender responsive budgeting.
Attorney-General and Minister for Justice and Minister for the Prevention of Domestic and Family Violence	Justice
● Deliver an effective, responsive, fair and efficient justice system that underpins a just and safe Queensland.
● Deliver an efficient and effective justice system underpinned by contemporary technology and safe, accessible and functional infrastructure.
● Provide regulatory oversight, compliance assessment and approvals to ensure the integrity of gaming in Queensland.
● Implement initiatives to address justice-related targets to reduce incarceration rates of Aboriginal and Torres Strait Islander peoples.
● Implement the regulatory framework for incorporated associations and co-operatives including governance, accountability and reporting obligations for the not-for-profit sector.
Prevention of Domestic and Family Violence
● Lead work with other Ministers to co-ordinate the Government’s roll-out of domestic, family and sexual violence reforms.

September 2024	Page | 97

Minister	Role and focus
Minister for Energy and Clean Economy Jobs	Energy
● Work with other Ministers to implement the Queensland Energy and Jobs Plan in accordance with the Queensland SuperGrid Infrastructure Blueprint.
● Lead the investment in the development of Queensland’s hydrogen industry and other sustainable fuels.
Clean Economy Jobs

●   Oversee implementation of Queensland’s new emissions reduction target through delivery of clean economy and climate initiatives aimed at reducing the state’s emissions, securing existing industries and jobs and creating new jobs and supporting the social licence of the transition to a low carbon economy.

● Work with the new Expert Panel on Clean Economy Jobs and stakeholders to identify least cost pathways for sectors and for Queensland to reduce emissions.
● Examine options for government operations to reduce emissions.
Procurement

●   Evolution of Buy Queensland 2023 including the supporting implementation program, implementation of the best practice prequalification framework and expansion of the Ethical Supplier Mandate to strengthen the Buy Queensland procurement compliance function.

● Implementation of the Queensland 2032 Procurement Strategy
Minister for Housing, Local Government and Planning and Minister for Public Works	Housing
● Drive delivery of additional social and affordable housing across the state.

●   Develop housing options to assist people to find safe, secure and affordable housing for rent, in particular, for priority groups including First Nations peoples, older women, people experiencing domestic and family violence, people with disability and young people.

● Increase home ownership outcomes for Aboriginal and Torres Strait Islander peoples, including those living on Indigenous communal lands.
Public Works

●   Deliver the Resilient Homes Fund so that Queenslanders can access grants to rebuild more resilient homes, raise homes or arrange a buy back of their high-risk home, in response to the 2021-22 flooding disaster.

Local Government
● Oversee the implementation of the mandatory Code of Conduct for Councillors.
Planning
● Work with other Ministers and relevant local governments to ensure appropriate plans, strategies and initiatives are in place for supporting the infrastructure needs of the state.
Minister for Police and Community Safety	Police
● Improve community safety through effective policing and crime prevention strategies.
● Contribute to effective and coordinated action to deliver the Government’s domestic and family violence reforms, including whole-of-service transformational change.
● Work with other Ministers to support the implementation of youth justice initiatives to help prevent crime, improve outcomes and enhance community safety.

●   Work with the Minister for Fire and Disaster Recovery to ensure effective all-hazard disaster management arrangements are in place to support the state to prevent, prepare, respond to and recover from disaster events.

● Provision of oversight and compliance in relation to registered weapons.

September 2024	Page | 98

Minister	Role and focus
Minister for Treaty, Minister for Aboriginal and Torres Strait Islander Partnerships, Minister for Communities and Minister for the Arts	Aboriginal and Torres Strait Islander Partnerships
● Partner with Aboriginal and Torres Strait Islander people, families and communities to support and foster a strong, safe, resilient and thriving Aboriginal and Torres Strait Islander communities.
● Lead the governance, coordination and reporting arrangements for the National Agreement on Closing the Gap including Queensland’s annual Closing the Gap implementation plans.
● Local leadership through the establishment of Local Decision-Making Bodies, to make decisions about the design and delivery of key services to better meet the needs of each community.

●   Lead the development and implementation of a new, whole-of-government First Nations Economic Strategy, in partnership and co-design with First Nations representatives from business, industry and communities, to support economic self-empowerment for Aboriginal peoples and Torres Strait Islander peoples.

● Progress a review of the regulatory framework to protect and conserve Queensland’s Aboriginal and Torres Strait Islander cultural heritage, while facilitating business and development activity.
Communities

●   Lead implementation of Communities 2032: A plan to strengthen the fabric of Queensland’s communities, which supports the government’s response to the Parliamentary Inquiry into Social Isolation and Loneliness.

●   Engage with non-government organisations to strengthen the Queensland community services sector, including through working with peak bodies and key stakeholders to improve service quality, grow the workforce and boost industry capacity and capability.

● Ensure effective community recovery capability is in place, with emergency support services and financial assistance available to Queenslanders in response to natural disasters.
● Implement the First Nations First Program at Queensland State Archives to foster truth telling and healing to improve outcomes for Aboriginal and Torres Strait Islander Queenslanders.
Youth Affairs
● Engage with young people and key stakeholders to facilitate social and economic opportunities for young Queenslanders.
Arts
● Lead the implementation of the Queensland Government’s Creative Together 2020-2030: A 10-Year Roadmap for arts, culture and creativity in Queensland.
● Facilitate delivery of the Queensland Government’s arts and cultural priorities and administer government investment in funding programs.
● Lead the management of the state’s arts and cultural assets.
● Support the governance and compliance of arts companies and arts statutory bodies in the arts portfolio.
Minister for Education and Minister for Youth Justice	Education
● Pursue improved educational outcomes for Queensland students, including through long-term planning for the future of the Queensland education system.
● Implement plans, policies and initiatives which focus on educational achievement, wellbeing and engagement, and culture and inclusion for every state school student.
● Support the implementation and monitoring of the Domestic and Family Violence Prevention Strategy 2016–26.

●   Work with the Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs in reporting on acceptance and implementation of recommendations arising from the Royal Commission into violence, abuse, neglect, and exploitation of people with disability.

Youth Justice

●   Lead the development of initiatives to rehabilitate youth offenders and reintegrate young offenders into the community to help prevent offending, improve outcomes, and reduce demands in the youth justice system.

September 2024	Page | 99

Minister	Role and focus
Minister for Agricultural Industry Development and Fisheries and Minister for Rural Communities	Agriculture
● Support local solutions to meet the seasonal workforce needs of Queensland’s agribusinesses.
● Build and strengthen partnerships with research organisations, industry bodies and government agencies to leverage expertise and share responsibility for managing risk.
Biosecurity
● Enhance Queensland’s biosecurity capability to protect the state’s agriculture and the environment.
Forestry
● Implementation of the Native Timber Action Plan commitments including for native timber harvesting, plantation program and protected areas.
Fisheries

●   Reduce red tape, support economic recovery and improved management, ensure the sustainability of Queensland’s fisheries resources and fishing industry, and play its role in helping to protect the Great Barrier Reef.

● Deliver a legislative framework for recreational and commercial fishers that is contemporary, simple to understand, and reflective of community expectations.
Rural Communities
● Work with rural communities to identify regional economic opportunities, improve the competitiveness of rural business and support the creation of jobs in rural communities.
Minister for Regional Development and Manufacturing and Minister for Water	Regional Development
● Enhance engagement in regional communities, particularly working with key stakeholders including local government, industry, and peak bodies to create jobs and grow regional economies.

●   Support the building and upgrade of regional industry-linked school training facilities in priority industries such as hydrogen, aquaculture, agriculture, manufacturing, defence aviation and aerospace.

● Support the primary school STEM program to provide educators with the tools and knowledge to teach specialist design and technology skills, contributing to creating future career interests in STEM.
Manufacturing
● Implement a comprehensive strategy to protect jobs in key regional industries to grow regional economies and create long-term jobs.
Water
● Continue to ensure that Queensland’s catchment-based water plans will provide sustainable water allocation for the environment, agriculture, industries, and population centres.

September 2024	Page | 100

Minister	Role and focus
Minister for Resources and Critical Minerals	Resources

●   Implement the Queensland Resources Industry Development Plan, working with peak industry bodies, mining unions and the community to ensure communities can maximise their economic and social well-being through the resources sector.

● Implement the Queensland Critical Minerals Strategy that provides a path to the responsible use of Queensland’s critical minerals while creating sustainable economic prosperity for Queensland.

●   Investigate and deliver enhancements to the state’s land administration and valuation legislation and frameworks to better enable the delivery of government priorities that support economic and social outcomes.

● Facilitate a sustainable coexistence between landholders, communities, and the onshore gas industry, in collaboration with Queensland’s coexistence institutions.
● Provision of clearer pathways for investment in critical mineral exploration and production.

●   Ensure Queensland’s native vegetation is managed to maintain biodiversity, reduce land degradation, protect water quality, including in the Great Barrier Reef water catchment areas, and reduce greenhouse gas emissions.

● Facilitate land transfers under the Aboriginal Land Act 1991 (Qld) and Torres Strait Islander Land Act 1991 (Qld).
● Resolve native title claims and native title compensation claims.
● Lead agency for implementation of the Native Title Act 1993 (Cth).
Resources Safety and Health Queensland

●   Regulate, educate and assist industry in meeting its obligations to protect and promote the safety and health of persons from risks associated with mining, quarrying, explosives and petroleum and gas.

Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation	Environment
● Oversee the implementation of the Protected Area Strategy 2020–2030.
● Waste Management and Resource Recovery Strategy, Plastic Pollution Reduction Plan, Queensland Organics Strategy and Plan 2022–2032.
● Work with the Minister for Resources and Critical Minerals to implement and oversee the Government’s reforms to mine rehabilitation and financial assurance.

●   Continue to implement Conserving Nature – a Biodiversity Conservation Strategy for Queensland, including opportunities to enhance monitoring, evaluation, reporting and improvement. The Southeast Queensland Koala Conservation Strategy 2020–2025 and the Threatened Species Program to protect species at risk of extinction.

● Continue to investigate and consult on the establishment of an independent Environmental Protection Agency to protect our environment, create jobs and support economic growth.

●   Continue to work with the Treasurer and Minister for Trade and Investment and stakeholders to implement the flagship Land Restoration Fund, including identifying opportunities to further develop Queensland’s carbon farming industry.

Great Barrier Reef

●   Implement the Queensland Reef Water Quality Program and work with the Australian Government to fast-track commitments under the Reef 2050 Long-Term Sustainability Plan and the Reef 2050 Water Quality Improvement Plan.

Science
● Support priority industry-science centres of excellence and accelerate university commercialisation to grow Queensland businesses, exports and jobs.
Innovation
● Make Queensland a world-leading innovation economy with a focus on turning scientific advances into industries of the future

September 2024	Page | 101

Minister	Role and focus
Minister for Fire and Disaster Recovery and Minister for Corrective Services	Corrective Services
● Work to increase community safety, break the cycle of re-offending and make a real and measurable difference in people’s lives through their contact with the correctional system.
Fire and Rescue Services and Rural Fire Services
● Pre-empt, prevent, mitigate and manage the consequences of fire and other emergencies on Queensland communities.
Disaster Recovery and Resilience
● Implement the Queensland Strategy for Disaster Resilience.
Minister for Transport and Main Roads and Minister for Digital Services	Transport
● Work to deliver better road and transport infrastructure across Queensland.
● Oversee implementation of programs to ensure an effective, efficient and accessible public transport system.
Main Roads

●   Ensure planning for priority main road infrastructure projects consider the State Government’s delivery objectives for the Brisbane 2032 Olympic and Paralympic Games and the associated funding strategy.

Ports and Marine Infrastructure
● Oversee improvements to marine infrastructure across Queensland.
● Implement the Reef 2050 Long-Term Sustainability Plan in conjunction with the Minister for the Environment and the Great Barrier Reef and Minister for Science and Innovation.
● Oversee the Maritime Jobs Taskforce and implementation of Taskforce recommendations to revitalise Queensland’s coastal shipping industry.
● Support marine safety and safeguards from marine pollution.
Cross River Rail
● Deliver Cross River Rail to improve network reliability and increase heavy rail accessibility to the Brisbane CBD and across the South East Queensland region.
Digital Services
● Continue to implement the Government’s agenda for digital technology in Government services and digital inclusion of disadvantaged Queenslanders.
● Ensure Queensland Government information is publicly available through open data, providing Queenslanders with the opportunity to create apps, establish research programs and start new businesses.
● Improve state-wide digital connectivity by partnering with the Federal Government and industry to implement the Digitally Connected Regions Program.
Minister for Employment and Small Business and Minister for Training and Skills Development	Employment
● Lead the development of innovative employment policies and programs with a focus on supporting under-represented cohorts across Queensland’s workforce.
● Support young people who are disengaged or at risk of disengaging in education, training, and employment.
Small Business
● Develop and implement the next Queensland Small Business Strategy to continue to build a strong and resilient small business sector to drive job creation and growth.
Training and Skills Development
● Oversee the Government’s Skilling Queenslanders for Work initiative to support disadvantaged Queenslanders to gain skills, qualifications and experience through program implementation and delivery.

September 2024	Page | 102

Minister	Role and focus
Minister for Child Safety, Minister for Seniors and Disability Services and Minister for Multicultural Affairs	Child Safety
● Deliver family support services to help families earlier and moderate the number of children entering the child protection system.
● Continue to identify and implement strategies to address and manage the current and future demand on child safety services.
Seniors
● Support older people to lead healthy and productive lives and ensure government policies and programs continue to be age friendly.
Disability Services

●   Support vulnerable Queenslanders with disability to lead better lives and maximise opportunities, by working with the Federal Government, and relevant Queensland Government agencies, to optimise Queensland’s investment in the National Disability Insurance Scheme (NDIS).

● Implement reforms arising from the Royal Commission into Violence, Abuse, Neglect and Exploitation of People with Disability and the Independent Review into the NDIS.
Multicultural Affairs
● Lead actions and policy that will implement the principles of the Multicultural Queensland Charter and promote Queensland as a united, harmonious and inclusive community.
Minister for Tourism and Sport	Tourism Industry Development
● Drive the tourism sector’s recovery from COVID–19 and future growth.
Sport
● Support the sport and recreation industry to increase participation of different cultural groups to enhance social cohesion.

September 2024	Page | 103

Appendix C: Supporting Information

Queensland has detailed and evolving information available. Please see below for links used to source information in this report.

[1]

https://www.ifrs.org/content/dam/ifrs/publications/pdf-standards-issb/english/2023/issued/part-a/issb-2023-a-ifrs-s1-general-requirements-for-disclosure-of-sustainability-related-financial-information.pdf?bypass=on

[2]	https://www.ifrs.org/content/dam/ifrs/publications/pdf-standards-issb/english/2023/issued/part-a/issb-2023-a-ifrs-s2-climate-related-disclosures.pdf?bypass=on

[3]	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2022-23.pdf

[4]	Queensland Snapshot Sources:

Population, https://www.abs.gov.au/statistics/people/population/national-state-and-territory-population/latest-release#data-download

Queensland Gross State Product, https://www.abs.gov.au/statistics/economy/national-accounts/australian-national-accounts-state-accounts/latest-release | Table 4. Expenditure, Income and Industry Components of Gross State Product, Queensland, Chain volume measures and current prices | Total all industries; GROSS STATE PRODUCT: Current prices

Queensland Area, https://www.qld.gov.au/about/about-queensland/statistics-facts/facts

[5]	https://www.qld.gov.au/about/about-queensland/towns/communityforums#:~:text=Regional%20Community%20Forums%20were%20 created,to%20influence%20government%20decision%2Dmaking.

[6]	https://www.qld.gov.au/about/how-government-works/government-responsibilities

[7]	https://cabinet.qld.gov.au/ministers-portfolios.aspx

[8]	https://www8.austlii.edu.au/cgi-bin/viewdoc/au/legis/qld/consol_act/coq2001288/s19b.html

[9]	https://www.qld.gov.au/about/how-government-works/government-structure

[10]	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf | Page 85

[11]	https://statements.qld.gov.au/statements/100137

[12]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0028/48493/queensland-2035-clean-economy-pathway.pdf

[13]	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf | Page 14

[14]	https://www.legislation.qld.gov.au/view/html/inforce/current/act-2009-009

[15]	https://s3.treasury.qld.gov.au/files/Guide-to-Risk-Management-June-2020.pdf

[16]	https://www.legislation.qld.gov.au/view/html/inforce/current/act-2009-009

[17]	https://www.qld.gov.au/__data/assets/pdf_file/0026/259127/performance-management-framework-policy.pdf?v2

[18]	https://www.qld.gov.au/__data/assets/pdf_file/0026/259127/performance-management-framework-policy.pdf?v2

[19]	https://www.imf.org/en/Topics/climate-change/climate-and-the-economy

[20]	https://cabinet.qld.gov.au/ministers-portfolios.aspx

[21]	https://www.ipcc.ch/report/ar6/syr/downloads/report/IPCC_AR6_SYR_SPM.pdf

[22]	https://www.legislation.qld.gov.au/view/html/asmade/act-2024-016

[23]	https://www.legislation.qld.gov.au/view/whole/pdf/asmade/act-2024-016

[24]	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf | Page 86

[25]	https://www.legislation.qld.gov.au/view/pdf/asmade/act-2024-016 | Page 11

[26]	https://qro.qld.gov.au/royalty/overview/

[27]	https://www.ga.gov.au/aecr2024/coal

[28]	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf | Page 13

[29]	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf

[30]	https://cer.gov.au/schemes/safeguard-mechanism

[31]	https://www.dcceew.gov.au/climate-change/emissions-reporting/national-greenhouse-energy-reporting-scheme/safeguard-mechanism

[32]	https://www.dcceew.gov.au/climate-change/emissions-reporting/national-greenhouse-energy-reporting-scheme/safeguard-mechanism

[33]	https://cer.gov.au/markets/reports-and-data/safeguard-facility-reported-emissions-data#safeguard-facilities-data-2022%E2%80%9323

[34]	https://cer.gov.au/markets/reports-and-data/safeguard-facility-reported-emissions-data#safeguard-facilities-data-2022%E2%80%9323 as at 9/07/2024

[35]	https://www.energyandclimate.qld.gov.au/energy/energy-jobs-plan/about-plan

September 2024	Page | 104

[36]	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf | Page 171

[37]	https://www.treasury.qld.gov.au/investment/investment-programs-and-support/low-emissions-investment-partnerships/

[38]	https://statements.qld.gov.au/statements/101172

[39]	https://www.resources.qld.gov.au/qridp

[40]	https://www.ilo.org/topics/just-transition-towards-environmentally-sustainable-economies-and-societies

[41]	https://statements.qld.gov.au/statements/100729

[42]	https://www.energyandclimate.qld.gov.au/news-publications/interim-energy-council-meetings

[43]	https://statements.qld.gov.au/statements/100120

[44]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0010/33031/queensland-energy-plan-workers-charter.pdf

[45]	https://www.legislation.qld.gov.au/view/pdf/2024-07-01/act-2024-015 | Page 78

[46]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0010/33031/queensland-energy-plan-workers-charter.pdf

[47]	https://statements.qld.gov.au/statements/100137

[48]	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf

[49]	https://desbt.qld.gov.au/employment/strategies/clean-energy-workforce

[50]	https://desbt.qld.gov.au/employment/strategies/clean-energy-workforce

[51]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 11

[52]

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/62a2ef56-8100-4171-9117-964afabd65ec/queenslands-clean-energy-workforce-roadmap.pdf?ETag=f1465fcc9ec26b9f5452a7d7cef68487 | Page 23

[53]

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/62a2ef56-8100-4171-9117-964afabd65ec/queenslands-clean-energy-workforce-roadmap.pdf?ETag=f1465fcc9ec26b9f5452a7d7cef68487 | Page 17

[54]	https://www.stanwell.com/our-news/media/new-energy-innovation-training-centre-to-accelerate-queenslands-energy-transformation-2/

[55]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 7

[56]	https://www.energyandclimate.qld.gov.au/about/strategy/clean-economy-pathway#:~:text=Queensland’s%20climate%20is%20changing%20and,below%202005% 20levels%20by%202030

[57]	https://www.energyandclimate.qld.gov.au/climate/action-plan

[58]	https://greenhouseaccounts.climatechange.gov.au/

[59]	https://www.energyandclimate.qld.gov.au/energy/energy-jobs-plan

[60]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0015/39201/qejp-2023-update.pdf

[61]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 11

[62]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 11

[63]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 11

[64]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 11

[65]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 11

[66]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 7

[67]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0031/32989/queensland-energy-and-jobs-plan-overview.pdf | Page 11

[68]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0015/39201/qejp-2023-update.pdf

[69]	https://media.epw.qld.gov.au/files/Queensland_Energy_and_Jobs_Plan.pdf | Page 6

[70]	https://media.epw.qld.gov.au/files/Queensland_Energy_and_Jobs_Plan.pdf | Page 6

[71]	https://www.powerlink.com.au/sites/default/files/2023-09/Delivering%20a%20new%20500kV%20transmission.pdf

[72]	https://www.rdmw.qld.gov.au/manufacturing/manufacturing-assistance-programs/meeg

[73]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0021/37524/2022-23-EPW-Annual-Report.pdf | Page 19

[74]	https://www.energyandclimate.qld.gov.au/energy/reasons-for-renewable/renewable-energy-targets

[75]	https://www.energyandclimate.qld.gov.au/energy/benefits-of-renewable-energy/energy-transition-progress, https://s3.treasury.qld.gov.au/files/Budget_2023-24_Capital_Statement.pdf] page 1-2

[76]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0028/52678/tradies-for-the-transition-10-point-plan.pdf | Page 6

[77]	https://www.epw.qld.gov.au/__data/assets/pdf_file/0028/52678/tradies-for-the-transition-10-point-plan.pdf

September 2024	Page | 105

[78]	https://www.rdmw.qld.gov.au/manufacturing/manufacturing-assistance-programs/meeg

[79]	https://statements.qld.gov.au/statements/99793

[80]	https://statements.qld.gov.au/statements/101012

[81]	https://statements.qld.gov.au/statements/101100

[82]	https://www.powerlink.com.au/projects/copperstring-2032

[83]	https://www.powerlink.com.au/projects/copperstring-2032

[84]

https://www.statedevelopment.qld.gov.au/news/what-is-copperstring-2032-and-why-is-it-important-for-queenslands-renewable-energy
-future#:~:text=The%20CopperString%202032%20project%20is,to%20the%20national%20electricity%20grid. https://www.powerlink.com.au/projects/copperstring-2032

[85]	https://statements.qld.gov.au/statements/100787

[86]	https://www.powerlink.com.au/sites/default/files/2024-03/CopperString%202032%20Information%20Sheet%20March%202024.pdf

[87]	https://statements.qld.gov.au/statements/100787

[88]	https://www.qld.gov.au/transport/projects/electricvehicles/zero-emission-strategy

https://www.qld.gov.au/transport/projects/electricvehicles/zero-emission-strategy

[89]	https://www.publications.qld.gov.au/dataset/zeroemissisonvehiclestrategy

https://www.publications.qld.gov.au/dataset/zeroemissisonvehiclestrategy

[90]	https://www.hpw.qld.gov.au/__data/assets/pdf_file/0021/21882/qfleet-electric-vehicle-transition-strategy-2023-2026.pdf

[91]	https://www.qld.gov.au/transport/projects/electricvehicles/zero-emission-strategy

[92]	https://www.qld.gov.au/transport/projects/electricvehicles/zero-emission-strategy

https://www.qld.gov.au/transport/projects/electricvehicles/zero-emission-strategy

[93]	https://www.qld.gov.au/transport/projects/electricvehicles/super-highway

[94]	https://www.qld.gov.au/__data/assets/pdf_file/0021/251427/Queensland-Electric-Super-Highway-Map-phases-1,2-and-3.pdf

[95]	https://www.qld.gov.au/transport/projects/electricvehicles/co-funded-electric-vehicle-charging-locations

[96]	https://www.qld.gov.au/transport/projects/electricvehicles/co-funded-electric-vehicle-charging-locations

[97]	https://www.qrida.qld.gov.au/program/queensland-zero-emission-vehicle-rebate-scheme

[98]	https://statements.qld.gov.au/statements/101217#:~:text=%E2%80%9CQueensland’s%20%2445%20million%20Zero%20Emission,to%20access%20the%20E V%20market

[99]	https://statements.qld.gov.au/statements/101217

100	https://www.hpw.qld.gov.au/__data/assets/pdf_file/0021/21882/qfleet-electric-vehicle-transition-strategy-2023-2026.pdf | Page 5

101	https://www.epw.qld.gov.au/__data/assets/pdf_file/0021/37524/2022-23-EPW-Annual-Report.pdf | Page 31

102	https://www.housing.qld.gov.au/__data/assets/pdf_file/0018/19341/qld-building-plan-update.pdf | Page 10

103	https://www.energyandclimate.qld.gov.au/about/initiatives/queensland-business-energy-savings-transformation

104	https://www.qld.gov.au/housing/buying-owning-home/energy-water-home/electricity/digital-meters/digital-meter-installation

105	https://businesschamberqld.com.au/sustainability/ecobiz/

106	https://www.qld.gov.au/housing/home-modifications-energy-savings/climate-smart-energy-savers-rebate

107	https://statements.qld.gov.au/statements/99189

108	https://www.qld.gov.au/environment/management/funding/community-sustainability

109	https://www.housing.qld.gov.au/initiatives/modern-homes/modern-homes-standards

110	https://www.hpw.qld.gov.au/__data/assets/pdf_file/0015/4821/qdcmp4.1sustainablebuildingscurrent.pdf

111	https://www.housing.qld.gov.au/initiatives/modern-homes/residential-energy-efficiency-standards

112	https://www.housing.qld.gov.au/initiatives/modern-homes/livable-housing-design-standard

113	https://www.energyandclimate.qld.gov.au/energy/save-money-on-energy/concessions-and-rebates/queensland-business-energy-savings-transformation

114	https://www.business.qld.gov.au/running-business/energy-business/energy-efficiency-rebate

115	https://www.energex.com.au/our-services/metering/smart-meters-are-a-smart-move#:~:text=The%20number%20of%20smart%20meters,and%20hello% 20to%20energy%20savings

116	https://www.energyq.com.au/__data/assets/pdf_file/0011/1118828/Energy-Queensland-Ltd-Annual-Report-2022-23.pdf.pdf | Page 23

September 2024	Page | 106

117	https://businesschamberqld.com.au/sustainability/ecobiz/

118	https://www.ecobiz.au/

119	https://statements.qld.gov.au/statements/100642 Climate Smart Energy Savers[https://www.qld.gov.au/housing/home-modifications-energy-savings/climate-smart-energy-savers-rebate]

120	https://lowcarbonqld.com/

121	https://lowcarbonqld.com/

122	https://www.qld.gov.au/environment/management/funding/community-sustainability

123	https://www.daf.qld.gov.au/news-media/campaigns/low-emissions-roadmap/about-the-roadmap

124	https://era.daf.qld.gov.au/id/eprint/9274/1/queensland-low-emissions-agriculture-roadmap-20222032.pdf

125	https://www.daf.qld.gov.au/news-media/campaigns/low-emissions-roadmap/implementation-plan

126	https://www.health.qld.gov.au/__data/assets/pdf_file/0025/1125961/climate-risk-strategy-2021-2026.pdf | Page 11

127	https://www.qao.qld.gov.au/sites/default/files/2021- 03/Planning%20for%20sustainable%20health%20services%20%28Report%2016%E2%80%942020% E2%80%9321%29%E2%80%94Appendix%20A_0.pdf

128	https://www.tmr.qld.gov.au/Community-and-environment/Planning-for-the-future/Building-sustainable-roads

129	https://www.tmr.qld.gov.au/_/media/communityandenvironment/environmental-management/waste-management/waste-2-resource-annual-status report-22-23.pdf?sc_lang=en&hash=B023063457B9A2E107A046D61A934411

130	https://www.publications.qld.gov.au/dataset/426087bb-e415-45a9-b83c-bf06fdf3fea1/resource/51f061db-e198-41b1 -8101-660a134c3c41/download/cspw-29-2022-2023-annual-report_v2.pdf | Page 102

131	https://www.health.qld.gov.au/__data/assets/pdf_file/0029/1267148/DOH_2022_23_annual_report.pdf | Page 75

132	https://www.tmr.qld.gov.au/_/media/communityandenvironment/environmental-management/waste-management/waste-2-resource-annual-status report-22-23.pdf?sc_lang=en&hash=B023063457B9A2E107A046D61A934411

133	https://www.tmr.qld.gov.au/business-industry/Technical-standards-publications/Project-waste-reporting

134

https://www.tmr.qld.gov.au/_/media/communityandenvironment/environmental-management/waste-management/waste-2-resource-annual-status report-22-23.pdf?sc_lang=en&hash=B023063457B9A2E107A046D61A934411 | Page 19

135	https://www.publications.qld.gov.au/dataset/426087bb-e415-45a9-b83c-bf06fdf3fea1/resource/51f061db-e198-41b1-8101- 660a134c3c41/download/cspw-29-2022-2023-annual-report_v2.pdf | Page 102

136	https://www.qld.gov.au/__data/assets/pdf_file/0028/103798/qld-waste-management-resource-recovery-strategy.pdf

137	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/resource-recovery

138	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0014/17204/resource-recovery-roadmap.pdf

139	https://www.qld.gov.au/environment/circular-economy-waste-reduction/disposal-levy/about/overview/waste-resource-recovery-package

140	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/resource-recovery

141	https://www.qld.gov.au/__data/assets/pdf_file/0028/103798/qld-waste-management-resource-recovery-strategy.pdf | Page 7

142	https://statements.qld.gov.au/statements/98545

143	https://www.business.qld.gov.au/industries/manufacturing-retail/retail-wholesale/single-use-plastics-ban

144	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/resource-recovery/queensland-recycling-modernisation-fund

145	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/resource-recovery/regional-and-remote-recycling-modernisation-fund

146	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/resource-recovery

147	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/resource-recovery/recycling-and-jobs-fund-industry-development

148

https://stillmed.olympics.com/media/Documents/International-Olympic-Committee/Commissions/Future-host-commission/The-Games-of-The-
Olympiad/Brisbane-2032-FHC-
Questionnaire-Response.pdf?_ga=2.247390020.1150708900.1695171226-1137852844.1691125125| Page 62

149	[https://www.energyandclimate.qld.gov.au/about/strategy/buy-qld/q2032-procurement-strategy, https://q2032.au/plans/games-legacy][https://q2032.au/plans/games-legacy]

150

https://stillmed.olympics.com/media/Documents/International-Olympic-Committee/Commissions/Future-host-commission/The-Games-of-The-
Olympiad/Brisbane-2032-FHC-Questionnaire-Response.pdf?_ga=2.247390020.1150708900.1695171226-1137852844.1691125125 | Page 69

151	https://q2032.au/big-picture/sustainability

152

https://stillmed.olympics.com/media/Documents/International-Olympic-Committee/Commissions/Future-host-commission/The-Games-of-The-
Olympiad/Brisbane-2032-FHC-Questionnaire-Response.pdf?_ga=2.247390020.1150708900.1695171226-1137852844.1691125125 | Page 62

153	https://www.qld.gov.au /__data/assets/pdf_file/0017/67301/qld-climate-adaptation-strategy.pdf

154	https://www.energyandclimate.qld.gov.au/about/strategy/climate-adaptation-strategy

September 2024	Page | 107

155	https://www.energyandclimate.qld.gov.au/about/strategy/climate-adaptation-strategy

156	https://www.disaster.qld.gov.au/__data/assets/pdf_file/0031/339295/EM-SAP-EXEC-SUMM.pdf

157	https://www.longpaddock.qld.gov.au/qld-future-climate/

158	https://www.qld.gov.au/__data/assets/pdf_file/0023/132386/ccrmt-households-full.pdf

159	https://www.qld.gov.au/__data/assets/pdf_file/0010/132400/ccrmt-businesses-introduction.pdf

160	https://www.epw.qld.gov.au/__data/assets/pdf_file/0025/64177/Climate-Risk-Management-Guideline-for-Queensland-Government-Departments.pdf

161	https://qcrc.lgaq.asn.au/program-purpose.html

162	https://qcrc.lgaq.asn.au/climate-risk-management-framework1.html

163	https://library-qcrc.lgaq.asn.au/qcrc-resources-directory

164	https://www.qcoast2100.com.au/

165	https://www.qcoast2100.com.au/funding/status-of-projects

166	https://www.qcoast2100.com.au/qcoast-20-projects/qcoast-20-eligibility-1

167	https://www.qcoast2100.com.au/chas/eligible-projects-1

168	https://www.qcoast2100.com.au/qcoast2100-20-1/qcoast2100-20-2

169	https://www.longpaddock.qld.gov.au/about

170	https://www.longpaddock.qld.gov.au/

171	https://www.longpaddock.qld.gov.au/dcap/

172	https://www.longpaddock.qld.gov.au/forage/myforage/

173	https://www.business.qld.gov.au/industries/farms-fishing-forestry/agriculture/disaster/drought/assistance/farm-business-resilience-program

174	https://nacp.org.au/

175	https://www.epw.qld.gov.au/__data/assets/pdf_file/0021/37524/2022-23-EPW-Annual-Report.pdf | Page 28

176	https://www.qld.gov.au/housing/buying-owning-home/financial-help-concessions/resilient-homes-fund/overview/resilient-retrofit

177	https://www.qld.gov.au/housing/buying-owning-home/financial-help-concessions/resilient-homes-fund/overview/home-raising

178	https://www.qld.gov.au/housing/buying-owning-home/financial-help-concessions/resilient-homes-fund/overview/buy-back

179	https://www.epw.qld.gov.au/__data/assets/pdf_file/0021/37524/2022-23-EPW-Annual-Report.pdf | Page 28-29

180	https://www.qld.gov.au/housing/buying-owning-home/financial-help-concessions/resilient-homes-fund/overview/demolish-and-rebuild-or-relocate

181	https://statements.qld.gov.au/statements/98510

182	https://www.qra.qld.gov.au/sites/default/files/2023-09/queensland_reconstruction_authority_annual_report_2022-23.pdf

183	https://statements.qld.gov.au/statements/98510

184	https://statements.qld.gov.au/statements/98464

185	https://www.epw.qld.gov.au/__data/assets/pdf_file/0021/37524/2022-23-EPW-Annual-Report.pdf | Page 17-18

186	https://www.disaster.qld.gov.au/__data/assets/pdf_file/0027/339336/Interim-2023-QSDMP-V1.2.pdf

187	https://www.qra.qld.gov.au/recovery/recovery-governance/queensland-recovery-plan

188	https://www.qra.qld.gov.au/qsdr

189	https://www.disaster.qld.gov.au/warnings

190	https://www.disaster.qld.gov.au/plans

191	https://www.qra.qld.gov.au/recovery/recovery-governance/queensland-recovery-plan

192	https://www.qra.qld.gov.au/recovery/recovery-governance/queensland-recovery-plan

193	https://www.qra.qld.gov.au/qsdr

194	https://www.qra.qld.gov.au/resilience/sendai-framework-voluntary-commitments

195	https://www.disaster.qld.gov.au/queensland-emergency-risk-management-framework

196	https://www.disaster.qld.gov.au/queensland-emergency-risk-management-framework

197	https://www.qra.qld.gov.au/resilience/hazard-and-risk

198	https://www.qra.qld.gov.au/funding/drfa

199	https://www.qra.qld.gov.au/funding-programs/event-specific-exceptional-circumstances-assistance

September 2024	Page | 108

200	https://www.qra.qld.gov.au/sites/default/files/2022-03/0417%20DFRA%20%26%20SDRA_MAR_22_0.pdf

201	https://www.qra.qld.gov.au/funding-programs/state-disaster-relief-arrangements-sdra

202	https://www.qra.qld.gov.au/funding-programs/event-specific-exceptional-circumstances-assistance

203	https://www.qra.qld.gov.au/SRRP2023-24

204	https://www.qra.qld.gov.au/sites/default/files/2024-07/CEO_Quarterly_Report_March_2024.PDF

205	https://www.qra.qld.gov.au/funding/drfa

206	https://www.qra.qld.gov.au/funding-programs/state-disaster-relief-arrangements-sdra

207	https://www.qra.qld.gov.au/FRMP

208	https://www.tmr.qld.gov.au/business-industry/technical-standards-publications/climate-change

209	https://www.qra.qld.gov.au/regional-resilience-strategies

210	https://www.getready.qld.gov.au/

211	https://www.tmr.qld.gov.au/business-industry/technical-standards-publications/climate-change

212	https://www.qra.qld.gov.au/regional-resilience-strategies

213	https://www.getready.qld.gov.au/

214	https://www.dts.qld.gov.au/__data/assets/pdf_file/0003/1647120/22268-Towards-Tourism-2032-ONLINE-STRATEGY-v5-.pdf

215	https://www.dts.qld.gov.au/news/latest/2023/online-platform-to-explore-tourism-opportunities-in-regions-impacted-by-natural-disasters

216	https://www.dts.qld.gov.au/__data/assets/pdf_file/0003/1647120/22268-Towards-Tourism-2032-ONLINE-STRATEGY-v5-.pdf | Page 11

217	https://www.dts.qld.gov.au/__data/assets/pdf_file/0003/1647120/22268-Towards-Tourism-2032-ONLINE-STRATEGY-v5-.pdf

218	https://www.dts.qld.gov.au/tourism/tourism-strategy/towards-tourism-2032/2023-queensland-tourism-industry-scorecard

219

https://www.resources.qld.gov.au/mining-exploration/initiatives/critical-minerals https://www.resources.qld.gov.au/mining-exploration/initiatives/critical-minerals/invest/why-invest-in-queensland/critical-minerals-strategy

220	https://www.resources.qld.gov.au/mining-exploration/initiatives/critical-minerals

221	https://www.resources.qld.gov.au/__data/assets/pdf_file/0005/1726430/critical-minerals-strategy.pdf | Page 15

222	https://statements.qld.gov.au/statements/98059

223	https://statements.qld.gov.au/statements/100254

224	https://www.resources.qld.gov.au/mining-exploration/initiatives/zero-rent#:~:text=From%201%20September%202023%2C%20the,to%20%240%20for%205%20years

225	https://www.business.qld.gov.au/industries/mining-energy-water/resources/geoscience-information/exploration-incentives/collaborative-development-program

226	https://statements.qld.gov.au/statements/100063

227	https://statements.qld.gov.au/statements/100872

228	https://www.resources.qld.gov.au/mining-exploration/initiatives/critical-minerals/invest

229	https://statements.qld.gov.au/statements/101198

230	https://www.statedevelopment.qld.gov.au/regions/regional-priorities/a-strong-and-prosperous-north-west-queensland/north-west-queensland-economic-diversification-strategy

231	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0022/77512/nwqeds-implementation-plan-2025.pdf

232	https://www.statedevelopment.qld.gov.au/regions/regional-priorities/a-strong-and-prosperous-north-west-queensland/achievements-and-deliverables

233	https://statements.qld.gov.au/statements/98946

234	https://statements.qld.gov.au/statements/99724

235	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0027/87057/queensland-battery-industry-strategy-web.pdf

236	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0027/87057/queensland-battery-industry-strategy-web.pdf | Page 13

237	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0027/87057/queensland-battery-industry-strategy-web.pdf | Page 25

238	https://statements.qld.gov.au/statements/100737

239	https://www.energyandclimate.qld.gov.au/hydrogen/information-for-industry/hydrogen-investment-and-funding

240	https://www.energyandclimate.qld.gov.au/news-publications/legislation/gas-supply-amendment-act-2023

September 2024	Page | 109

241	https://www.gladstone.qld.gov.au/downloads/file/4153/item-3-1-attach-01-stanwell-corporation-limited-presentation, https://statements.qld.gov.au/statements/98222

242	https://www.statedevelopment.qld.gov.au/industry/queensland-is-renewable-ready/fortescue-future-industries

243	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/hydrogen-industry-development/hydrogen-industry-development-fund

244	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/hydrogen-industry-development/hydrogen-industry-development-fund

245	https://www.legislation.qld.gov.au/view/pdf/asmade/act-2023-025

246	https://statements.qld.gov.au/statements/95128

247	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/hydrogen-industry-development

248	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/hydrogen-industry-development

249	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0017/13337/biofutures-10yr-roadmap-actionplan.pdf

250	https://www.statedevelopment.qld.gov.au/industry/critical-industry-support/biofutures

251	https://www.qtc.com.au/institutional-investors/green-bonds/

252	https://www.qtc.com.au/institutional-investors/green-bonds/

253	https://www.qtc.com.au/wp-content/uploads/2024/06/2024-QTC-Green-Bond-Annual-Report_web.pdf

254	https://www.qtc.com.au/wp-content/uploads/2024/06/2024-QTC-Green-Bond-Annual-Report_web.pdf | Page 7

255	https://www.epw.qld.gov.au/__data/assets/pdf_file/0028/48493/queensland-2035-clean-economy-pathway.pdf

256	https://www.energyandclimate.qld.gov.au/climate

257	https://www.longpaddock.qld.gov.au/qld-future-climate/adapting/impacts/

258	https://longpaddock.qld.gov.au/qld-future-climate/dashboard/

259	https://www.disaster.qld.gov.au/__data/assets/pdf_file/0035/339299/QFES-Severe-Wind-Hazard-Exec-Summary.pdf

260	https://www.longpaddock.qld.gov.au/qld-future-climate/tropical-cyclone/

261	https://www.climatereadyaustralia.com.au/queensland-climate-ready-program-update/

262	https://www.epw.qld.gov.au/__data/assets/pdf_file/0025/64177/Climate-Risk-Management-Guideline-for-Queensland-Government-Departments.pdf

263	https://www.planning.qld.gov.au/planning-framework/plan-making/state-planning/state-planning-policy

264	https://www.qra.qld.gov.au/regional-resilience-strategies

265	https://www.tmr.qld.gov.au/business-industry/technical-standards-publications/climate-change

266	https://www.epw.qld.gov.au/__data/assets/pdf_file/0028/48493/queensland-2035-clean-economy-pathway.pdf | Page 12

267	https://www.energyandclimate.qld.gov.au/climate/climate-analytics-reporting/emissions-data

268	https://greenhouseaccounts.climatechange.gov.au/

269	https://www.energyandclimate.qld.gov.au/about/initiatives/renewable-energy-targets

270	https://tnfd.global/wp-content/uploads/2023/09/Glossary_of_key_terms_v1.pdf?v=1695138274

271	https://www.qld.gov.au/environment/plants-animals/biodiversity/strategy

272	https://www.qld.gov.au/environment/plants-animals/biodiversity/strategy

273	https://www.resources.qld.gov.au/about-us/regulatory-role/land-resources

274	https://www.business.qld.gov.au/industries/mining-energy-water/water/industry-infrastructure/supply-planning/sources-queensland

275	https://www.business.qld.gov.au/industries/mining-energy-water/water/catchments-planning/water-plan-areas

276	https://www.stateoftheenvironment.des.qld.gov.au/biodiversity/estuarine-and-marine-ecosystems

277	https://www.qld.gov.au/environment/management/monitoring/air

278	https://www.qld.gov.au/environment/plants-animals/biodiversity/strategy

279	https://parks.desi.qld.gov.au/management/plans-strategies/protected-area-strategy

280	https://www.qld.gov.au/environment/climate/climate-change/land-restoration-fund

281	https://www.qld.gov.au/environment/plants-animals/conservation/threatened-species/our-work-and-partners/program

282	https://www.qld.gov.au/__data/assets/pdf_file/0022/87610/b-e-cap.pdf

283	https://intheloop.des.qld.gov.au/biodiversity-strategy-protected-consultation

284	https://parks.desi.qld.gov.au/management/plans-strategies/protected-area-strategy

September 2024	Page | 110

285	https://parks.desi.qld.gov.au/__data/assets/pdf_file/0016/212524/qld-protected-area-strategy-2020-30.pdf | Page 6

286	https://parks.desi.qld.gov.au/__data/assets/pdf_file/0016/212524/qld-protected-area-strategy-2020-30.pdf | Page 6

287	https://statements.qld.gov.au/statements/100049

288	https://parks.des.qld.gov.au/__data/assets/pdf_file/0016/212524/qld-protected-area-strategy-2020-30.pdf | Page 25

289	https://parks.desi.qld.gov.au/management/plans-strategies/protected-area-strategy/2022-report-card

290	https://statements.qld.gov.au/statements/98395

291	https://www.qld.gov.au/environment/parks/protected-areas/growing-protected-area/land-acquisitions-conversions

292	https://statements.qld.gov.au/statements/100131

293	https://statements.qld.gov.au/statements/100049

294	https://statements.qld.gov.au/statements/99564

295	https://statements.qld.gov.au/statements/99661

296	https://www.qld.gov.au/environment/plants-animals/conservation/community/land-sea-rangers/about-rangers

297	https://www.qld.gov.au/environment/plants-animals/conservation/community/land-sea-rangers/grants-program/recipients?root=452595

298	https://environment.desi.qld.gov.au/__data/assets/pdf_file/0025/260683/regulatory-strategy-2022-2027.pdf

299	https://environment.desi.qld.gov.au/__data/assets/pdf_file/0025/260683/regulatory-strategy-2022-2027.pdf | Page 1

300	https://environment.desi.qld.gov.au/__data/assets/pdf_file/0025/260683/regulatory-strategy-2022-2027.pdf | Page 3

301	https://environment.desi.qld.gov.au/management/policy-regulation/regulatory-strategy/progress-report-2024

302	https://www.daf.qld.gov.au/business-priorities/biosecurity/enhancing-capability-capacity/qld-biosecurity-strategy#about-the-strategy

303	https://www.daf.qld.gov.au/business-priorities/biosecurity/enhancing-capability-capacity/qld-biosecurity-strategy

304	https://www.daf.qld.gov.au/business-priorities/biosecurity/programs

305	https://www.statedevelopment.qld.gov.au/coordinator-general

306	https://www.statedevelopment.qld.gov.au/coordinator-general/state-development-areas/development-schemes-applications-and-requests

307	https://www.statedevelopment.qld.gov.au/coordinator-general/state-development-areas/development-schemes-applications-and-requests

308	https://environment.desi.qld.gov.au/management/world-heritage-areas/current

309	https://parks.des.qld.gov.au/management/managed-areas/world-heritage-areas/qld-first-nations-wh-strategy

310	https://statements.qld.gov.au/statements/98131

311	https://www.wettropics.gov.au/indigenous-advisory-committee

312	https://statements.qld.gov.au/statements/100636

313	https://whc.unesco.org/en/tentativelists/6775

314	https://www.qld.gov.au/environment/land/management/vegetation

315	https://www.qld.gov.au/environment/land/management/vegetation/clearing-laws

316	https://statements.qld.gov.au/statements/100851

317	https://environment.desi.qld.gov.au/our-environment/native-vegetation/scientific-expert-panel-report-qg-response

318	https://www.qld.gov.au/environment/parks/protected-areas/growing-protected-area/greater-glider-forest-park

319	https://statements.qld.gov.au/statements/100686

320	https://parks.des.qld.gov.au/__data/assets/pdf_file/0016/212524/qld-protected-area-strategy-2020-30.pdf

321	https://www.premiers.qld.gov.au/publications/categories/plans/assets/sustainable-timber-tor-doc.pdf | Page 7

322	https://www.premiers.qld.gov.au/publications/categories/plans/assets/sustainable-timber-tor-doc.pdf

323	https://www.premiers.qld.gov.au/publications/categories/plans/assets/sustainable-timber-tor-doc.pdf

324	https://www.premiers.qld.gov.au/publications/categories/plans/assets/sustainable-timber-tor-doc.pdf| Page 3

325	https://www.daf.qld.gov.au/business-priorities/agriculture

326	https://www.business.qld.gov.au/industries/farms-fishing-forestry/agriculture/sustainable

327	https://www.business.qld.gov.au/industries/farms-fishing-forestry/agriculture/sustainable/graze/land-management

328	https://www.business.qld.gov.au/industries/farms-fishing-forestry/agriculture/business/expand/land-audit

329	https://www.resources.qld.gov.au/qridp

September 2024	Page | 111

330	https://www.resources.qld.gov.au/qridp/actions

331	https://www.resources.qld.gov.au/qridp/actions

332	https://www.resources.qld.gov.au/qridp/actions

333	https://storymaps.arcgis.com/stories/4cef1b904edb4cc396cb2d8aad7b82a0

334	https://statements.qld.gov.au/statements/97581

335	https://www.resources.qld.gov.au/mining-exploration/initiatives/critical-minerals-strategy

336	https://www.business.qld.gov.au/running-business/environment/natural-resource-funding

337	https://www.business.qld.gov.au/running-business/environment/natural-resource-funding/recipients

338	https://www.business.qld.gov.au/running-business/environment/natural-resource-funding/recipients, https://statements.qld.gov.au/statements/100882

339	https://apps.des.qld.gov.au/public-register/

340	https://www.business.qld.gov.au/running-business/environment/licences-permits

341	https://www.qld.gov.au/environment/land/management/abandoned-mines/management

342	https://www.business.qld.gov.au/running-business/environment/licences-permits/rehabilitation/progressive-rehabilitation-closure-plans

343	https://www.qld.gov.au/environment/land/management/abandoned-mines/remediation-projects

344	https://www.qmrc.qld.gov.au/

345	https://www.business.qld.gov.au/running-business/environment/licences-permits/rehabilitation/financial-provisioning-scheme

346	https://www.rdmw.qld.gov.au/

347	https://www.rdmw.qld.gov.au/about-us/annual-report

348	https://science.desi.qld.gov.au/government/science-division/water-and-coastal/waters

349	https://www.rdmw.qld.gov.au/qld-water-strategy

350	https://www.rdmw.qld.gov.au/qld-water-strategy

351	https://www.rdmw.qld.gov.au/water/managing-climate-change-risks

352	https://www.business.qld.gov.au/industries/mining-energy-water/water/industry-infrastructure/supply-planning/security/seq

353	https://www.rdmw.qld.gov.au/about-us/annual-report

354	https://www.rdmw.qld.gov.au/water/consultations-initiatives/first-nations-water-strategy

355	https://www.business.qld.gov.au/industries/mining-energy-water/water/industry-infrastructure/supply-planning/security/security-assessments

356	https://www.rdmw.qld.gov.au/about-us/annual-report

357	https://www.business.qld.gov.au/industries/mining-energy-water/water/catchments-planning/qld-murray-darling-basin

358	https://www.business.qld.gov.au/industries/mining-energy-water/water/catchments-planning/planning

359	https://www.business.qld.gov.au/industries/mining-energy-water/water/catchments-planning/planning/developing

360	https://www.business.qld.gov.au/industries/mining-energy-water/water/catchments-planning/water-plan-areas

361	https://www.dcceew.gov.au/parks-heritage/great-barrier-reef/protecting/reef-2050-plan

362	https://www.dcceew.gov.au/sites/default/files/documents/reef-2050-long-term-sustainability-plan-2021-2025.pdf

363	https://www.tmr.qld.gov.au/business-industry/Transport-sectors/Ports/Dredging/Maintenance-dredging-strategy

364	https://www.tmr.qld.gov.au/business-industry/transport-sectors/ports/sustainable-port-development-and-operation/master-planning-for-priority-ports

365	https://whc.unesco.org/en/documents/197090

366	https://www.qld.gov.au/environment/coasts-waterways/reef/gill-net-fishing-phase-out

367	https://www.reefplan.qld.gov.au/

368	https://www.qld.gov.au/environment/coasts-waterways/reef/reef-program

369	https://reportcard.reefplan.qld.gov.au/home?report=overview&year=63feba8962a7eebd85fb06ac

370	https://reportcard.reefplan.qld.gov.au/home?report=overview&year=63feba8962a7eebd85fb06ac

371	https://www.reefplan.qld.gov.au/tracking-progress/reef-report-card/methods-to-create-report-card

372	https://reportcard.reefplan.qld.gov.au/home?report=condition&year=63feba8962a7eebd85fb06ac&measure=IMC&area=GBR

373	https://reportcard.reefplan.qld.gov.au/home?report=condition&year=63feba8962a7eebd85fb06ac&measure=WCND-State&area=GBR

374	https://reportcard.reefplan.qld.gov.au/home?report=target&year=63feba8962a7eebd85fb06ac&measure=DIN&area=GBR

September 2024	Page | 112

375	https://reportcard.reefplan.qld.gov.au/home?report=target&year=63feba8962a7eebd85fb06ac&measure=FS&area=GBR

376	https://www.daf.qld.gov.au/business-priorities/fisheries/strategy

377	https://treasuryqld.sharepoint.com/sites/Fiscal-BSM/ESG/QSR 2024/Combined/%5bhttps:/www.daf.qld.gov.au/business-priorities/fisheries/strategy%5d

378	https://cabinet.qld.gov.au/documents/2017/Jun/FishPol/Attachments/Strategy.pdf

379	https://cabinet.qld.gov.au/documents/2017/Jun/FishPol/Attachments/Strategy.pdf

380	https://www.daf.qld.gov.au/business-priorities/fisheries/strategy/about#progress-reports

381

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/e4fb3d01-d6c1-4bc3-b9f8-cdda16750ada/qld-sustainable-fisheries-strategy-
progress-report-2022-23.pdf?ETag=e60862264d3458393276a3b46af4b553

382	https://apps.des.qld.gov.au/air-quality/

383	https://apps.des.qld.gov.au/air-quality/health/about/

384	https://www.qld.gov.au/environment/management/monitoring/air/air-programs

385	https://www.qld.gov.au/environment/climate/climate-change/land-restoration-fund/co-benefits/overview#:~:text=The%20first%20Co% 2Dbenefit%20Standard,and%20First%20Nations%20co%2Dbenefits

386	https://www.qld.gov.au/environment/climate/climate-change/land-restoration-fund/about/overview

387	https://www.qld.gov.au/environment/climate/climate-change/land-restoration-fund/co-benefits/overview

388	https://www.qld.gov.au/environment/climate/climate-change/land-restoration-fund/funded-projects/investment-rounds-report

389	https://www.qld.gov.au/environment/climate/climate-change/land-restoration-fund/2023-investment-round-3/landholders

390	https://www.desi.qld.gov.au/our-department/corporate-docs/annual-report

391	https://carbonmarketinstitute.org/app/uploads/2024/05/2024-Carbon-Farming-Scorecard.pdf

392	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Tourism_and_Sport.pdf

393	https://www.dts.qld.gov.au/tourism/funds/act-eco-infrastructure

394	https://www.dts.qld.gov.au/tourism/funds/eco-certified-tourism

395	https://www.dts.qld.gov.au/__data/assets/pdf_file/0003/1647120/22268-Towards-Tourism-2032-ONLINE-STRATEGY-v5-.pdf | Page 10

396	https://www.dts.qld.gov.au/tourism/tourism-strategy/towards-tourism-2032/2023-queensland-tourism-industry-scorecard

397	https://www.qld.gov.au/environment/land/management/mapping/statewide-monitoring/slats/slats-data

398	https://www.qld.gov.au/environment/plants-animals/plants/herbarium

399	https://www.qld.gov.au/environment/plants-animals/plants/herbarium/mapping-ecosystems

400	https://www.qld.gov.au/environment/plants-animals/plants/ecosystems/remnant-vegetation

401	https://www.business.qld.gov.au/running-business/support-assistance/mapping-data-imagery/queensland-globe

402	https://qldglobe.information.qld.gov.au/

403	https://www.qld.gov.au/environment/land/management/mapping/statewide-monitoring/qlump

404	https://www.qld.gov.au/environment/land/management/mapping/statewide-monitoring/qlump/qlump-datasets

405	https://www.qld.gov.au/environment/land/management/mapping/statewide-monitoring/qlump/qlump-reports

406	https://wetlandinfo.des.qld.gov.au/wetlands/about-us/wetlandinfo.html

407	https://wetlandinfo.des.qld.gov.au/wetlands/

408	https://www.reefplan.qld.gov.au/tracking-progress/reef-report-card

409	https://www2.gbrmpa.gov.au/our-work/programs-and-projects/reef-2050-integrated-monitoring-and-reporting-program

410	https://www.reefplan.qld.gov.au/tracking-progress/paddock-to-reef

411	https://apps.des.qld.gov.au/air-quality/

412	https://www.forgov.qld.gov.au/finance-and-procurement/procurement/buy-for-queensland-government/buying- categories/social-services

413	Statement of the Queensland Government’s objectives for the community (https://www.qld.gov.au/__data/assets/pdf_file/ 0029/146477/objectives-forthe-community.pdf)

414

https://www.forgov.qld.gov.au/finance-and-procurement/procurement/procurement-resources/search-for-procurement-policies-
resources-tools-and-templates/eliminating-modern-slavery-in-government-supply-chains

415	https://www.forgov.qld.gov.au/finance-and-procurement/procurement/procurement-resources/procurement-policies-and-frameworks/eliminating-modern-slavery

September 2024	Page | 113

416	https://www.forgov.qld.gov.au/finance-and-procurement/procurement/procurement-resources/search-for-procurement-policies-resources-tools-and-templates/ queensland-procurement-policy-2023

417	https://www.energyandclimate.qld.gov.au/about/strategy/buy-qld/queensland-procurement-strategy-2023/jobs/supporting-best-practice-principles

418

https://www.forgov.qld.gov.au/finance-and-procurement/procurement/procurement-resources/search-for-procurement-policies-resources-tools-and-templates/
queensland-government-supplier-code-of-conduct-2023

419	https://www.forgov.qld.gov.au/finance-and-procurement/procurement/procurement-resources/search-for-procurement-policies-resources-tools-and -templates/ethical-supplier-mandate

420	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/reconciliation-tracks-treaty/closing-gap

421	https://www.niaa.gov.au/resource-centre/commonwealth-closing-gap-2023-annual-report-and-2024-implementation-plan

422	https://www.pc.gov.au/closing-the-gap-data/annual-data-report

423	https://www.dsdsatsip.qld.gov.au/resources/dsdsatsip/work/atsip/reform-tracks-treaty/closing-gap/ctg-snapshot-2023.pdf

424	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/reconciliation-tracks-treaty/tracks- treaty/statement-commitment

425	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/reconciliation-tracks-treaty/tracks-treaty/local-thriving-communities

426	https://www.dcssds.qld.gov.au/our-work/child-safety/aboriginal-torres-strait-islander-families/queensland-first-children-families-board

427	https://www.health.qld.gov.au/public-health/groups/atsihealth

428	https://www.dcssds.qld.gov.au/__data/assets/pdf_file/0020/5717/our-way.pdf

429	www.qld.gov.au/ctg

430	https://statements.qld.gov.au/statements/96956

431	https://www.qld.gov.au/firstnations/environment-land-use-native-title/connecting-with-country/land-transfers

432	https://www.qld.gov.au/firstnations/environment-land-use-native-title/cultural-heritage/cultural-heritage-duty-of-care

433	https://hw.qld.gov.au/gather-grow/

434	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/culture/many-voices- queensland-aboriginal-torres-strait-islander-languages-policy

435	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/business-economic-development/queensland-indigenous-procurement-policy

436	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/business-economic-development/queensland-indigenous-procurement-policy

437	https://www.forgov.qld.gov.au/__data/assets/pdf_file/0021/367023/queensland-procurement-policy-2023.pdf | Page 2

438

https://www.qld.gov.au/firstnations/environment-land-use-native-title/connecting-with-country/land-transfers/ministers-declarations#:~:text=The%
20Aboriginal%20Land%20Act%201991,the%20management%20of%20the%20land.

439	https://www.qld.gov.au/firstnations/environment-land-use-native-title/cultural-heritage/cultural-heritage-duty-of-care

440	https://hw.qld.gov.au/gather-grow/

441	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/culture/many- voices-queensland-aboriginal-torres-strait-islander-languages-policy

442	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/business-economic-development/queensland-indigenous-procurement-policy

443	https://www.dsdsatsip.qld.gov.au/our-work/aboriginal-torres-strait-islander-partnerships/business-economic-development/queensland-indigenous-procurement-policy

444	https://budget.qld.gov.au/overview/queenslands-big-build/

445	https://budget.qld.gov.au/overview/queenslands-big-build/

446	https://www.tmr.qld.gov.au/projects/direct-sunshine-coast-rail-line-planning

447	https://www.tmr.qld.gov.au/projects/programs/logan-and-gold-coast-faster-rail

448	https://budget.qld.gov.au/overview/queenslands-big-build/

449	https://statements.qld.gov.au/statements/99913

450	https://www.health.qld.gov.au/system-governance/health-capital/our-infrastructure-projects

451	https://statements.qld.gov.au/statements/96846

452	https://www.dsdsatsip.qld.gov.au/resources/dsdsatsip/work/communities-2032/strategy-report.pdf

September 2024	Page | 114

453	https://www.dsdsatsip.qld.gov.au/our-work/community-support/communities-2032/communities-2032-action-plan-2022-25

454

https://www.dsdsatsip.qld.gov.au/our-work/community-support/communities-2032/queensland-volunteering-strategy#:~:text=
The%20Queensland%20Volunteering%20Strategy%20(the,and%20impacts%20of%20social%20isolation

455	https://statements.qld.gov.au/statements/95118

456	https://statements.qld.gov.au/statements/99316

457	https://statements.qld.gov.au/statements/98438

458	https://statements.qld.gov.au/statements/99907

459	https://statements.qld.gov.au/statements/100567

460	https://www.dcssds.qld.gov.au/campaign/queenslands-disability-plan/home

461	https://www.dcssds.qld.gov.au/__data/assets/pdf_file/0024/14487/queensland-seniors-strategy-2024-2029.pdf

462	https://www.dcssds.qld.gov.au/__data/assets/pdf_file/0017/14291/qdr-framework.pdf

463	https://www.qld.gov.au/__data/assets/pdf_file/0018/512019/young-queenslanders-strategy-2024.pdf

464	https://www.qld.gov.au/__data/assets/pdf_file/0018/512019/young-queenslanders-strategy-2024.pdf

465	https://www.qld.gov.au/__data/assets/pdf_file/0010/512020/young-queenslanders-strategy-action-plan-2024.pdf

466	https://www.justice.qld.gov.au/initiatives/end-domestic-family-violence/dfvp-strategy

467	https://www.publications.qld.gov.au/dataset/sexual-violence-prevention/resource/28b11801-4fcf-4f96-aa8e-b8995b08adc2]

468	https://statements.qld.gov.au/statements/100927

469	https://statements.qld.gov.au/statements/100927

470	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/f1339f15-05f1-43d5-a70b-25da985e7df7/djag-annual-report-2022- 23.pdf?ETag=a993146e9e703bd99bf0734ef11da263

471	https://www.justice.qld.gov.au/initiatives/queensland-government-response-womens-safety-justice-taskforce-recommendations/our-progress/reform-annual-reports

472	https://www.women.qld.gov.au/gender-equal-queensland#strategy

473

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/95357068-d24b-4565-a991-
7b8be088ced9/queensland-womens-strategy-2022-27.pdf?ETag=c655247f0b2cb9f9295b45147ce05295 | Page 6

474	https://www.women.qld.gov.au/__data/assets/pdf_file/0019/224092/gender-equality-report-card-2023.pdf

475	https://www.women.qld.gov.au/__data/assets/pdf_file/0019/224092/gender-equality-report-card-2023.pdf | Page 8

476	https://www.women.qld.gov.au/__data/assets/pdf_file/0019/224092/gender-equality-report-card-2023.pdf | Page 1

477	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Queensland_Health.pdf | Page 13

478	https://budget.qld.gov.au/files/Budget_2024-25_BP4_Budget_Measures.pdf | Page 4-5

479	https://budget.qld.gov.au/files/Budget_2024-25_BP4_Budget_Measures.pdf | Page 4-5

480	https://www.qld.gov.au/community/cost-of-living-support/concessions/energy-concessions/cost-of-living-rebate

481	https://www.business.qld.gov.au/running-business/energy-business/electricity-bill-relief

482	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf |Page 19

483	https://www.statedevelopment.qld.gov.au/coordinator-general

484	https://www.statedevelopment.qld.gov.au/coordinator-general/strong-and-sustainable-resource-communities

485	https://eisdocs.dsdip.qld.gov.au/Social_Impact_Assessment/supplementary-technical-guidance-for-assessing-and-managing-social-impact-2023.pdf

486	https://www.statedevelopment.qld.gov.au/coordinator-general/strong-and-sustainable-resource-communities/list-of-large-resource-projects

487	https://www.dcssds.qld.gov.au/our-work/multicultural-affairs/policy-governance/multicultural-policy-action-plan

488	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/95357068-d24b-4565- a991-7b8be088ced9/queensland-womens-strategy-2022-27.pdf?ETag=c655247f0b2cb9f9295b45147ce05295

489	https://www.dcssds.qld.gov.au/__data/assets/pdf_file/0020/16076/multicultural-action-plan-2025-2027.pdf

490	https://www.qhrc.qld.gov.au/

491	https://www.qhrc.qld.gov.au/__data/assets/pdf_file/0018/46107/Queensland-Human-Rights-Commission-Annual-Report-2022-23.pdf | Page 12

492	https://www.qhrc.qld.gov.au/__data/assets/pdf_file/0019/46135/QHRC_AnnualSnapshot_2022-23.pdf

493	https://www.housing.qld.gov.au/news-publications/strategies-plans/about-housing

September 2024	Page | 115

494	https://www.housing.qld.gov.au/__data/assets/pdf_file/0012/5214/atsihousingactionplan.pdf

495	https://www.housing.qld.gov.au/__data/assets/pdf_file/0023/17429/QldHousingStrategyActionPlan2021-25.pdf

496	https://www.housing.qld.gov.au/__data/assets/pdf_file/0019/37531/annual-report-2022-23.pdf | Page 14

497	https://www.housing.qld.gov.au/initiatives/towards-ending-homelessness

498	https://www.housing.qld.gov.au/initiatives/local-housing-action-plans

499	https://www.housing.qld.gov.au/__data/assets/pdf_file/0022/48163/homes-for-queenslanders.pdf

500	https://www.housing.qld.gov.au/homesforqueenslanders/initiatives/more-homes-faster#:~:text=We%20have%20set%20our%20sights,sector%20and%20the%20community%20sector

501	https://www.housing.qld.gov.au/homesforqueenslanders/initiatives/more-homes-faster#:~:text=We%20have%20set%20our%20sights,sector%20and%20the%20community%20sector

502	https://www.planning.qld.gov.au/planning-framework/legislation/housing-availability-and-affordability-pola-amendment-act-2024

503	https://www.qld.gov.au/education/apprenticeships/for-apprentices/support/free-tools

504	https://www.housing.qld.gov.au/homesforqueenslanders/initiatives/supporting-renters

505	https://www.housing.qld.gov.au/homesforqueenslanders/initiatives/supporting-renters

506	https://statements.qld.gov.au/statements/100378

507	https://www.housing.qld.gov.au/initiatives/housing-investment/housing-investment-fund

508	https://www.housing.qld.gov.au/initiatives/housing-investment/housing-investment-fund

509	https://statements.qld.gov.au/statements/96394

510	https://statements.qld.gov.au/statements/100894

511	https://statements.qld.gov.au/statements/100863

512	https://statements.qld.gov.au/statements/100794

513	https://statements.qld.gov.au/statements/100290

514	https://statements.qld.gov.au/statements/100088

515	https://statements.qld.gov.au/statements/101117

516	https://statements.qld.gov.au/statements/101133

517	https://statements.qld.gov.au/statements/99584

518	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0027/80766/queensland-new-industry-development-strategy.pdf

519	www.energyandclimate.qld.gov.au/energy/energy-jobs-plan/regional-futures-fund

520	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0027/80766/queensland-new-industry-development-strategy.pdf| Page 7

521	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0027/80766/queensland-new-industry-development-strategy.pdf| Page 7

522	https://www.statedevelopment.qld.gov.au/industry/queensland-new-industry-opportunities/local-economic-opportunities-network | Page 7

523	https://www.epw.qld.gov.au/__data/assets/pdf_file/0014/64301/newly-approved-projects-under-the-reff.pdf

524	https://statements.qld.gov.au/statements/99387

525	https://statements.qld.gov.au/statements/98501

526	https://science.desi.qld.gov.au/__data/assets/pdf_file/0028/324397/qld-quantum-advanced-technologies-strategy-2023.pdf

527	https://science.desi.qld.gov.au/research/key-areas/quantum

528	https://science.desi.qld.gov.au/__data/assets/pdf_file/0028/324397/qld-quantum-advanced-technologies-strategy-2023.pdf | Page 19

529	https://statements.qld.gov.au/statements/100208

530	https://statements.qld.gov.au/statements/100718

531	https://statements.qld.gov.au/statements/100919

532	https://advance.qld.gov.au/resources/our-roadmap#:~:text=The%20Innovation%20for%20a%20Future%20Economy%202022%E2%80%932032%20Roadmap%20sets,investment%20in%20six%20priorit y%20areas.

533	https://science.desi.qld.gov.au/government/future-queensland-science-strategy

534	https://desbt.qld.gov.au/employment/support-employers/workforce-strategy

September 2024	Page | 116

535	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/ff453627-3e2a-4dc5-96c5-a3e7bdf963fa/final-queensland-workforce-strategy_2022-2032.pdf

536	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/cf65c5f0-7c65-4dd9-b7 60-67bbe3a5a198/qws-progress-report-aug-2024_final.pdf?ETag=cf730e69b0a0201d08b6e9b5d0b50134

537	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/cf65c5f0-7c65-4dd9-b760-67bbe3a5a198/qws-progress- report-aug-2024_final.pdf?ETag=cf730e69b0a0201d08b6e9b5d0b50134

538	https://desbt.qld.gov.au/employment/support-employers/workforce-strategy/action-plan

539	https://desbt.qld.gov.au/employment/support-employers/workforce-strategy?a=13573

540	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/7c76aea1-7aa2- 4265-bc5d-41a52b3ca3ba/dyjesbt_annual_report_2022-23.pdf?ETag=be7211812f5d997613ed817beaaee3fc | Page 23

541

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/cf65c5f0-7c65-4dd9-b760-67bbe3a5a198/
qws-progress-report-aug-2024_final.pdf?ETag=cf730e69b0a0201d08b6e9b5d0b50134 | Page 4

542	https://desbt.qld.gov.au/employment/support-employers/workforce-strategy?a=14836

543

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/cf65c5f0-7c65-4dd9-b760-67bbe3a5a198/
qws-progress-report-aug-2024_final.pdf?ETag=cf730e69b0a0201d08b6e9b5d0b50134 | Page 6

544	https://desbt.qld.gov.au/training/employers/gateway-schools/hydrogen

545	https://desbt.qld.gov.au/small-business/strategic-documents/small-business-strategy

546	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/32b59273-9deb-4430-a635-ce9f2f4f61f4/ qsbs-strat-doc-2024-digital.pdf?ETag=e452953e3778d71065899154429fa60e

547	https://desbt.qld.gov.au/small-business/strategic-documents/small-business-strategy/about

548	https://desbt.qld.gov.au/small-business/strategic-documents/small-business-strategy/about

549

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/62a2ef56-8100-4171-9117-964afabd65ec/
queenslands-clean-energy-workforce-roadmap.pdf?ETag=f1465fcc9ec26b9f5452a7d7cef68487

550	https://desbt.qld.gov.au/employment/strategies/clean-energy-workforce

551

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/62a2ef56-8100-4171-9117-964afabd65ec/
queenslands-clean-energy-workforce-roadmap.pdf?ETag=f1465fcc9ec26b9f5452a7d7cef68487

552	https://www.rdmw.qld.gov.au/__data/assets/pdf_file/0003/1644906/advanced-manufacturing-roadmap-2022-26.pdf

553	https://www.rdmw.qld.gov.au/__data/assets/pdf_file/0007/1769317/drdmw-annual-report-2022-23.pdf

554	https://www.rdmw.qld.gov.au/manufacturing/manufacturing-assistance-programs/meeg

555	https://www.statedevelopment.qld.gov.au/__data/assets/pdf_file/0027/87057/queensland-battery-industry-strategy-web.pdf

556	https://statements.qld.gov.au/statements/100998

557	https://desbt.qld.gov.au/training/skills-strategy

558	https://www.publications.qld.gov.au/dataset/queensland-skills-strategy/resource/55b7699b-32e3-432e-b061-80dc24dc7d9d

559	https://www.publications.qld.gov.au/dataset/queensland-skills-strategy/resource/55b7699b-32e3-432e-b061-80dc24dc7d9d

560	https://statements.qld.gov.au/statements/100997

561	https://desbt.qld.gov.au/training/training-careers/incentives/sqw

562	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/7c76aea1-7aa2-4265-bc5d-41a52b3ca3ba /dyjesbt_annual_report_2022-23.pdf?ETag=be7211812f5d997613ed817beaaee3fc | Page 30

563	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/7c76aea1-7aa2-4265-bc5d-41a52b3ca3ba /dyjesbt_annual_report_2022-23.pdf?ETag=be7211812f5d997613ed817beaaee3fc | Page 30

564	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/7c76aea1-7aa2-4265-bc5d-41a52b3ca3ba /dyjesbt_annual_report_2022-23.pdf?ETag=be7211812f5d997613ed817beaaee3fc | Page 12

565	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/7c76aea1-7aa2-4265-bc5d-41a52b3ca3ba /dyjesbt_annual_report_2022-23.pdf?ETag=be7211812f5d997613ed817beaaee3fc | Page 12

566	https://statements.qld.gov.au/statements/100997

567	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Tourism_and_Sport.pdf

568	https://www.dts.qld.gov.au/tourism/tourism-strategy/towards-tourism-2032

569

https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/b671b2da-2ef9-476a-8039-a7294f20329b/department-
of-tourism-innovation-and-sport-dtis-annual-report-2022-2023.pdf?ETag=17ad6c16e8395ffc35983119f77e2796 | Page 19-22

570	https://www.goldcoastairport.com.au/latest-news/gold-coast-airport-lands-first-hong-kong-connection-in-six-years

September 2024	Page | 117

571	https://education.qld.gov.au/initiatives-and-strategies/strategies-and-programs/equity-and-excellence

572	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf

573	https://education.qld.gov.au/students/student-engagement/youth-engagement-education-reform-package

574	https://education.qld.gov.au/students/student-health-safety-wellbeing/student-wellbeing-package

575	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf

576	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf | Page 5

577	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf | Page 3

578	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf | Page 2

579	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf | Page 4

580	https://www.qgso.qld.gov.au/issues/3646/schools-qld-2023.pdf

581	https://www.abs.gov.au/statistics/people/education/schools/latest-release

582	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf | Page 5

583	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf | Page 3

584	https://alt-qed.qed.qld.gov.au/our-publications/reports/annualreport/Documents/annual-report/22-23/annual-report-2022-23.pdf | Page 30

585	https://budget.qld.gov.au/files/Budget_2024-25_SDS_Department_of_Education.pdf | Page 2

586	https://qed.qld.gov.au/our-publications/strategiesandplans/Documents/strategic-plan-2024-28.pdf

587	https://budget.qld.gov.au/files/Budget_2024-25_BP3_Capital_Statement.pdf | Page 12

588	https://alt-qed.qed.qld.gov.au/programs-initiatives/department/building-education/new-schools/planning-for-new-schools

589	https://education.qld.gov.au/initiatives-and-strategies/initiatives/bandwidth-upgrade-program

590	https://alt-qed.qed.qld.gov.au/our-publications/reports/annualreport/Documents/annual-report/22-23/annual-report-2022-23.pdf | Page 51

591	https://budget.qld.gov.au/files/Budget_2024-25_BP3_Capital_Statement.pdf | Page 12

592	https://budget.qld.gov.au/files/Budget_2024-25_BP3_Capital_Statement.pdf | Page 12

593	https://alt-qed.qed.qld.gov.au/our-publications/reports/annualreport/Documents/annual-report/22-23/annual-report-2022-23.pdf | Page 53

594	https://www.health.qld.gov.au/__data/assets/pdf_file/0029/1267148/DOH_2022_23_annual_report.pdf | Page 14

595	https://www.health.qld.gov.au/system-governance/strategic-direction/improving-service/satellite-hospitals

596	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf | Page 84

597

https://www.health.qld.gov.au/__data/assets/pdf_file/0022/1161571/v15_SC2200194-Health- Budget_ONLINE.pdf?%20utm_medium=website&utm_source=qh_www_home_page&utm_campaign=dh-WWW- HOME&utm_term=&utm_content=2022_23_budget_mrec_QH_pdf | Page 6-7

598	https://s3.treasury.qld.gov.au/files/Budget_2023-24_Capital_Statement.pdf | Page 1

599	https://www.qld.gov.au/health/services/satellite-hospitals

594	https://www.health.qld.gov.au/system-governance/strategic-direction/plans/health-wellbeing

601	https://www.health.qld.gov.au/__data/assets/pdf_file/0021/1142067/Rural-and-Remote-Health-and-Wellbeing-Strategy-2022-2027-Snapshot.pdf

602	https://www.health.qld.gov.au/system-governance/strategic-direction/plans/queensland-newborn-bloodspot-screening-nbs-strategic-framework

603	https://www.health.qld.gov.au/system-governance/strategic-direction/plans/cancer-screening-strategic-framework-2019-to-2026

604	https://www.choreport.health.qld.gov.au/our-lifestyle

605	https://www.choreport.health.qld.gov.au/about-this-report

606	https://hw.qld.gov.au/making-healthy-happen/

607	https://hw.qld.gov.au/wp-content/uploads/2024/05/Making-Healthy-Happen-Strategy-2032_.pdf

608	https://hw.qld.gov.au/wp-content/uploads/2024/05/MHH-Action-Plan-2024%E2%80%932026.pdf | Page 4

609	https://statements.qld.gov.au/statements/100356

610	https://hw.qld.gov.au/wp-content/uploads/2024/05/MHH-Action-Plan-2024%E2%80%932026.pdf

611	https://earlychildhood.qld.gov.au/freekindy#/search

612	https://www.tmr.qld.gov.au/about-us/our-organisation/organisational-structure/queensland-government-customer-and-digital-group

613	https://www.qld.gov.au/about/how-government-works/strategies-and-initiatives/digital-economy-strategy

September 2024	Page | 118

614	https://www.tmr.qld.gov.au/about-us/corporate-information/publications/digital-professional-workforce-action-plan/

615	https://www.disaster.qld.gov.au/__data/assets/pdf_file/0035/388790/cyber-security-hazard-response-plan.pdf

616	https://www.forgov.qld.gov.au/information-and-communication-technology/cyber-security/about-the-cyber-security-unit

617	https://www.forgov.qld.gov.au/information-and-communication-technology/cyber-security/about-the-cyber-security-unit

618	https://www.chiefscientist.qld.gov.au/publications/rnd-expenditure-reports

619	https://www.chiefscientist.qld.gov.au/__data/assets/pdf_file/0022/348520/rd-expenditure-report-2022-23.pdf | page 5

620	https://www.chiefscientist.qld.gov.au/__data/assets/pdf_file/0022/348520/rd-expenditure-report-2022-23.pdf | page 10

621	https://advance.qld.gov.au/

622	https://advance.qld.gov.au/about-advance-queensland/performance-and-reports/advance-queensland-performance

623	https://www.publications.qld.gov.au/dataset/annual-report-department-agriculture-fisheries/resource/e077ab11-b5c7-4363-a636-8ed1c306fb1c | Page 9

624	https://www.daf.qld.gov.au/news-media/campaigns/agtech/about/roadmap

625	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/e077ab11-b5c7-4363-a636-8ed1c306fb1c/daf-annual-report-2022- 23-web.pdf?ETag=fb34865c6539682e374d39b77278ea63 | Page 38

626	https://www.publications.qld.gov.au/ckan-publications-attachments-prod/resources/e077ab11-b5c7-4363-a636-8ed1c306fb1c/daf-annual-report-2022- 23-web.pdf?ETag=fb34865c6539682e374d39b77278ea63 | Page 20

627	https://statements.qld.gov.au/statements/99708, https://www.qic.com/Investment-Capabilities/Private-Equity/Queensland-Venture-Capital-Development-Fund

628	https://www.qic.com/Investment-Capabilities/Private-Equity/Queensland-Venture-Capital-Development-Fund

629	https://www.qic.com/News-and-Insights/Accelerator-programs-to-build-investment-ready-VC-pipeline

630	https://www.qld.gov.au/about/how-government-works/objectives-for-the-community

631	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf |Page 3

632	https://documents.parliament.qld.gov.au/tp/2021/5721T873.pdf

633	https://budget.qld.gov.au/files/Budget_2024-25_Budget_Overview.pdf | Page 73

634	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2022-23.pdf | Page 33

635	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2021-22.pdf | Page 3-3

636	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2022-23.pdf | Page 3-3

637	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2021-22.pdf | Page 3-3

638	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2022-23.pdf | Page 3-3, Page 4-7

639	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2021-22.pdf | Page 3-3, Page 4-6

640	https://budget.qld.gov.au/files/Budget_2024-25_BP2_Strategy_Outlook.pdf |Page 76

641	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2022-23.pdf | Page 3-3

642	https://s3.treasury.qld.gov.au/files/Report-on-State-Finances-2022-23.pdf | Page 3-3

643	https://s3.treasury.qld.gov.au/files/2022-23-Treasury-Annual-Report.pdf |Page 24

644	https://www.qic.com/News-and-Insights/2023-QIC-Sustainability-Report

645	https://edge.sitecorecloud.io/giclimited1-qiccom-prod-94af/media/Project/QIC/QIC/About-QIC/ESG_PDFs/QIC-2023-Sustainability-Report.pdf | Page 2

646	https://edge.sitecorecloud.io/giclimited1-qiccom-prod-94af/media/Project/QIC/QIC/About-QIC/ESG_PDFs/QIC-2023-Sustainability-Report.pdf | Page 3

647	https://www.coaldrakereview.qld.gov.au/assets/custom/docs/coaldrake-review-final-report-28-june-2022.pdf?refresh | Page 3

648	https://www.google.com/search?q=Cabinet+documents&rlz=1C1GCEA_enAU1054AU1054&oq=Cabinet+documents&gs_l crp=EgZjaHJvbWUyBggAEEUYOdI BBzg0OGowajeoAgCwAgA&sourceid=chrome&ie=UTF-8&safe=active&ssui=on

649	https://www.premiers.qld.gov.au/publications/categories/policies-and-codes/handbooks/cabinet-handbook/proactive-release-of-cabinet-material.aspx

650	https://www.legislation.qld.gov.au/view/pdf/asmade/act-2022-033

651	https://www.legislation.qld.gov.au/view/pdf/asmade/act-2024-003

652	https://statements.qld.gov.au/statements/100220

653	https://www.treasury.qld.gov.au/budget-and-financial-management/queensland-budget/budget-process

654	https://www.treasury.qld.gov.au/budget-and-financial-management/government-fiscal-strategy/

655	https://www.forgov.qld.gov.au/__data/assets/pdf_file/0017/183212/performance-management-framework-policy.pdf

September 2024	Page | 119

656	https://www.forgov.qld.gov.au/__data/assets/pdf_file/0017/183212/performance-management-framework-policy.pdf

657	https://www.parliament.qld.gov.au/Work-of-Committees/Estimates-Hearings

658	https://www.qao.qld.gov.au/about-us

659	https://www.qao.qld.gov.au/sites/default/files/factsheets/financial_audit_practice_statement.pdf

660	https://www.ombudsman.qld.gov.au/

661	https://www.ccc.qld.gov.au/

662	https://cabinet.qld.gov.au/ministers-portfolios.aspx

663	https://www.health.qld.gov.au/system-governance/strategic-direction/plans/first-nations-first-strategy-2032

September 2024	Page | 120